________________________________________________________________________________

                                  SCHEDULE 14A
                                 (RULE 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [x]

Filed by a party other than the registrant [ ]

Check the appropriate box:


     [ ] Preliminary Proxy Statement



     [ ] Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))



     [x] Definitive Proxy Statement


     [ ] Definitive Additional Materials

     [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                       EXECUTONE INFORMATION SYSTEMS, INC.
          ------------------------------------------------------------
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                       N/A
          ------------------------------------------------------------
                   (NAME OF PERSON(S) FILING PROXY STATEMENT)

Payment of Filing Fee (Check the appropriate box):

[ ] No fee required.


[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.


   (1) Title of each class of securities to which transaction applies:

   (2) Aggregate number of securities to which transactions applies:


   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):



   (4) Proposed maximum aggregate value of transaction:



   (5) Total fee paid:



[x] Fee paid previously with preliminary materials:



    $8,860 paid in connection with the filing of the Preliminary Proxy Statement on October 26, 1999


[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    (1) Amount previously paid:

    (2) Form, Schedule or Registration Statement No.:

    (3) Filing Party:

    (4) Date Filed:

________________________________________________________________________________

                                     [Logo]

                      EXECUTONE INFORMATION SYSTEMS, INC.
                            478 WHEELERS FARMS ROAD
                           MILFORD, CONNECTICUT 06460


                                                               November 17, 1999


Dear Shareholder:


     You are cordially invited to attend the Annual Meeting of Shareholders of EXECUTONE Information Systems, Inc., to be held at the Holiday Inn Select, 700 Main Street, Stamford, Connecticut 06901, on December 14, 1999, at 10:00 a.m.


     At the meeting, you will be asked to approve an agreement dated October 17, 1999, among Executone, Inter-Tel, Incorporated and its newly-formed subsidiary, Executone Inter-Tel Business Information Systems, Inc., relating to the sale of Executone's computer telephony business. You also will be asked to vote on a proposal to approve an amendment to Executone's Articles of Incorporation to change the name of the company from EXECUTONE Information Systems, Inc. to eLOT, Inc. upon the closing of the sale of the computer telephony business.

     At the meeting, you will also be asked to approve an amendment to Executone's Articles of Incorporation increasing the number of shares Executone is authorized to issue, to elect five directors of Executone to serve until the 2000 annual meeting, and to adopt the EXECUTONE Information Systems, Inc. 1999 Stock Incentive Plan.

     The Board of Directors of Executone believes each of these proposals is in the best interests of Executone and its shareholders, and urges you to vote in favor of each of these proposals.

     The attached materials consist of a Notice of Annual Meeting of Shareholders and a proxy statement describing the proposed sale of the computer telephony business, the background of the transaction, the terms of the agreement and details as to the other matters to be presented at the meeting. You are urged to read these materials carefully.


     The Board of Directors of Executone has fixed the close of business on November 16, 1999, as the record date for the meeting. Only shareholders of record on that date are entitled to notice of, and to vote at, the meeting or any adjournments or postponements of the meeting.


     Whether or not you plan to attend the meeting, we urge you to sign and return the enclosed proxy so that your shares will be represented at the meeting. If you so desire, you can withdraw your proxy and vote in person at the meeting.

                                          Sincerely,

                                          STANLEY J. KABALA
                                          Chairman, President and Chief
                                          Executive Officer

                                     [Logo]

                      EXECUTONE INFORMATION SYSTEMS, INC.
                            478 WHEELERS FARMS ROAD
                           MILFORD, CONNECTICUT 06460


                          ---------------------------
                                PROXY STATEMENT
                          ---------------------------
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                               DECEMBER 14, 1999


To the Shareholders of
EXECUTONE INFORMATION SYSTEMS, INC.:


     Notice is hereby given that the Annual Meeting of Shareholders of EXECUTONE Information Systems, Inc. will be held at the Holiday Inn Select, 700 Main Street, Stamford, Connecticut 06901, on December 14, 1999, at 10:00 a.m., for the following purposes:


          1. To consider and act upon a proposal to authorize, approve and adopt an asset purchase agreement, dated October 17, 1999, among Executone, Inter-Tel, Incorporated and its newly-formed subsidiary, Executone Inter-Tel Business Information Systems, Inc. Under this agreement, Executone will sell all of the assets of its computer telephony business to Inter-Tel under the terms set forth in the agreement;

          2. To consider and act upon a proposal to authorize, approve and adopt an amendment to Executone's Articles of Incorporation, as amended, to change the company's name from EXECUTONE Information Systems, Inc. to eLOT, Inc., subject to the closing of the sale of the computer telephony business;

          3. To consider and act upon a proposal to authorize, approve and adopt an amendment to Executone's Articles of Incorporation, as amended, to increase the number of shares of Executone common stock that Executone is authorized to issue from 80,000,000 shares to 130,000,000 shares;

          4. To elect five directors of Executone to serve until the next annual meeting of shareholders;

          5. To consider and act upon a proposal to adopt the EXECUTONE Information Systems, Inc. 1999 Stock Incentive Plan; and

          6. To transact such other business as may properly come before the meeting or any adjournments or postponements of the meeting.


     Only shareholders of record at the close of business on November 16, 1999, are entitled to notice of, and to vote at, the meeting or any adjournments or postponements of the meeting.


                                          BARBARA C. ANDERSON
                                          Vice President, Law and
                                          Administration,
                                            and Secretary


Milford, Connecticut
November 17, 1999


     WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY, WHICH IS SOLICITED BY EXECUTONE'S BOARD OF DIRECTORS, AND RETURN IT IN THE SELF-ADDRESSED ENVELOPE PROVIDED FOR THIS PURPOSE. THE PROXY MAY BE REVOKED AT ANY TIME BEFORE IT IS EXERCISED, BY WRITTEN NOTICE RECEIVED BY EXECUTONE, BY SUBMITTING A SUBSEQUENTLY DATED PROXY OR BY ATTENDING THE MEETING AND VOTING IN PERSON.

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                               TABLE OF CONTENTS



QUESTIONS AND ANSWERS ABOUT THE PROPOSALS..................................................................          i
SUMMARY....................................................................................................          1
SELECTED HISTORICAL FINANCIAL DATA.........................................................................          6
UNAUDITED PRO FORMA FINANCIAL INFORMATION..................................................................          7
RISK FACTORS RELATING TO PROPOSED SALE.....................................................................         14
     Decrease in Sources of Revenue........................................................................         14
     Lack of Continued Financial Support...................................................................         14
     Government Regulation and Legislation.................................................................         14
     Risk of Delisting from Nasdaq.........................................................................         15
A WARNING ABOUT FORWARD-LOOKING INFORMATION................................................................         15
THE MEETING................................................................................................         16
     Time, Date and Place..................................................................................         16
     Business to be Conducted..............................................................................         16
     Proxies; Voting and Revocation........................................................................         16
     Vote Required and Record Date.........................................................................         17
     Other Matters.........................................................................................         17
PROPOSAL 1 -- THE SALE OF THE COMPUTER TELEPHONY BUSINESS..................................................         17
     Description of the Computer Telephony Business........................................................         17
     Description of Executone After the Sale...............................................................         18
     Use of Proceeds; Plans for Future Operations After the Proposed Sale..................................         19
     Inter-Tel, Incorporated...............................................................................         20
     Background of the Proposed Sale of the Computer Telephony Business....................................         20
     Reasons for the Proposed Sale of the Computer Telephony Business......................................         22
     Opinion of Financial Advisor with Respect to the Computer Telephony Business..........................         24
     Description of the Agreement and the Proposed Sale of the Computer Telephony Business.................         29
     Interests of Certain Persons in the Proposed Sale.....................................................         33
     Expected Gain from Proposed Sale; Certain Federal Income Tax Consequences.............................         34
     Accounting Treatment..................................................................................         34
     Shareholders' Rights of Dissent and Appraisal.........................................................         34
PROPOSAL 2 -- THE AMENDMENT TO THE ARTICLES OF INCORPORATION TO CHANGE THE NAME OF THE COMPANY.............         34
     Certain Effects of the Proposed Amendment.............................................................         34
PROPOSAL 3 -- THE AMENDMENT TO THE ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES...         34
     Purpose of the Amendment..............................................................................         35
     Effects of the Amendment..............................................................................         35
     Potential Anti-takeover Effect of the Amendment.......................................................         35
PROPOSAL 4 -- ELECTION OF DIRECTORS........................................................................         35
     Director Compensation.................................................................................         37
     Board and Committee Activities........................................................................         38
OWNERSHIP OF EQUITY SECURITIES.............................................................................         39
EXECUTIVE OFFICERS OF EXECUTONE............................................................................         41
EXECUTIVE OFFICERS OF eLOT.................................................................................         43
EXECUTIVE COMPENSATION.....................................................................................         44
     Summary Compensation Table............................................................................         44
     Employment Agreements.................................................................................         44
     Option Grants in Last Fiscal Year.....................................................................         45
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION....................................................         45
PERFORMANCE GRAPH..........................................................................................         49
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION................................................         50
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE....................................................         50
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.............................................................         51
AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES..........................         53

PROPOSAL 5 -- APPROVAL OF THE EXECUTONE INFORMATION SYSTEMS,
  INC. 1999 STOCK INCENTIVE PLAN...........................................................................          53
     Summary of the 1999 Plan..............................................................................          53
SHAREHOLDER PROPOSALS -- 2000 ANNUAL MEETING...............................................................          55
OTHER MATTERS..............................................................................................          55
WHERE EXECUTONE SHAREHOLDERS CAN FIND MORE INFORMATION.....................................................          56
INDEX TO FINANCIAL STATEMENTS..............................................................................         F-1
ANNEX A....................................................................................................         A-1
ANNEX B....................................................................................................         B-1
ANNEX C....................................................................................................         C-1
ANNEX D....................................................................................................         D-1

                   QUESTIONS AND ANSWERS ABOUT THE PROPOSALS

Q: WHAT WILL BE VOTED ON AT THE ANNUAL MEETING?

A. Whether to approve an asset purchase agreement pursuant to which Executone will sell its computer telephony business to a subsidiary of Inter-Tel, Incorporated, the related name change from EXECUTONE Information Systems, Inc. to eLOT, Inc., an increase in the authorized number of shares of Executone common stock, the election of five directors and the adoption of the EXECUTONE Information Systems, Inc. 1999 Stock Incentive Plan.

Q: WHAT WILL HAPPEN TO EXECUTONE IF THE PROPOSED SALE OF THE ASSETS OF THE TELEPHONE BUSINESS AND THE NAME CHANGE IS APPROVED BY THE SHAREHOLDERS?

A: If the proposed sale is consummated, Executone, under its new name, eLOT, Inc., will hold all of the net proceeds of the sale, the assets of the healthcare communications business, as well as the stock of its subsidiary, eLottery, Inc. eLottery will provide a wide array of products and services to the domestic and international lottery markets.

Q: WHY IS EXECUTONE'S BOARD OF DIRECTORS RECOMMENDING THE SALE TO INTER-TEL?

A: The Executone Board of Directors believes that eLottery's proprietary lottery technologies offer greater opportunities for future growth for Executone. In addition, the cash proceeds to Executone generated by the sale provide it with significant cash resources to use in its efforts to pursue the business plan of eLottery without diluting the ownership interest of Executone's shareholders. The sale will also permit Executone to focus its management and financial resources on the growth opportunities presented by eLottery.

Q: WHEN DO EXECUTONE AND INTER-TEL EXPECT THE PROPOSED SALE OF THE COMPUTER TELEPHONY BUSINESS TO BE COMPLETE?

A: Executone and Inter-Tel are working to complete the proposed sale as quickly as possible. The companies expect to complete the sale the business day following the Annual Meeting of Shareholders.

Q: WHAT WILL HAPPEN TO EXECUTONE'S HEALTHCARE COMMUNICATIONS BUSINESS IF THE SALE OF THE ASSETS OF THE TELEPHONE BUSINESS IS APPROVED BY THE SHAREHOLDERS?

A: Executone is working to complete a sale of the healthcare business, as well as its 47% interest in Dialogic Communications Corporation, as quickly as possible.

Q: WHAT DO EXECUTONE SHAREHOLDERS NEED TO DO NOW?

A: After carefully reading and considering the information contained in this proxy statement, each Executone shareholder should complete and sign his or her proxy and return it in the enclosed return envelope as soon as possible so that his or her shares may be represented at the meeting. A majority of shares entitled to vote must be represented at the meeting to enable Executone to conduct business at the meeting.

Q: CAN EXECUTONE SHAREHOLDERS CHANGE THEIR VOTE AFTER THEY HAVE MAILED THEIR SIGNED PROXIES?


A: Yes. An Executone shareholder can change his or her vote at any time before proxies are voted at the meeting. Each Executone shareholder can change his or her vote in one of three ways. First, an Executone shareholder can send a written notice stating that he or she would like to revoke his or her proxy. Second, an Executone shareholder can complete and submit a new proxy. If an Executone shareholder chooses either of these two methods, he or she must submit the notice of revocation or the new proxy to Executone at the address on page
16. Third, an Executone shareholder can attend the meeting and vote in person.


Q: IF EXECUTONE SHARES ARE HELD IN 'STREET NAME' BY A SHAREHOLDER'S BROKER, WILL THE BROKER VOTE THESE SHARES ON BEHALF OF THE SHAREHOLDER?

A: A broker will vote Executone shares only if the holder of these shares provides the broker with instructions on how to vote. Executone shareholders should follow the directions provided by their brokers regarding how to instruct brokers to vote the shares.

Q: SHOULD EXECUTONE SHAREHOLDERS SEND IN THEIR STOCK CERTIFICATES NOW?

A: No. If the amendment is approved, Executone stock certificates will be deemed to be stock certificates of the new company. Executone will issue new eLOT certificates only upon request and for transfers and new issuances. Executone shareholders should not send in their stock certificates with their proxies.

Q: WILL I RECEIVE ANY PAYMENT AS A RESULT OF THE SALE?


A: No, you will not receive any payment as a result of the sale. We will retain the net proceeds from the sale and use them for general corporate purposes, including the continued development of our web-based lottery technologies.


Q: CAN I STILL SELL MY SHARES OF EXECUTONE COMMON STOCK?

A: Neither the sale nor the asset purchase agreement with Inter-Tel and its subsidiary will affect your right to sell or otherwise transfer your shares of Executone common stock.

Q: WHO CAN HELP ANSWER QUESTIONS?

A: If Executone shareholders have any additional questions about the sale or if they need additional copies of this proxy statement or the enclosed proxy, they should contact:


Morrow & Company
445 Park Avenue
New York, New York 10022
(212) 754-8000

                                    SUMMARY


     The following summary is intended only to highlight certain information contained elsewhere in this proxy statement and may not contain all of the information that is important to Executone shareholders. To understand the proposed sale of the computer telephony business and for a more complete description of the legal terms in connection with the sale, shareholders are urged to review the entire proxy statement carefully and the documents referred to in the proxy statement. See 'Where Executone Shareholders Can Find More Information' beginning on page 54 of this proxy statement.


                               THE ANNUAL MEETING

DATE, TIME AND PLACE OF ANNUAL MEETING


     The Annual Meeting of Shareholders of EXECUTONE Information Systems, Inc. will be held at the Holiday Inn Select, 700 Main Street, Stamford, Connecticut 06901, on December 14, 1999, at 10:00 a.m.


PROPOSALS TO BE PRESENTED AT THE ANNUAL MEETING

     At the meeting, you will be asked:

      to consider and act upon a proposal to authorize, approve and adopt an asset purchase agreement, dated October 17, 1999, among Executone, Inter-Tel, Incorporated and its newly-formed subsidiary, Executone Inter-Tel Business Information Systems, Inc. Under the terms of the agreement, Executone will sell all of the assets of its computer telephony business to Executone Inter-Tel Business Information Systems, Inc.;

      to consider and act upon a proposal to authorize, approve and adopt an amendment to Executone's Articles of Incorporation to change Executone's name from EXECUTONE Information Systems, Inc. to eLOT, Inc, subject to the closing of the sale of the assets of the telephone business;

      to consider and act upon a proposal to authorize, approve and adopt an amendment to Executone's Articles of Incorporation, as amended, to increase the number of shares of Executone common stock that Executone is authorized to issue from 80,000,000 shares to 130,000,000 shares;
      to elect five directors of Executone to serve until the next annual meeting of the shareholders;

      to consider and act upon a proposal to adopt the EXECUTONE Information Systems, Inc. 1999 Stock Incentive Plan; and

      to transact such other business as may properly come before the meeting or any adjournments or postponements of the meeting.

MEETING RECORD DATE


     Executone shareholders are entitled to vote at the meeting if they owned shares on November 16, 1999, the record date for the meeting. On that date, there were 63,004,953 shares of Executone common stock outstanding held by approximately 1,625 holders of record. Executone shareholders are entitled to one vote per share on any matter that properly comes before the meeting.


VOTING


     A majority of the total number of shares of common stock entitled to vote as of November 16, 1999, or 31,502,477 shares, must be present at the meeting in person or by proxy in order to constitute a quorum, allowing Executone to transact business at the meeting. Only holders of record of common stock as of the close of business on the record date will be entitled to vote at the meeting. If a share is represented for any purpose at the meeting, it is also deemed to be present for quorum purposes for all other matters. Abstentions and shares held in street name that properly are voted on any matter are included in determining the number of votes present and represented at the meeting. Shares held in street name that are not voted on any matter will not be included in determining whether a quorum is present at the meeting. Approval of the proposals, other than the election of directors, requires the affirmative vote of a majority of the votes cast at the meeting. The election of each nominee for director requires the affirmative vote of the holders of a plurality of shares of common stock, cast in the election of directors. Abstentions and shares held in street name that are not voted on the proposals will not be included in determining the number of votes cast.

SOLICITATION OF PROXIES

     The cost of solicitation of proxies will be borne by Executone. In addition to the use of the mails, proxies may be solicited personally or by telephone by regular employees of Executone. Morrow & Company has been engaged to assist in the solicitation of proxies from brokers, nominees, fiduciaries and other custodians. Executone will pay that firm approximately $7,500 for its services and reimburse its out-of-pocket expenses.

                               THE PROPOSED SALE
                            AND RELATED NAME CHANGE

     The asset purchase agreement with respect to the sale of the computer telephony business is attached as Annex A to this proxy statement and is incorporated by reference into this proxy statement. Executone encourages its shareholders to read this agreement because it is the legal document that governs the sale of the computer telephony business. All references to Inter-Tel in this proxy statement include reference to its wholly-owned subsidiary, Executone Inter-Tel Business Systems, Inc., formed by Inter-Tel for the purpose of purchasing Executone's computer telephony assets under the asset purchase agreement and conducting the computer telephony business after the closing.

REASONS FOR THE PROPOSED SALE AND RELATED NAME CHANGE

     The Board of Directors of Executone believes that the sale of the computer telephony business is in the best interests of Executone's shareholders. The Board of Directors believes that separating the assets of Executone's telephone and healthcare communications businesses and its 47% interest in Dialogic Communications Corporation from the assets of its wholly-owned subsidiary, eLottery, Inc., will provide greater recognition of the value of eLottery's assets and liquidity to execute its business plan. In connection with the sale of the computer telephony business, the Board of Directors believes it is in the best interests of the shareholders to amend Executone's Articles of Incorporation to change Executone's name to eLOT, Inc. to better reflect the business of the company.

STRUCTURE OF EXECUTONE AFTER THE SALE

     After the closing of the sale of the computer telephony business, Executone, under the name eLOT, Inc., will hold the assets of the healthcare communications business, its 47% interest in Dialogic Communications Corporation, the proceeds from the sale of the assets of the computer telephony business and the stock of eLOT's subsidiary, eLottery. Executone will then proceed as quickly as possible with a sale of the healthcare communications business and its interest in Dialogic Communications Corporation. Executone, under the name eLOT, will receive the proceeds from those sales as well.

CONSIDERATION TO BE RECEIVED BY EXECUTONE; USE OF PROCEEDS


     If the sale of the assets of the computer telephony business is consummated on the terms contemplated by the agreement with Inter-Tel, Executone will receive an aggregate consideration of $44.3 million in cash, subject to adjustment based upon a balance sheet for the computer telephony business prepared as of the closing date of the sale. Inter-Tel also will assume certain liabilities in connection with the sale. Inter-Tel will pay $4,000,000 of the purchase price into an escrow account as of the closing date of the agreement. This amount will be credited towards the purchase price and distributed to Executone in accordance with the terms of the asset purchase agreement. The Board of Directors of Executone has determined that the proceeds of the sale, after repayment of approximately $15.3 million of bank debt as of September 30, 1999, will be used by Executone to execute its business plan to provide a wide array of products and services to the domestic and international lottery markets and related markets through its subsidiary, eLottery.


INTERESTS OF CERTAIN PERSONS IN THE PROPOSED SALE


     Executone's 1986 Stock Option Plan provides that all outstanding options will become fully exercisable upon a change in control. The number of Executone stock options held by Executone directors and executive officers as a group that will become vested and fully exercisable upon consummation of the sale is 352,966. In addition, the number of Executone warrants held by directors that will become vested and fully exercisable upon consummation of the sale is 25,000. Stanley J. Kabala has a right to receive 25,000 shares of common stock and an option to purchase 100,000 shares of common stock at $4.125 per share, each contingent upon the sales of the computer telephony and healthcare communications businesses to buyers other than a management group in which he participates. If the sale is completed, Executone's Board of Directors and executive officers will own, or have the right to purchase, an aggregate of approximately 6% of the outstanding shares of Executone common stock. The Board of Directors also has established a bonus pool for certain officers of Executone to be awarded upon the sales of the computer telephony and healthcare communications businesses in the event that the officers continue to be employed by Executone until the consummation of the sales. The bonus pool consists of 0.5% of the aggregate sale proceeds for the computer telephony and healthcare communications businesses up to $70 million and 5% of the aggregate sales proceeds over $70 million. The pool is to be divided as follows: 30% of the pool to Mr. Kabala, Chairman, President and Chief Executive Officer; 20% of the pool to Edward W. Stone, Jr., Senior Vice President and Chief Financial Officer; 15% of the pool to Barbara C. Anderson, Vice President, Law and Administration and Secretary; 15% of the pool to James E. Cooke III, Vice President, Sales; and 10% of the pool each to two non-executive officers of Executone. In addition, certain executive officers of Executone are participants in a transition and retention plan adopted by the Board of Directors in June 1998. Under the 1994 Executive Stock Incentive Plan, the participants in the transition and retention plan obtained loans to purchase shares of Executone common stock at the market price. Under the terms of the transition and retention plan, the sale of the computer telephony business constitutes a 'change in control' resulting in the full vesting of a retention payment for each participant. The amount of the retention payment is up to 110% of any shortfall of the value of the common stock purchased with the loan below the loan's outstanding principal and interest. See the 'Compensation Committee Report on Executone Compensation' on page 45 and 'Certain Relationships and Related Transactions' on pages 51-52 of this proxy statement for a more complete discussion of the transition and retention plan.


RECOMMENDATION OF EXECUTONE BOARD OF DIRECTORS

     The Executone Board of Directors has unanimously approved the agreement and the amendment and unanimously recommends that shareholders vote 'FOR' the approval of the agreement and the amendment.

OPINION OF FINANCIAL ADVISOR

     Wasserstein Perella & Co., Inc. has delivered its written opinion to the Executone Board of Directors that, as of the date of its opinion and based upon and subject to certain matters stated therein, the $44,300,000 cash consideration to be received by Executone for the assets of the computer telephony business, pursuant to the terms of the asset purchase agreement, was fair, from a financial point of view, to Executone. The full text of Wasserstein Perella's written opinion dated October 15, 1999, which is attached hereto as Annex B to this proxy statement, describes the assumptions made, matters considered and limits of the review undertaken by Wasserstein Perella in providing its opinion. Wasserstein Perella's opinion is directed to the Executone
                                       3

Board of Directors, and the opinion of Wasserstein Perella is not a recommendation to any shareholder as to how the shareholder should vote with respect to the asset purchase agreement.

CONDITIONS TO THE CLOSING

     The closing of the sale of the assets of the computer telephony business is conditioned upon receiving the required affirmative vote of Executone's shareholders to approve and adopt the agreement with Inter-Tel. In addition, the closing of the sale is subject to the satisfaction of certain other customary conditions including, among other things:

      the accuracy of the representations and warranties set forth in the asset purchase agreement in all material respects as of the closing date;

      the performance by the parties of their material obligations under the asset purchase agreement;

      delivery of all documents required under the asset purchase agreement;

      with certain limitations, the lack of a material adverse change to the computer telephony business;

      expiration or termination of the waiting period required under the Hart-Scott-Rodino Antitrust Improvements Act; and

      the lack of litigation enjoining the closing of the sale.

TERMINATION RIGHTS WITH RESPECT TO AGREEMENT WITH INTER-TEL

     Either Executone or Inter-Tel may terminate the agreement under certain circumstances, including if:

      both parties consent in writing;

      the sale is not completed on or before January 31, 2000, unless the date is extended in accordance with the terms of the asset purchase agreement;

      any court or other governmental body issues an order prohibiting the closing;
      the Executone shareholders do not approve the asset purchase agreement; or

      the other party breaches in a material manner any of the representations or warranties or any covenant or agreement it has under the asset purchase agreement so that the closing conditions would not be satisfied and the breach is not cured within 15 days.

     Inter-Tel may terminate the agreement under certain circumstances, including if:

      the Executone Board of Directors withdraws its recommendation in favor of the approval of the agreement;

      Executone fails to include the recommendation of the Executone Board of Directors in favor of the agreement in this proxy statement;

      the Executone Board of Directors approves or recommends an unsolicited superior offer for the computer telephony business; or

      a third party commences a tender or exchange offer relating to the securities of Executone and Executone fails to send a statement recommending rejection of this tender or exchange offer to its shareholders.

     If Inter-Tel terminates the agreement in accordance with these provisions, Executone will be required to make a $2 million payment to Inter-Tel.

     In addition, Executone may terminate the agreement if it receives an unsolicited superior offer for the computer telephony business from a third party, in which case Executone will be required to make a $2 million payment to Inter-Tel.

THE CLOSING


     If Executone's shareholders approve the proposal to adopt the agreement with Inter-Tel at the annual meeting, the closing of the sale of the computer telephony business will take place on December 15, 1999, the business day following the meeting date, or at such other time as Executone and Inter-Tel may agree.

ACCOUNTING TREATMENT OF THE PROPOSED SALE

     The transaction will be accounted for as a sale of assets by Executone.

CERTAIN FEDERAL INCOME CONSEQUENCES OF THE PROPOSED SALE

     Executone currently expects to report a gain for federal income tax purposes of approximately $23 million from the sale. Executone does not anticipate federal income tax liability as a result of the reported gain due to Executone's large net operating loss carry forwards. It is anticipated that Executone will have a tax liability under the federal alternative minimum tax, estimated at $0.5 million.

SHAREHOLDERS' RIGHTS OF DISSENT AND APPRAISAL

     Under Virginia law, Executone shareholders do not have dissenters' or appraisal rights in connection with the sale.

                           THE PROPOSED AMENDMENT TO
                           INCREASE AUTHORIZED SHARES

     If the proposed amendment is adopted, the aggregate number of authorized shares of common stock will be increased from 80,000,000 shares to 130,000,000 shares.

REASONS FOR THE AMENDMENT

     The Board of Directors of Executone believes that the amendment is in the best interests of Executone's shareholders.

     The proposed amendment will authorize additional shares of common stock, which will be available when appropriate:

      for issuance to raise additional capital;

      in order to acquire another company or its business or assets through the issuance of stock;

      in order to establish a strategic relationship with a corporate partner through an exchange of stock;

      in order to effect any stock splits or stock dividends approved by the Executone Board of Directors; and

      for reservation and issuance pursuant to stock option plans.

                           THE ELECTION OF DIRECTORS

     Five directors are to be elected at the meeting to serve until the next annual meeting of shareholders.

                               THE PROPOSED PLAN

     If adopted, the EXECUTONE Information Systems, Inc. 1999 Stock Incentive Plan (a copy of which is attached as Annex D) would replace Executone's 1986 Stock Option Plan and its 1990 Directors' Stock Option Plan. At that time, all authorized but unissued shares under the replaced and terminated plans will no longer be available for grant.

REASONS FOR THE PLAN

     The 1986 Stock Option Plan and the 1990 Directors' Stock Option Plan, as amended, were adopted in order to attract and retain executive officers, key employees and nonemployee directors and to align more closely the interests of those persons with the interests of the shareholders. The 1999 Plan would further these interests by:

      replacing the two plans with a single, restated plan;

      expanding the types of awards available to participants;

      providing more flexibility in plan administration; and

      increasing the number of shares of common stock that Executone may issue under the plans.

                      EXECUTONE INFORMATION SYSTEMS, INC.
                       SELECTED HISTORICAL FINANCIAL DATA


     The following financial information is qualified in its entirety by the financial statements of Executone and other information contained elsewhere in this proxy statement. The financial data as of December 31, 1998, 1997, 1996, 1995 and 1994 and for the years then ended has been derived from the audited financial statements of Executone incorporated by reference in this proxy statement. The financial data as of September 30, 1999 and 1998 has been derived from the unaudited interim financial statements of Executone incorporated by reference in this proxy statement. The financial information as of September 30, 1999 and 1998 and for the nine-month periods then ended is unaudited.


     The following historical financial data should be read in conjunction with the consolidated financial statements and the related notes thereto and the pro forma financial information appearing elsewhere in this proxy statement.


                         EXECUTONE INFORMATION SYSTEMS, INC.
                            SELECTED FINANCIAL DATA

                                            NINE MONTHS ENDED
                                              SEPTEMBER 30,                    YEAR ENDED DECEMBER 31,
                                           -------------------   ----------------------------------------------------
                                             1999       1998       1998       1997       1996       1995       1994
                                             ----       ----       ----       ----       ----       ----       ----
                                               (UNAUDITED)               (IN THOUSANDS)
Revenues.................................  $ 96,822   $102,215   $133,498   $156,396   $212,022   $296,393   $291,969
                                           --------   --------   --------   --------   --------   --------   --------
                                           --------   --------   --------   --------   --------   --------   --------
Income (Loss) Before Income Taxes from
  Continuing Operations(1)...............  $(10,461)  $(10,582)  $(41,091)  $   (358)  $ 39,782   $(39,221)  $ 10,041
                                           --------   --------   --------   --------   --------   --------   --------
                                           --------   --------   --------   --------   --------   --------   --------
Income (Loss) From Continuing
  Operations.............................  $(10,461)  $ (6,350)  $(36,859)  $   (221)  $ 24,162   $(36,934)  $  6,734
Income from Discontinued Operations, Net
  of Taxes(2)............................     --         --         --         --         --         --           757
Extraordinary Item, Loss on
  Extinguishment of Debt, net of
  Taxes(3)...............................     --         --         --         --          (355)     --         --
                                           --------   --------   --------   --------   --------   --------   --------
Net Income...............................  $(10,461)  $ (6,350)  $(36,859)  $   (221)  $ 23,807   $(36,934)  $  7,491
Earnings (Loss) Per Share:
    Continuing Operations................  $  (0.18)  $  (0.13)  $  (0.74)     --      $   0.47   $  (0.79)  $   0.15
    Discontinued Operations..............     --         --         --         --         --         --          0.02
    Extraordinary Item...................     --         --         --         --         (0.01)     --         --
                                           --------   --------   --------   --------   --------   --------   --------
    Net Income (Loss)....................  $  (0.18)  $  (0.13)  $  (0.74)  $  --      $   0.46   $  (0.79)  $   0.17
                                           --------   --------   --------   --------   --------   --------   --------
                                           --------   --------   --------   --------   --------   --------   --------
Diluted Earnings (Loss) Per Share:
    Continuing Operations................  $  (0.18)  $  (0.13)  $  (0.74)  $  --      $   0.46   $  (0.79)  $   0.14
    Discontinued Operations..............     --         --         --         --         --         --          0.02
    Extraordinary Item...................     --         --         --         --         (0.01)     --         --
                                           --------   --------   --------   --------   --------   --------   --------
    Net Income (Loss)....................  $  (0.18)  $  (0.13)  $  (0.74)  $  --      $   0.45   $  (0.79)  $   0.16
                                           --------   --------   --------   --------   --------   --------   --------
                                           --------   --------   --------   --------   --------   --------   --------
Total Assets.............................  $103,215   $139,643   $110,305   $138,864   $152,009   $167,844   $189,481
                                           --------   --------   --------   --------   --------   --------   --------
                                           --------   --------   --------   --------   --------   --------   --------
Long-Term Debt...........................  $ 30,146   $ 23,380   $ 23,693   $ 14,643   $ 13,837   $ 29,829   $ 24,698
                                           --------   --------   --------   --------   --------   --------   --------
                                           --------   --------   --------   --------   --------   --------   --------
Cash Dividends Declared Per Share(4).....  $  --      $  --      $  --      $  --      $  --      $  --      $  --
                                           --------   --------   --------   --------   --------   --------   --------
                                           --------   --------   --------   --------   --------   --------   --------


------------

(1) The financial results for the year ended December 31, 1998 included an asset impairment charge of $25.5 million resulting from the termination of operations of the National Indian Lottery and the US Lottery telephone and Internet operations managed by Executone's eLottery subsidiary, special charges of $9.0 million for restructuring and separation costs related to changes in Executone's senior management and an unfavorable settlement of a patent infringement claim and a non-recurring gain of $5.3 million from a favorable litigation settlement. The 1996 financial results included a pretax gain on the sale of Executone's direct sales organization of $48.9 million. The 1995 financial results included a restructuring charge of $44.0 million.
                                              (footnotes continued on next page)

(footnotes continued from previous page)

(2) Discontinued operations are presented for the Vodavi Communications Systems Division, which was sold in March 1994.

(3) The 1996 extraordinary item relates to the write-off of deferred debt issue costs associated with Executone's revolving credit facility repaid in June 1996.

(4) Executone has not declared or paid any cash dividends on its Common Stock.

                      EXECUTONE INFORMATION SYSTEMS, INC.
                   UNAUDITED PRO FORMA FINANCIAL INFORMATION


     The following unaudited Pro Forma Financial Information has been prepared pursuant to the asset purchase agreement dated October 17, 1999 among Executone, Inter-Tel and Executone Inter-Tel Business Information Systems, Inc. The Pro Forma Consolidated Balance Sheet as of September 30, 1999 has been prepared as if the sale of the computer telephony business had been consummated as of that date. The unaudited Pro Forma Consolidated Statements of Operations for the nine-month period ended September 30, 1999 and for each of the three years ended December 31, 1998, 1997 and 1996 have been prepared as if the sale of the computer telephony business had been consummated at the beginning of each period presented.


     The pro forma information set forth below is unaudited and not necessarily indicative of the results that would actually have occurred if the sale of the computer telephony business had occurred as of the time periods indicated or of results that may be obtained in the future.


     The pro forma adjustments, as described in the Notes to Unaudited Pro Forma Financial Statements, are based upon available information and upon certain assumptions that management believes are reasonable. The Pro Forma Consolidated Balance Sheet as of September 30, 1999 has been adjusted to reflect the sale of the net assets of the computer telephony business for $44.3 million. The estimated after tax gain on the transaction is included in equity. An additional adjustment has been made to reflect the use of the sale proceeds to repay Executone's outstanding balance on its revolving credit facility. The Pro Forma Statements of Operations for the nine-month period ended September 30, 1999 and for the years ended December 31, 1998, 1997 and 1996 have been adjusted to reflect the impact of the debt repayment on interest expense.


     The unaudited Pro Forma Financial Information should be read in conjunction with the following:

           Executone's consolidated financial statements included in the Company's Annual Report on Form 10-K for the year ended December 31, 1998, filed with the Securities and Exchange Commission on April 15, 1999 and incorporated by reference in this proxy statement, and


           Executone's unaudited financial statements included in the Company's Quarterly Report on Form 10-Q for the nine-month period ended September 30, 1999, filed with the Securities and Exchange Commission on November 15, 1999 and incorporated by reference in this proxy statement.

                      EXECUTONE INFORMATION SYSTEMS, INC.
                       PRO FORMA SELECTED FINANCIAL DATA
                                  (UNAUDITED)


                                                    AS OF AND FOR
                                                      THE PERIOD
                                                        ENDED
                                                    SEPTEMBER 30,       YEAR ENDED DECEMBER 31,
                                                    --------------   -----------------------------
                                                         1999          1998       1997     1996(1)
                                                         ----          ----       ----     -------
                                                              (IN THOUSANDS OF DOLLARS)
Net Sales.........................................     $ 25,892      $ 34,862   $ 39,156   $82,659
Income (Loss) Before Income Taxes from Continuing
  Operations(2)...................................     $(10,465)     $(34,908)  $ (3,437)  $28,524
Income (Loss) From Continuing Operations..........     $(10,465)     $(33,149)  $ (2,068)  $17,407
EARNINGS (LOSS) PER SHARE.........................     $  (0.18)     $  (0.67)  $  (0.04)  $  0.33
Total Assets......................................     $ 80,162
Long-Term Debt....................................     $ 14,353
Cash Dividends Declared Per Share(3)..............     $   --


------------

(1) The 1996 financial results include the operating results of Executone's direct sales and service organization, videoconferencing and inmate calling businesses, all of which were sold during the first six months of 1996.

(2) The 1998 financial results include an asset impairment charge of $25.5 million resulting from the termination of operations of the National Indian Lottery and the US Lottery telephone and Internet operations managed by Executone's eLottery subsidiary, special charges of $5.3 million for restructuring and separation costs related to changes in Executone's senior management and a non-recurring gain of $5.3 million from a favorable litigation settlement. The 1996 financial results include a pretax gain on the sale of Executone's direct sales organization of $48.9 million. The 1995 financial results include a restructuring charge of $44.0 million.

(3) Executone has not declared or paid any cash dividends on its common stock.

                      EXECUTONE INFORMATION SYSTEMS, INC.
                       UNAUDITED PRO FORMA BALANCE SHEET


     The following unaudited pro forma balance sheet of Executone as of September 30, 1999 gives effect to the sale of the computer telephony business. The unaudited pro forma statements of operations of Executone for the years ended December 31, 1998, 1997 and 1996 and the nine months ended September 30, 1999 present the results of Executone as if the computer telephony business had been sold at the beginning of each period presented.


     The unaudited pro forma financial statements are based on the historical financial statements of Executone and the assumptions and adjustments set forth in the accompanying notes to the unaudited pro forma financial statements.

                                                                SEPTEMBER 30, 1999
                                             ---------------------------------------------------------
                                                             CT NET      PRO FORMA
                                             CONSOLIDATED    ASSETS     ADJUSTMENTS          PRO FORMA
                                             ------------    ------     -----------          ---------
                                                             (IN THOUSANDS OF DOLLARS)
                  ASSETS

Current Assets
     Cash and cash equivalents.............    $  1,219     $  --      $      28,961 (a,b)   $ 30,180
     Accounts receivable...................      30,320      (19,438)       --                 10,882
     Inventories...........................      21,905      (13,240)       --                  8,665
     Prepaid expenses and other current
       assets..............................       4,339       (1,900)         (1,627)(a)          812
                                               --------     --------   -------------         --------
          Total Current Assets.............      57,783      (34,578)         27,334           50,539
Property & Equipment, net..................      12,114       (4,206)       --                  7,908
Intangible Assets, net.....................       3,698        --           --                  3,698
Deferred Taxes.............................      22,811        --            (10,750)(a,b)     12,061
Other Assets...............................       6,809         (663)           (190)(a)        5,956
                                               --------     --------   -------------         --------
          Total Assets.....................    $103,215     $(39,447)  $      16,394         $ 80,162
                                               --------     --------   -------------         --------
                                               --------     --------   -------------         --------

          LIABILITIES AND EQUITY

Current Liabilities
     Current portion of long-term debt.....    $  1,107     $   (343)  $    --               $    764
     Accounts payable......................      19,195      (13,972)       --                  5,223
     Accrued payroll and related costs.....       4,259       (2,431)            350 (a)        2,178
     Accrued liabilities...................      11,944       (5,428)          1,200 (a)        7,716
     Deferred revenue and customer
       deposits............................       2,198       (1,316)       --                    882
                                               --------     --------   -------------         --------
          Total Current Liabilities........      38,703      (23,490)          1,550           16,763
Long-Term Debt.............................      30,146         (454)        (15,339)(b)       14,353
Other Long-Term Liabilities................       1,445       (1,445)       --                  --
                                               --------     --------   -------------         --------
          Total Liabilities................      70,294      (25,389)        (13,789)          31,116
                                               --------     --------   -------------         --------
Stockholders' Equity
     Common stock..........................         630        --           --                    630
     Preferred stock.......................      --            --           --                  --
     Additional paid-in capital............      78,413      (14,058)         14,058 (a)       78,413
     Retained earnings (deficit)...........     (46,122)       --             16,125 (a,b)    (29,997)
                                               --------     --------   -------------         --------
          Total Stockholders' Equity.......      32,921      (14,058)         30,183           49,046
                                               --------     --------   -------------         --------
Total Liabilities and Equity...............    $103,215     $(39,447)  $      16,394         $ 80,162
                                               --------     --------   -------------         --------
                                               --------     --------   -------------         --------

                      EXECUTONE INFORMATION SYSTEMS, INC.
                  UNAUDITED PRO FORMA STATEMENTS OF OPERATIONS


                                                            YEAR ENDED DECEMBER 31, 1996
                                              ---------------------------------------------------------
                                                                 CT        PRO FORMA
                                              CONSOLIDATED   OPERATIONS   ADJUSTMENTS         PRO FORMA
                                              ------------   ----------   -----------         ---------
                                                      (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Net Sales...................................    $212,022     $(133,804)   $     4,441(d)       $82,659
Cost of Sales...............................     132,510       (87,922)         4,441(d)        49,029
                                                --------     ---------    -----------          -------
Gross Profit................................      79,512       (45,882)       --                33,630
Operating Expenses
     Product Development & Engineering......      13,773        (9,774)       --                 3,999
     Selling, General & Administrative......      69,180       (23,867)       --                45,313
     eLottery goodwill impairment and other
       shutdown costs.......................      --            --            --                 --
     Special charges........................      --            --            --                 --
                                                --------     ---------    -----------          -------
          Total Operating Expenses..........      82,953       (33,641)       --                49,312
                                                --------     ---------    -----------          -------
Operating Income............................      (3,441)      (12,241)       --               (15,682)
Interest Expense............................      (2,707)       --                983(c)        (1,724)
Net Gain on Sale of Businesses..............      44,060        --            --                44,060
Other Income (Expense)......................       1,870        --            --                 1,870
                                                --------     ---------    -----------          -------
Pretax Income...............................      39,782       (12,241)           983           28,524
Less: Income Taxes..........................      15,620        (4,896)           393(c,d)      11,117
                                                --------     ---------    -----------          -------
Income from Continuing Operations...........    $ 24,162     $  (7,345)   $       590          $17,407
                                                --------     ---------    -----------          -------
                                                --------     ---------    -----------          -------
Basic and Diluted Earnings Per Share........    $   0.46                                       $  0.33
                                                --------                                       -------
                                                --------                                       -------
Average Common Shares Outstanding...........      52,251                                        52,251
                                                --------                                       -------
                                                --------                                       -------

                      EXECUTONE INFORMATION SYSTEMS, INC.
                  UNAUDITED PRO FORMA STATEMENTS OF OPERATIONS


                                                            YEAR ENDED DECEMBER 31, 1997
                                               -------------------------------------------------------
                                                                  CT        PRO FORMA
                                               CONSOLIDATED   OPERATIONS   ADJUSTMENTS       PRO FORMA
                                               ------------   ----------   -----------       ---------
                                                      (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Net Sales....................................    $156,396     $(123,626)   $     6,386(d)     $39,156
Cost of Sales................................     103,387       (84,909)         6,386(d)      24,864
                                                 --------     ---------    -----------        -------
Gross Profit.................................      53,009       (38,717)       --              14,292
Operating Expenses
     Product Development & Engineering.......      12,794        (9,703)       --               3,091
     Selling, General & Administrative.......      40,125       (25,742)       --              14,383
     eLottery goodwill impairment and other
       shutdown costs........................      --            --            --               --
     Special charges.........................      --            --            --               --
                                                 --------     ---------    -----------        -------
          Total Operating Expenses...........      52,919       (35,445)       --              17,474
                                                 --------     ---------    -----------        -------
Operating Income.............................          90        (3,272)       --              (3,182)
Interest Expense.............................      (1,985)       --                193(c)      (1,792)
Net Gain on Sale of Businesses...............      --            --            --               --
Other Income (Expense).......................       1,537        --            --               1,537
                                                 --------     ---------    -----------        -------
Pretax Income................................        (358)       (3,272)           193         (3,437)
Less: Income Taxes...........................        (137)       (1,309)            77(c,d)    (1,369)
                                                 --------     ---------    -----------        -------
Income from Continuing Operations............    $   (221)    $  (1,963)   $       116        $(2,068)
                                                 --------     ---------    -----------        -------
                                                 --------     ---------    -----------        -------
Basic and Diluted Earnings Per Share.........    $  (0.00)                                    $ (0.04)
                                                 --------                                     -------
                                                 --------                                     -------
Average Common Shares Outstanding............      49,655                                      49,655
                                                 --------                                     -------
                                                 --------                                     -------


                      EXECUTONE INFORMATION SYSTEMS, INC.
                  UNAUDITED PRO FORMA STATEMENTS OF OPERATIONS


                                                            YEAR ENDED DECEMBER 31, 1998
                                               -------------------------------------------------------
                                                                  CT        PRO FORMA
                                               CONSOLIDATED   OPERATIONS   ADJUSTMENTS       PRO FORMA
                                               ------------   ----------   -----------       ---------
                                                      (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Net Sales....................................    $133,498     $(104,552)   $     5,916(d)    $ 34,862
Cost of Sales................................      91,777       (74,174)         5,916(d)      23,519
                                                 --------     ---------    -----------       --------
Gross Profit.................................      41,721       (30,378)       --              11,343
Operating Expenses
     Product Development & Engineering.......      10,052        (7,293)       --               2,759
     Selling, General & Administrative.......      41,435       (24,851)       --              16,584
     eLottery goodwill impairment and other
       shutdown costs........................      25,486        --            --              25,486
     Special charges.........................       9,028        (3,735)       --               5,293
                                                 --------     ---------    -----------       --------
          Total Operating Expenses...........      86,001       (35,879)       --              50,122
                                                 --------     ---------    -----------       --------
Operating Income.............................     (44,280)        5,501        --             (38,779)
Interest Expense.............................      (2,393)       --                682(c)      (1,711)
Net Gain on Sale of Businesses...............       5,269        --            --               5,269
Other Income (Expense).......................         313        --            --                 313
                                                 --------     ---------    -----------       --------
Pretax Income................................     (41,091)        5,501            682        (34,908)
Less: Income Taxes...........................      (4,232)        2,200            273(c,d)    (1,759)
                                                 --------     ---------    -----------       --------
Income from Continuing Operations............    $(36,859)    $   3,301    $       409       $(33,149)
                                                 --------     ---------    -----------       --------
                                                 --------     ---------    -----------       --------
Basic and Diluted Earnings Per Share.........    $  (0.74)                                   $  (0.67)
                                                 --------                                    --------
                                                 --------                                    --------
Average Common Shares Outstanding............      49,755                                      49,755
                                                 --------                                    --------
                                                 --------                                    --------

                      EXECUTONE INFORMATION SYSTEMS, INC.
                  UNAUDITED PRO FORMA STATEMENTS OF OPERATIONS


                                                        NINE MONTHS ENDED SEPTEMBER 30, 1999
                                              ---------------------------------------------------------
                                                                 CT        PRO FORMA
                                              CONSOLIDATED   OPERATIONS   ADJUSTMENTS         PRO FORMA
                                              ------------   ----------   -----------         ---------
                                                      (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Net Sales...................................    $ 96,822     $ (75,191)   $     4,261(d)      $ 25,892
Cost of Sales...............................      66,959       (52,476)         4,261(d)        18,744
                                                --------     ---------    -----------         --------
Gross Profit................................      29,863       (22,715)       --                 7,148
Operating Expenses
     Product Development & Engineering......       6,721        (4,807)       --                 1,914
     Selling, General & Administrative......      32,534       (16,952)       --                15,582
     eLottery goodwill impairment and other
       shutdown costs.......................      --            --            --                 --
     Special charges........................      --            --            --                 --
                                                --------     ---------    -----------         --------
          Total Operating Expenses..........      39,255       (21,759)       --                17,496
                                                --------     ---------    -----------         --------
Operating Income............................      (9,392)         (956)       --               (10,348)
Interest Expense............................      (2,321)       --                952(c)        (1,369)
Net Gain on Sale of Businesses..............      --            --            --                 --
Other Income (Expense)......................       1,252        --            --                 1,252
                                                --------     ---------    -----------         --------
Pretax Income...............................     (10,461)         (956)           952          (10,465)
Less: Income Taxes..........................      --              (382)           382(c,d)       --
                                                --------     ---------    -----------         --------
Income from Continuing Operations...........    $(10,461)    $    (574)   $       570         $(10,465)
                                                --------     ---------    -----------         --------
                                                --------     ---------    -----------         --------
Basic and Diluted Earnings Per Share........    $  (0.18)                                     $  (0.18)
                                                --------                                      --------
                                                --------                                      --------
Average Common Shares Outstanding...........      57,334                                        57,334
                                                --------                                      --------
                                                --------                                      --------

                      EXECUTONE INFORMATION SYSTEMS, INC.
               NOTES TO UNAUDITED PRO FORMA FINANCIAL STATEMENTS

     The unaudited Pro Forma Financial Statements are based on the assumptions set forth in the notes to such data and should be read in conjunction with the Executone Consolidated Financial Statements and the related Notes thereto and other financial information included elsewhere in this proxy statement. The Pro Forma Statements are based upon Executone's consolidated totals, adjusted to reflect the proposed sale of the computer telephony business and other pro forma adjustments as noted below.

BALANCE SHEET ADJUSTMENTS


(a) Adjustment to reflect the after tax gain on the sale of the computer telephony business based upon cash proceeds of $44.3 million, less the net assets sold of $14.1 million, $3.4 million in expenses incurred to separate the businesses and other charges and the estimated federal and state effective tax rate of 40%.



(b) To reflect the use of the proceeds to repay Executone's entire outstanding balance as of September 30, 1999 on the revolving credit facility of $15.3 million.


INCOME STATEMENT ADJUSTMENTS


(c) Adjustment for each of the periods presented to reflect the reduction in interest expense that would result from the assumed repayment of debt (see
    (b) above) at the beginning of the period. Amounts are tax effected at the estimated federal and state effective rate of 40% for all periods except the nine-month period ended September 30, 1999, for which Executone has not taken tax benefit for its losses during the year.


(d) In accordance with the manufacturing agreement, the CT Division will manufacture for and sell products to Executone's healthcare communications business post-closing at manufactured cost. To reflect these sales in the historical CT statements, sales to the healthcare communications business which were intercompany sales on the consolidated books and records have been added back to the CT Division income statement as if it were a standalone company. This adjustment eliminates these sales to determine the consolidated pro forma statement of operations.

                     RISK FACTORS RELATING TO PROPOSED SALE

     In addition to the other information included in this proxy statement, Executone shareholders should consider carefully the matters described below in determining whether to approve the agreement.

DECREASE IN SOURCES OF REVENUE


     Executone has never operated independently of the computer telephony business. Subsequent to the sale of the computer telephony business, approximately 38% of Executone's assets, or approximately $30.2 million, will be held in cash, cash equivalents and short-term investments, based upon the September 30, 1999 pro forma balance sheet. The computer telephony business generated approximately 73% of Executone's revenues for the nine months ended September 30, 1999. The healthcare communications business generated the remaining 27% of Executone's revenues for the nine months ended September 30, 1999. Executone is in the process of attempting to sell the healthcare communications business and its interest in Dialogic Communications Corporation. Executone has yet to generate any revenue from its eLottery subsidiary. eLottery has entered into only one contract pursuant to which it will provide capabilities for web-based retail sales of lottery tickets. eLottery anticipates that internet retail sales pursuant to this contract will not begin until early 2000. There can be no assurance that eLottery will ever generate revenue at a sustainable level or that it will ever be profitable. Consequently, subsequent to the sale, Executone's revenue base will be significantly smaller than in the past, and it will be required to absorb corporate overhead and other fixed costs effectively in order to succeed in Executone's efforts to profitably expand eLottery. While Executone has made significant investments in establishing the eLottery technologies, the future prospects of which Executone believes are attractive, there can be no assurance as to future prospects. eLottery's existing products have not been subjected to extensive market exposure. All of eLottery's products currently in development are also products that employ new technologies and may not find sufficient customer or consumer support to become economically viable.


LACK OF CONTINUED FINANCIAL SUPPORT


     Executone, through the revenues generated by its computer telephony and healthcare communications businesses, has provided all of eLottery's financial support and will continue to provide such support until the closing of the sale of each of these businesses. Executone, until the closing of the sale of the computer telephony business and the healthcare communications business, has agreed to continue to provide financial support to eLottery not to exceed an average sum of $1.5 million per quarter in accordance with the terms of the Agreement for Redemption and Conversion of Preferred Stock, dated as of March 31, 1999, between Executone and eLottery and Watertone Holdings L.P., Cooper Life Sciences, Inc., John C. Shaw, Richard Bartlett, Jerry M. Seslowe, 10-26 S. William Street Associates, Louis K. Adler and Resource Holdings Ltd., the former holders of the Executone preferred stock. Following the date of closing of the sale of the computer telephony business and any subsequent sale of the healthcare communications business, however, eLottery will no longer be able to rely on Executone's telephone and healthcare communications businesses for either financial support or to obtain credit for the purpose of supporting its operations. It is the current intention of the Executone Board of Directors, however, that the proceeds of the sale of the computer telephony business and any subsequent sale of the healthcare communications business and Executone's interest in Dialogic Communications Corporation will remain in eLOT or eLottery to help it implement its business plan. eLottery expects the proceeds from the sale of Executone's telephone business to adequately fund its operations for at least the next 18 months.



GOVERNMENT REGULATION AND LEGISLATION



     The gaming market is highly regulated and the competition to secure new contracts is often intense. Awards of government contracts to companies in the industry may be challenged by competitors. Further, investigations of various types, including grand jury investigations, conducted by governmental authorities into possible improprieties and wrongdoing in connection with efforts to obtain or the awarding of lottery contracts and related matters may also result. Such incidents could have a material adverse effect on eLottery's ability to carry out its business plan.



     Currently, there are two bills pending in Congress that may effect internet lotteries: Senate bill S. 692 RS also known as the Kyl Bill, and H.R. 3125, or the Goodlatte/McCollum Bill. If passed, the Kyl Bill may limit the purchase of lottery tickets via an electronic network to terminals in places open to the general public, which would prohibit the purchase of lottery tickets from a home computer. This prohibition could have a material adverse effect on eLottery's ability to carry out its current business plan. The Goodlatte/McCollum Bill in its current form would permit purchases from a home computer over either a 'closed loop' intrastate computer lottery network or the internet so long as the purchaser 'receives from the State lottery a user name and password specific to the individual player for use in betting and wagering in the State lottery or multi-State lottery.' The Goodlatte/McCollum Bill also would allow purchases of lottery tickets from terminals in places open to the general public. In their current forms, which are subject to amendment, neither bill, if passed, would otherwise materially limit the sale of state lottery tickets offered exclusively to state residents, as envisioned by eLottery's business plan.



     The Kyl Bill was reported by the Senate Judiciary Committee on June 17, 1999. The written report concerning the bill was issued by the Senate Judiciary Committee on July 26, 1999. The Bill awaits action by the full Senate. It had not been passed by the Senate when the First Session of the 106th Congress ended, but may be considered in the Second Session next year. The Goodlatte/McCollum Bill was referred to the House Judiciary Committee on November 3, 1999, and awaits action by the committee in the next session. It is uncertain whether the Kyl Bill, the Goodlatte/McCollum Bill or any bill dealing with internet lotteries will be passed by both houses of Congress and signed into law. If legislation restricting eLottery's ability to carry out its business plan is enacted into law, it could have a material adverse effect on the operations of eLottery.


RISK OF DELISTING FROM NASDAQ


     Subsequent to the sale and the sale of the healthcare communications business, there can be no assurance that Executone will be able to maintain continued compliance with Nasdaq's listing requirements or that Nasdaq will not request that Executone voluntarily delist its securities from the National Market System. If the common stock is delisted from trading on Nasdaq, trading, if any, would thereafter be conducted in the over-the-counter market in the so-called 'pink sheets' or the 'Electronic Bulletin Board' of the National Association of Securities Dealers, Inc. and consequently, an investor may find it more difficult to dispose of, or to obtain accurate quotations as to the price of the common stock.


                  A WARNING ABOUT FORWARD-LOOKING INFORMATION


     Executone makes forward-looking statements in this proxy statement and in its public documents, that are subject to risks and uncertainties. These forward-looking statements include information about possible or assumed future results of operations or the performance of Executone after the sale. Also, when Executone uses any of the words 'believes,' 'expects,' 'anticipates' or similar expressions, it is making forward-looking statements. Many possible events or factors could affect the future financial results and performance of Executone before and after the sale, including the risks set forth on page 14. These risks could cause results or performance to differ materially from those expressed in the forward-looking statements. Executone shareholders should consider these risks when they vote on the asset purchase agreement and the amendment to the Executone Articles of Incorporation.

                                  THE MEETING

TIME, DATE AND PLACE


     The Annual Meeting of Shareholders of Executone will be held at the Holiday Inn Select, 700 Main Street, Stamford, Connecticut 06901, on December 14, 1999, at 10:00 a.m.


BUSINESS TO BE CONDUCTED

     At the meeting, the shareholders of Executone will be asked:

      to consider and act upon a proposal to authorize, approve and adopt an asset purchase agreement, dated October 17, 1999, between Executone and Inter-Tel, Incorporated. Under the terms of the agreement, Executone will sell all of the assets of its computer telephony business to Inter-Tel;

      to consider and act upon a proposal to authorize, approve and adopt an amendment to Executone's Articles of Incorporation to change Executone's name from EXECUTONE Information Systems, Inc. to eLOT, Inc., subject to the closing of the sale of the assets of the telephone business;

      to consider and act upon a proposal to authorize, approve and adopt an amendment to Executone's Articles of Incorporation, as amended, to increase the number of shares of Executone common stock that Executone is authorized to issue from 80,000,000 shares to 130,000,000 shares;

      to elect five directors of Executone to serve until the next annual meeting of the shareholders;

      to consider and act upon a proposal to adopt the EXECUTONE Information Systems, Inc. 1999 Stock Incentive Plan; and

      to transact such other business as may properly come before the meeting or any adjournments or postponements of the meeting.

PROXIES; VOTING AND REVOCATION

     When a proxy is properly executed and returned, the common stock that it represents will be voted in accordance with the directions indicated on the proxy. If no directions are indicated on a proxy with respect to the proposals to approve the agreement, to approve the amendment to change Executone's name, to elect five directors to serve until the next annual meeting of shareholders or to approve the 1999 plan, the shares represented by the proxy will be counted as votes in favor of each matter.

     EXECUTONE'S SHAREHOLDERS ARE REQUESTED TO COMPLETE, DATE AND SIGN THE ACCOMPANYING PROXY AND RETURN IT PROMPTLY TO EXECUTONE IN THE ENCLOSED POSTAGE-PAID ENVELOPE, EVEN IF THEY ARE PLANNING TO ATTEND THE MEETING.

     A shareholder who has given a proxy may revoke it at any time prior to its exercise at the meeting by:

      giving written notice of revocation to Executone's Secretary;

      properly submitting to Executone a duly executed proxy bearing a later date; or

      voting in person at the meeting.

All revocations of proxies should be addressed to Executone as follows:
EXECUTONE Information Systems, Inc., 478 Wheelers Farms Road, Milford, Connecticut 06460, Attention: Barbara C. Anderson, Vice President, Law and Administration, and Secretary.

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

VOTE REQUIRED AND RECORD DATE


     A majority of the total number of shares of common stock entitled to vote as of November 16, 1999, the record date, or 31,502,477 shares, must be present at the meeting in person or by proxy in order to constitute a quorum, allowing Executone to transact business at the meeting. Only holders of record of common stock as of the close of business on the record date will be entitled to vote at the meeting. Executone shareholders are entitled to one vote per share on any matter that properly comes before the meeting. If a share is represented for any purpose at the meeting, it is also deemed to be present for quorum purposes for all other matters. Abstentions and shares held in street name that properly are voted on any matter are included in determining the number of votes present and represented at the meeting. Shares held in street name that are not voted on any matter will not be included in determining whether a quorum is present at the meeting. Approval of the proposals, other than the election of directors, requires the affirmative vote of a majority of the votes cast at the meeting. The election of each nominee for director requires the affirmative vote of the holders of a plurality of the outstanding shares of common stock, cast in the election of directors. Abstentions and shares held in street name that are not voted on the proposals will not be included in determining the number of votes cast.


OTHER MATTERS

     The management of Executone does not currently expect any other business to be brought before the meeting. If any matters come before the meeting that are not directly referred to in this proxy statement, including matters incident to the conduct of the meeting, the proxy holders will vote the shares represented by the proxies in accordance with the recommendations of Executone's management.

           PROPOSAL 1 -- THE SALE OF THE COMPUTER TELEPHONY BUSINESS

     The terms and conditions of the sale of the computer telephony business are contained in the asset purchase agreement between Executone and Inter-Tel, a copy of which is attached to this proxy statement as Annex A and is incorporated into this proxy statement by reference. The description in this proxy statement of the terms and conditions of the sale is qualified in its entirety by, and made subject to, the more complete information set forth in the agreement. SHAREHOLDERS OF THE COMPANY ARE URGED TO CAREFULLY READ THE AGREEMENT IN ITS ENTIRETY.

DESCRIPTION OF THE COMPUTER TELEPHONY BUSINESS

     The revenues of the computer telephony business are derived primarily from product sales to distributors and direct sales to national accounts and government customers. The computer telephony business also derives revenue from installations, additions, changes, upgrades or relocation of previously installed systems, maintenance contracts, and service charges to the existing base of national account and government customers. Executone's telephony products and services are marketed and sold through a national network of independent distributors and company direct sales employees.

     Executone's computer telephony business offers value-added products and services to the small to medium-sized business customer and to smaller locations of large commercial and governmental organizations. Executone's integrated digital telephone systems provide the platform for other flexible voice and data software applications, including software applications offered by Executone that are designed to enhance the customer's ability to communicate, obtain and manage information. Executone's call center management products integrate a computerized digital telephone system platform with high-volume inbound, outbound and internal call processing systems, including automatic call distribution systems, predictive dialing systems, and scripting software to assist agents handling calls.

DESCRIPTION OF EXECUTONE AFTER THE SALE

     The Healthcare Communications Business. Executone's healthcare division is dedicated to developing, manufacturing, selling and servicing communications solutions for healthcare facilities. Products sold by the division are those that increase productivity, flexibility and efficiency of staff to help improve patient care and reduce cost. By integrating products that can distribute voice and information via multiple user interfaces, Executone has become recognized as a leader in healthcare communications. The infrared-based ILS provides a backbone for facilities looking for a common platform for diverse applications that involve communicating via voice or data exchange. In the patient communications arena, products such as LifeSaver and the Healthcare Communications Platform (HCP) have made Executone's products leaders in the market. Additional communications solutions for more targeted segments of the healthcare industry build off of either ILS or HCP to provide integrated solutions to address cost-effectively certain issues currently facing healthcare providers.


     Dialogic Communications Corporation. Executone owns 1,931,544 shares of stock in Dialogic Communications Corporation, which represents approximately 47% of the currently outstanding shares of that corporation (approximately 40% assuming all outstanding options are exercisable and exercised). Dialogic Communications Corporation is a privately held company headquartered in Franklin, Tennessee that is an established leader in interactive call processing solutions for business, industry and government. It is the leading provider of voice recognition units (VRUs and ARUs) to the cable television industry and a successful provider of emergency notification systems to Public Service agencies, the military, financial institutions and other customers that have the need to establish assured contact with large numbers of people in a short period of time. The Company has been experiencing significant and sustained profitable growth while investing in a series of products that further advance 'closed loop communications.' Its COMMUNICATOR, SCENARIO and ARU3 are its primary offerings. Since 1982 its client base has grown to over 1,200 system users domestically and internationally.



     The eLottery Business. eLottery, Inc., a wholly-owned subsidiary of Executone, is pursuing opportunities to become a web-based retailer of lottery services and to license its systems and services to state and international lotteries. eLottery develops, provides and maintains Internet, Intranet, telephone, communications, accounting, banking, database and other applications and services to facilitate the electronic sale of new and existing lottery products worldwide. Using its past experience and market-tested products, eLottery is committed to leading the governmental lottery industry into the e-commerce market. eLottery has launched a 'sticky' website that will be used to attract, aggregate, entertain, register, retain and derive revenue from an Internet-based community who Executone believes will be highly predisposed to playing and purchasing lottery tickets. eLottery has positioned itself to become a leader in the area by addressing the many complex legal, political and social issues facing governmental lotteries as they react to the significant market changes signaled by the rapid growth in Internet sales. eLottery has developed, installed and operated Internet, Intranet, telephone, communications, accounting, banking, database and other applications and services to facilitate the electronic sale of new and existing lottery products worldwide.


     eLottery has developed proprietary lottery technologies designed to take advantage of the impact that eLottery believes recent advances in telecommunications and computers will have on the nature and delivery of lottery products and the support systems necessary to administer them. eLottery believes it is the first to develop and operate secure, integrated Internet, Intranet and telephone lottery gaming systems. Its Internet and Intranet systems provide for the electronic sale and support of both periodic and instant draw lottery games and instant electronic 'scratch-off' games. Using eLottery's systems, lotteries will be able to electronically distribute lottery tickets for both periodic and instant draw lottery games over the Internet through its website, eLottery.com, through an Intranet, through telephone networks, and through stand-alone custom-designed electronic lottery terminals. eLottery believes that the electronic distribution of lottery tickets through these systems will increase sales for lotteries because the systems make the purchase of tickets easier and use technology to enhance the lottery gaming experience. Subject to applicable law, the eLottery.com website can contain links to the sites of participating lotteries utilizing eLottery technologies to sell their lottery tickets over the Internet. eLottery also may sell lottery tickets as an agent for certain lottery operators. eLottery believes that its systems provide lotteries with numerous advantages relative to traditional means of distribution including player tracking ability, sale of tickets over the Internet and entertaining fast-play instant games, access to new and more demographically attractive market segments and that the combination of the advantages of Internet commerce and eLottery's ability to customize its systems will result in eLottery becoming an agent and leading provider of products and services for the lottery industry.

     eLottery is committed to leading the governmental lottery industry into the e-commerce market. Consequently, eLottery also has developed transitional e-commerce solutions for governmental lotteries that leverage the opportunities presented by the Internet, while simultaneously addressing political, legal and social issues.

     On October 25, 1999, eLottery entered into a software licensing and development agreement and a management agreement with the Jamaica Lottery Corporation, the government-authorized provider of Jamaican government lottery products, and eCaribbean.com, Limited, a Jamaican company that has been designated the exclusive internet retail agent of the Jamaican Lottery Corporation. Under the agreement, eLottery has agreed to customize, license and maintain its proprietary internet lottery software and systems for use in making sales of authorized Jamaican government lottery products to eligible Jamaican citizens and other persons in a manner and under circumstances reasonably believed to comply with applicable law. The agreement has an initial term of ten years and provides for compensation to eLottery of a percentage of the net lottery revenues from sales by eCaribbean.com, Limited, after payment of the prize pool, required governmental and charitable payments, internet service provider fees, and banking fees not charged to customers' accounts. The Jamaica Lottery Corporation and eLottery currently plan to launch internet retail sales of Jamaica Lottery tickets in early 2000.

     eLottery has entered into a Strategic Partnership Agreement, dated May 11, 1999, with Autotote Lottery Corporation. Autotote is a primary supplier of on-line systems to track the distribution and validate the sales of lottery products. Autotote has contracts to provide on-line services and equipment that track retail sales of lottery products for the States of Connecticut and Montana and the countries of Italy, the Dominican Republic and Barbados. In order to implement eCommerce sales capability, eLottery and Autotote will jointly develop a secure interface between their respective systems in order to allow tickets sold through eLottery's systems to be validated through the Autotote system. eLottery and Autotote intend to jointly market the eLottery web retail concept to each jurisdiction with which Autotote has entered into a contract, as well as other jurisdictions to which the parties may mutually agree. In the event that eLottery, with the assistance of Autotote, enters into a contract with any web retailer, Autotote will be entitled to an interface fee to be negotiated at the time of the execution of the contract. In addition, eLottery must license to Autotote, or to the jurisdiction as appropriate, its independent system to support the conduct of instant lottery games to be sold via e-commerce. The system will be licensed without a fee if eLottery is the web retailer or for a fee to be negotiated if it is not the web retailer. eLottery granted Autotote an exclusive license for its system in the jurisdictions with which Autotote has entered into contracts as well as certain additional states.

     eLottery has also entered into a Joint Venture Agreement, dated July 13, 1999, with International Lottery & Totalizator Systems, Inc. (ILTS). ILTS provides computerized wagering systems equipment and services to lottery and racing organizations in 18 countries worldwide. eLottery and ILTS will jointly market an on net lottery to ILTS' international lottery and pari-mutuel customers. The companies plan to develop an interface that will allow ILTS' lottery systems to process eLottery's web-based retailing of lottery tickets.

USE OF PROCEEDS; PLANS FOR FUTURE OPERATIONS AFTER THE PROPOSED SALE


     If the sale of the assets of the computer telephony business is consummated on the terms contemplated by the agreement with Inter-Tel, Executone will receive an aggregate consideration of $44.3 million in cash, subject to adjustment based upon a balance sheet for the computer telephony business prepared as of the closing date of the sale. Inter-Tel will pay $4,000,000 of the purchase price into an escrow account as of the closing date of the agreement. This amount will be credited towards the purchase price and distributed to Executone in accordance with the terms of the asset purchase agreement. Executone currently expects to generate an estimated $42.8 in proceeds from the sale of the assets of the computer telephony business after deduction for transaction costs. Of this amount, an aggregate of $15.3 million as of September 30, 1999 will be used to retire bank and other long-term debt. The Board of Directors of Executone has determined that the net proceeds of the sale after payment of debt will be used by Executone to execute its business plan to provide a wide array of products and services to the domestic and international lottery markets. If the sale of the computer telephony business is consummated, Executone will then conduct the lottery business through its wholly-owned subsidiary, eLottery, Inc. Executone, under the name eLOT, Inc., will hold the assets of the healthcare communications business, its 47% interest in Dialogic Communications, the stock of the eLottery subsidiary and the proceeds from the sale.


INTER-TEL, INCORPORATED

     Inter-Tel, incorporated in Arizona in 1969, is a single point of contact, full service provider of digital business telephone systems, call processing software, voice processing software, call accounting software, Internet Protocol
(IP) telephony software, computer telephone integration (CTI) applications and long distance calling services. Inter-Tel's products and services include the AXXESS and Inter-Tel Axxent digital business communication software platforms, the AXXESSORY TALK voice processing platform, the Inter-Tel Vocal'Net IP telephony gateway, InterPrise gateway, the Inter-Tel Vocal'Net Service Provider Software and Centralized Accounting Software and Inter-Tel.net, an IP telephony packet switched long distance service. Inter-Tel also provides maintenance, leasing and support services for its products. The Inter-Tel Common Stock is quoted on the Nasdaq National Market System under the symbol 'INTL.'

     Inter-Tel has developed a distribution network of direct sales offices, dealers and value added resellers (VARs) that sell the Inter-Tel products to small-to-medium-size organizations and to divisions or departments of larger organizations, including Fortune 500 companies, large service organizations and governmental agencies. Inter-Tel has 37 direct sales offices in the United States, one in the United Kingdom, one in Japan, one in Singapore and a network of hundreds of dealers and VARs around the world that purchase directly from the Company.

BACKGROUND OF THE PROPOSED SALE OF THE COMPUTER TELEPHONY BUSINESS

     During the fall of 1997, the Board of Directors of Executone appointed a special committee of the Board of Directors to explore the possibility of separating the business conducted by eLottery, its wholly-owned subsidiary formerly named Unistar Gaming Corp., from the telephone and healthcare communications businesses conducted by Executone. Since that time, Executone has considered and pursued various alternatives to accomplish the separation of such businesses, including a rights offering granting Executone shareholders the right to purchase shares of eLottery common stock, a distribution of the shares of eLottery common stock and a sale of the telephone and healthcare communications businesses. From September 1997 through March 31, 1999, the Board held six regular meetings and 19 special meetings and the special committee held seven additional meetings to consider various strategic alternatives.

     In March of 1999, Executone announced its intention to divest its computer telephony and healthcare communications divisions in order to focus on the electronic lottery business conducted by eLottery. Concurrent with the announcement, Executone disclosed that a management group, led by Executone's Chairman of the Board, President and Chief Executive Officer, Stanley Kabala, had submitted an offer to purchase the computer telephony and healthcare communications businesses, subject to certain conditions. Subsequently, the Board of Directors formed a special committee consisting of Louis Adler (chairman), Stanley Blau and Jerry Seslowe to evaluate the various options for selling the computer telephony and healthcare communications businesses.

     On April 13, 1999, Executone engaged Wasserstein, Perella & Co., Inc. as financial advisor to the special committee in connection with the possible sale of the computer telephony and healthcare communications businesses. Soon thereafter, Wasserstein Perella conducted a six-month process during which proposals to purchase the computer telephony and healthcare businesses were solicited by or on behalf of Executone from over 40 potential acquirors, which included all of the parties that Executone believed were the logical parties that would be interested in purchasing either or both of the businesses. The potential purchasers included both synergistic and financial buyers. Of those 40 companies, Executone entered into confidentiality agreements with 14 potential bidders and received preliminary indications of interest from six parties for both the computer telephony and healthcare communications businesses. Executone invited four parties to participate in the final round of the bidding process.

     The Board of Directors met on May 21, 1999 to assess its options and receive information from Wasserstein Perella regarding the sales process and the preliminary indications of interest.


     During the period from March 31, 1999 through September 30, 1999, the special committee met on 13 occasions, including telephonic meetings. In these and other meetings, among other issues, the Board of Directors and the special committee also addressed the right of first offer held by Claricom, Inc. with respect to the computer telephony business. Pursuant to an asset purchase agreement dated April 9, 1996, among Tone Holdings, Inc., Tone Acquisition Corporation, Executone Network Services, Inc. and Executone, Claricom acquired the right to receive a notice setting forth the principal terms of any proposed transfer of the computer telephony business. Under that agreement, if Claricom within the next 30 days then elected not to purchase the computer telephony business on the terms contained in the notice, Executone could complete a sale of the computer telephony business to a third party at a price no less than 95% of the price specified in the notice to Claricom. The Board and special committee discussed at length the effect Claricom's right of first offer would have on the sale process and on Executone's plans for maximizing shareholder value in a sale.


     On June 22, 1999, the special committee met, together with representatives of Wasserstein Perella and Hunton & Williams, Executone's outside counsel with respect to the transaction, to discuss the form of asset purchase agreement and the status of negotiations with interested acquirors. The meeting addressed at some length whether the computer telephony and healthcare communications businesses should be sold separately. The special committee determined that in order to maximize shareholder value, Executone should not preclude any options in the structure of a sale.

     The special committee met again with representatives of Hunton & Williams and Wasserstein Perella on June 28, 1999. At this meeting, the committee assessed the financial condition of several of the potential acquirors based on information provided by Wasserstein Perella. Wasserstein reported that several of the parties that submitted preliminary indications of interest, including the management group, had not demonstrated the financial capacity to complete the purchase of the computer telephony and healthcare communications businesses. In addition, the special committee discussed Claricom, Inc.'s right of first offer, and its effect on the timing and structure of a sale. The meeting also addressed the potential benefits of selling the healthcare communications and computer telephony businesses as separate businesses.

     On June 30, 1999, the special committee met with representatives of Wasserstein Perella and Hunton & Williams to discuss the terms of the form of proposed asset purchase agreement to be distributed to potential acquirors during the subsequent week. The special committee determined the final terms to be included in the proposed agreement.

     On July 2, 1999, Executone mailed bid packages, including a proposed asset purchase agreement, to the four participants in the final round of the bidding process.

     From July 1, 1999, through July 30, 1999, the special committee met twice to review the bids received.

     After reviewing the proposals, the special committee recommended, and the Board decided, at a special meeting held on August 2, 1999, that separating the computer telephony and healthcare communications businesses would maximize the value of the businesses in a sale. The special committee determined that Inter-Tel's separate bid for the computer telephony business represented the best opportunity to maximize shareholder value. In connection with the decision to enter into negotiations with Inter-Tel for a sale of the computer telephony business, the Board directed management to proceed with the negotiations with Inter-Tel and determined that the services of the special committee were no longer required. Executone then entered into negotiations with Inter-Tel for the sale of the computer telephony business. Executone, with the assistance of Wasserstein Perella, continued its efforts with respect to the sale of the healthcare communications business as well as Executone's interest in Dialogic Communications Corporation.

     During the month of August, representatives from Executone and Inter-Tel discussed the principal terms of the sale, reviewed financial information and contracts relating to the business, and Inter-Tel completed its due diligence. In late August, a draft contract reflecting the terms then being discussed was prepared. On September 3, 1999, Executone sent the terms of the Inter-Tel proposal to Claricom pursuant to Claricom's right of first offer. On
September 27, 1999, Claricom waived its rights under the right of first offer.

     Between September 15 and October 15, 1999, representatives from both companies and their financial and legal advisors negotiated the terms of the definitive asset purchase agreement and associated agreements.

     The Executone Board received periodic informal updates from management on the sale process and the negotiations with Inter-Tel during September and early October. On October 8, 1999, the Executone Board of Directors held a regular meeting at which it considered a report from management and representatives from Wasserstein Perella on the sale process and the current state of the negotiations with Inter-Tel. Wasserstein Perella presented an analysis of certain of the outstanding open issues regarding the transaction. Wasserstein Perella also presented various information to the Board to consider regarding the consideration proposed to be received from Inter-Tel relative to comparable sales transactions and presented financial and business information concerning Inter-Tel. The Board reviewed and discussed the terms of the transaction. The Board authorized management to continue to negotiate the terms of the sale and finalize the asset purchase and associated agreements.

     On October 14, 1999, the Executone Board of Directors considered a proposal to approve the terms of an agreement to sell the computer telephony business to Inter-Tel. Representatives from Wasserstein Perella presented a financial analysis of the transaction and delivered Wasserstein Perella's oral opinion to the Board, subsequently confirmed in writing, that, based upon and subject to certain matters, the $44,300,000 cash consideration to be received by Executone for the sale of the computer telephony business, pursuant to the terms of the asset purchase agreement, was fair from a financial point of view to Executone. Following the opinion discussion, the Board reviewed and discussed the elements and basis of the opinion and discussed and analyzed the terms of the transaction. Following a thorough evaluation, the Board concluded that the sale was fair to and in the best interests of the shareholders and then unanimously approved the sale and draft agreements and authorized their final execution.

     On October 17, 1999, Executone, Inter-Tel and Executone Inter-Tel Business Information Systems, Inc. executed and delivered the asset purchase agreement. On October 18, 1999, Executone and Inter-Tel publicly announced the signing of the asset purchase agreement and associated sale and purchase of Executone's computer telephony business.

REASONS FOR THE PROPOSED SALE OF THE COMPUTER TELEPHONY BUSINESS

     At a meeting of the Executone Board of Directors held on October 14, 1999, the directors determined that the sale of its computer telephony business upon the terms described in the asset purchase agreement was advisable and fair to, and in the best interests of, the Executone shareholders. The Executone Board of Directors believes that eLottery's proprietary lottery technologies offer greater opportunities for future growth for Executone. In addition, the cash proceeds to Executone generated by the sale provide it with significant cash resources to use in its efforts to pursue the business plan of eLottery without diluting the ownership interest of Executone's shareholders. The sale will also permit Executone to focus its management and financial resources on the growth opportunities presented by eLottery. Accordingly, the Executone Board of Directors unanimously approved and adopted the agreement and unanimously recommended that Executone's shareholders approve the agreement.

     In reaching its decision to approve the agreement and to recommend approval and adoption of the sale by Executone's shareholders, the Executone Board of Directors consulted with the management of Executone and its financial and legal advisors and considered a number of factors, including, without limitation, the following:

      the results of the Board's and management's discussions with numerous organizations regarding their interest in a strategic alliance or other transaction involving Executone;

      the directors' familiarity with the computer telephony business, its operations, financial condition and results of operations on a historical and prospective basis;

      the assessment of opportunities for long-term revenue and earnings growth in the computer telephony business;

      the current developmental stage of eLottery's technology and business operations and the fact that the sale of the computer telephony business, combined with a sale of the healthcare communications business and the interest in Dialogic Communications, would involve the disposition of the source of all of Executone's historic revenues;

      the potential impact of the transaction on the liquidity of the market for Executone's common stock, including the possibility that the transaction, combined with a sale of the healthcare communications business, might result in a delisting of the shares from the Nasdaq Stock Market and may therefore impair the liquidity in the trading market for the common stock;


      the fact that the separate sales of Executone's computer telephony and healthcare communications businesses and its interest in Dialogic Communications Corporation provides the most favorable financial return to Executone's shareholders;


      the opinion of Wasserstein Perella & Co., Inc., financial advisor to the Board of Directors, to the effect that, as of the date of such opinion and based upon and subject to certain matters stated therein, the $44,300,000 cash consideration to be received by Executone for the assets of the computer telephony business, pursuant to the terms of the asset purchase agreement, is fair, from a financial point of view, to Executone. A copy of the written opinion of Wasserstein Perella & Co., Inc. is attached hereto as Annex B to this Proxy Statement and should be read in its entirety;

      the terms and conditions of the agreement, including the cash consideration to be received by Executone and the assumption of certain liabilities in connection with the computer telephony business and the structuring of the transaction to preserve the value of the healthcare communications business, including through the execution by the parties of the manufacturing agreement and certain license and lease agreements;

      the fact that, subject to standard conditions, the agreement provides Executone with a reasonable degree of certainty that the sale ultimately will be consummated;

      the uncertainty, if Inter-Tel's offer were rejected, of negotiating an alternative transaction on as favorable a basis with another party within a reasonable time frame; and

      the fact that, under certain conditions, Executone has the right to terminate the agreement to accept an offer more favorable to Executone's shareholders.

     Each of the foregoing factors was considered by the Executone Board of Directors during the course of its deliberations prior to entering into the agreement in light of its knowledge of Executone's computer telephony business and each director's business judgment. In its deliberations, the Executone Board of Directors did not quantify or otherwise attempt to assign relative weights to the specific factors considered in determining to approve (and to recommend that the shareholders approve) the agreement and the sale. Rather, the Executone Board of Directors made its determination based on the total mix of information available to it, and the judgments of the individual directors may have been influenced to a greater or lesser degree by different factors. In considering the recommendation of the Executone Board of Directors with respect to the sale, shareholders should be aware that the interests of certain directors and executive officers with respect to the sale are or may be different from or in addition to the interests of Executone's shareholders generally. The Executone Board of Directors was aware of these interests and took these interests into account.

OPINION OF FINANCIAL ADVISOR WITH RESPECT TO THE COMPUTER TELEPHONY BUSINESS

     Wasserstein Perella has acted as financial advisor to the Board of Directors of Executone in connection with the sale of the computer telephony business. Wasserstein Perella previously acted as financial advisor to the special committee of the Board of Directors with respect to its evaluation of a proposal for a sale of the computer telephony business from a management group of Executone. Such proposal has expired and the special committee has disbanded. At the meeting of the Board of Directors held on October 14, 1999, Wasserstein Perella delivered its oral opinion to the Board, subsequently confirmed in writing, to the effect that, based upon and subject to certain matters set forth in such opinion, as of October 15, 1999, the $44,300,000 cash consideration to be received by Executone pursuant to the sale of the computer telephony business, pursuant to the terms of the asset purchase agreement, was fair to Executone from a financial point of view. No limitations were imposed by the Board upon Wasserstein Perella with respect to investigations made or procedures followed by Wasserstein Perella in rendering the Wasserstein Perella opinion.

     THE FULL TEXT OF THE WASSERSTEIN PERELLA OPINION, WHICH SETS FORTH THE PROCEDURES FOLLOWED, THE ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITS OF THE REVIEW TAKEN BY WASSERSTEIN PERELLA IS ATTACHED HERETO AS ANNEX B TO THIS PROXY STATEMENT. SHAREHOLDERS ARE URGED TO READ THE WASSERSTEIN PERELLA OPINION CAREFULLY AND IN ITS ENTIRETY. THE WASSERSTEIN PERELLA OPINION IS DIRECTED TO THE BOARD OF DIRECTORS AND RELATES ONLY TO THE FAIRNESS FROM A FINANCIAL POINT OF VIEW TO EXECUTONE OF THE $44,300,000 CASH CONSIDERATION TO BE RECEIVED BY EXECUTONE PURSUANT TO THE SALE OF THE COMPUTER TELEPHONY BUSINESS, PURSUANT TO THE TERMS OF THE ASSET PURCHASE AGREEMENT, HAS BEEN PROVIDED TO THE BOARD IN CONNECTION WITH ITS EVALUATION OF THE SALE OF THE COMPUTER TELEPHONY BUSINESS, DOES NOT ADDRESS ANY OTHER ASPECT OF THE SALE AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY SHAREHOLDER AS TO HOW THE SHAREHOLDER SHOULD VOTE WITH RESPECT TO THE ASSET PURCHASE AGREEMENT. THE SUMMARY OF THE WASSERSTEIN PERELLA OPINION SET FORTH IN THIS PROXY STATEMENT IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF THE WASSERSTEIN PERELLA OPINION.

     In connection with rendering its opinion, Wasserstein Perella reviewed, among other things:

      a draft of the asset purchase agreement dated October 15, 1999, and for purposes of its opinion assumed that the final form of the asset purchase agreement did not differ in any material respect from the draft provided;

      certain publicly available business and financial information relating to Executone for recent years and interim periods;

      certain internal financial and operating information, including financial forecasts, analyses and projections prepared by or on behalf of Executone;

      certain financial data relating to the computer telephony assets being sold by Executone and data from certain other companies, the securities of which are publicly traded, that

      Wasserstein Perella believes may be relevant or comparable in certain respects to the computer telephony assets; and

      the financial terms of certain recent acquisitions and business combination transactions in the computer telephony industry specifically and in other industries generally, that Wasserstein Perella believes to be reasonably comparable to the sale of the computer telephony assets or otherwise relevant to its inquiry.


     Wasserstein Perella had discussions with the management of Executone concerning, among other matters, the computer telephony business, operations, assets, financial condition and future prospects. Wasserstein Perella also performed other financial studies, analyses and investigations and reviewed such other information as it considered appropriate for purposes of the Wasserstein Perella opinion. In formulating its opinion, Wasserstein Perella placed significant reliance on the fact that Executone's decision to enter into the asset purchase agreement was preceded by a six-month process during which proposals to purchase the computer telephony assets were solicited by or on behalf of Executone from potential parties which included all of the parties that Executone believed were the logical parties that would be interested in purchasing the computer telephony assets.


     In rendering the Wasserstein Perella opinion, Wasserstein Perella also assumed and relied upon, without independent verification, the accuracy and completeness of all of the financial and other information provided to or discussed with it or that was publicly available and did not assume any responsibility for independent verification of any of such information. Wasserstein Perella assumed and relied upon the reasonableness and accuracy of the financial projections, forecasts and analyses provided to it, and Wasserstein Perella assumed that such projections, forecasts and analyses were reasonably prepared in good faith and on bases reflecting the best available judgments and estimates of Executone's management at the time of their preparation. Wasserstein Perella expresses no opinion as to, and assumes no responsibility for, the projections, forecasts and analyses or the assumptions on which they are based. In addition, Wasserstein Perella has not reviewed any of the books and records of Executone, or assumed any responsibility for conducting a physical inspection of the properties or facilities of Executone, or for making or obtaining an independent valuation or appraisal of the assets or liabilities of Executone, and no independent valuation or appraisal was provided to Wasserstein Perella. Wasserstein Perella assumed that the net value of the assets of the computer telephony business to be purchased by Inter-Tel will not be less than $15,070,000 in any material respect, determined as provided in the asset purchase agreement. Wasserstein Perella also assumed that the transactions described in the asset purchase agreement will be consummated without waiver or modification of any of the material terms or conditions contained therein by any party. The Wasserstein Perella opinion was prepared and delivered based upon economic and market conditions and other circumstances as they existed and could be evaluated by Wasserstein Perella as of the date of the opinion.

     In preparing its opinion, Wasserstein Perella performed a variety of financial and comparative analyses, the material portions of which are summarized below. The preparation of an opinion is a complex analytical process involving various determinations as to the most appropriate and relevant methods of financial analyses and the application of those methods to the particular circumstances and, therefore, such an opinion is not necessarily susceptible to partial analysis or summary description. In arriving at its opinion, Wasserstein Perella did not attribute any particular weight to any analysis or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Accordingly, Wasserstein Perella believes that its analyses must be considered as a whole and that selecting portions of its analyses and the factors considered by it, without considering all such analyses and factors, could create a misleading or incomplete view of the process underlying its analyses set forth in the Wasserstein Perella opinion. In performing its analysis, Wasserstein Perella relied on numerous assumptions made by the management of Executone, and made numerous assumptions with regard to industry performance, general business and economic, financial and market conditions and other matters, many of which are beyond Executone's ability to control, and involve the application of complex methodologies and judgments. Any estimates contained in such analysis and the results of any particular analysis are not necessarily indicative of actual values or predictive of future values, which may be significantly more or less favorable than those suggested by such analyses. In addition, analyses relating to the value of businesses or assets do not purport to be appraisals or to reflect the prices at which businesses or assets may actually be sold. Since these estimates are inherently subject to substantial uncertainty, none of Executone, Wasserstein Perella or any other person assumes responsibility for their accuracy. With regard to the comparable public company analysis and the comparable transactions analysis summarized above, Wasserstein Perella selected comparable public companies on the basis of various factors; however, no public company or transactions utilized as a comparison is identical to Executone or the sale of the computer telephony business. Accordingly, an analysis of the foregoing is not mathematical; rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics of the comparable companies and businesses and other factors that could affect the acquisition or public trading value of the comparable companies and transactions to which the sale of the computer telephony business is being compared.

     The Wasserstein Perella opinion addresses only the fairness from a financial point of view to Executone of the $44,300,000 cash consideration to be received by Executone pursuant to the sale of the computer telephony business, pursuant to the terms of the asset purchase agreement, and does not express any views on any other terms of the sale of the computer telephony business. Specifically, the Wasserstein Perella opinion does not address Executone's underlying business decision to effect the transactions contemplated by the asset purchase agreement or the merits of the sale of the computer telephony business relative to any alternative transaction or other business strategy that may be available to Executone. In addition, the Wasserstein Perella opinion does not address any federal, state or local tax consequences of the sale of the computer telephony business. The Wasserstein Perella opinion also does not address the solvency of Executone following consummation of the sale of the computer telephony business or Executone's use of the proceeds from the sale of the computer telephony business or Executone's business strategy following consummation of the sale.

     In delivering the Wasserstein Perella opinion, representatives of Wasserstein Perella considered and discussed various financial and other matters that Wasserstein Perella deemed relevant. General valuation considerations deemed to be relevant by Wasserstein Perella include, without limitation:

      the convergence of telecommunication and computer technology;


      the computer telephony division's historical, financial and operating performance, current operating trends and management's views of future prospects in the context of the division's business strategy, market position and current and prospective competition;


      the computer telephony division's technological, marketing and distribution strategy; and

      the computer telephony division's relative size and product mix.

     The following is a summary of material financial and comparative analyses performed by Wasserstein Perella in arriving at its October 15, 1999 opinion and presented to the Board of Directors of Executone. The Wasserstein Perella opinion is based upon Wasserstein Perella's consideration of the collective results of such analyses, together with other factors referred to in its opinion letter.


     Sales Process. Wasserstein Perella was engaged by Executone in April 1999 as financial advisor to a special committee of the Board of Directors after Executone announced its intention to divest the computer telephony and healthcare communications divisions in March 1999. Wasserstein Perella conducted a six-month process during which proposals to purchase the computer telephony and healthcare communications businesses were solicited by or on behalf of Executone from over 40 potential acquirors. (See 'Background of the Proposed Sale of the Computer Telephony Business' above, beginning on page 20.) Additionally, Executone issued press releases announcing its intention to sell its computer telephony and healthcare communications businesses and also announced that the special committee of the Board of Directors had retained Wasserstein Perella to advise it on the sale of these businesses.

     Financial Performance of the Computer Telephony Business. Wasserstein Perella evaluated the financial performance of the computer telephony business relative to projections that were originally prepared by Executone in May 1999. The estimates for the fiscal year ending December 31, 1999 were then updated twice by Executone, once in July 1999 and again in October 1999. Executone's projections for the fiscal years ending December 31, 2000 through December 31, 2003 were not updated by management from when they were originally prepared in May. The sales, earnings before interest and taxes (EBIT) and net income projections for the fiscal year ending December 31, 1999 were reduced by management from $117.3 million, $7 million and $4.5 million to $98.0 million, $2.0 million and $1.3 million, respectively. These estimates were also compared to the sales, EBIT and net income results for the fiscal year ended
December 31, 1998, which were $98.6 million, ($1.7) million and ($1.7) million, respectively. Additionally, the financial projections were evaluated based on the internal management reports prepared for the eight months ended August 31, 1999 compared with the comparable prior year period.

     Total Purchase Price Including Assumption of Liabilities. The asset purchase agreement provides, among other things, for the purchase of the computer telephony business and the assumption of certain operating liabilities associated with the computer telephony business. Additionally, the asset purchase agreement provides for the assumption of certain non-operating liabilities. Management informed Wasserstein Perella that the net incremental benefit to Executone of the purchaser assuming these liabilities less certain computer telephony operating liabilities retained by Executone is approximately $3.2 million. Thus, the adjusted purchase price Wasserstein Perella used to evaluate the purchase price was $47.5 million.

     Analysis of Selected Publicly-Traded Comparable Companies. Wasserstein Perella identified certain computer telephony companies deemed comparable to Executone. These companies were: Mitel, Inter-Tel, Active Voice, Comdial and Centigram Communications. Certain financial, operating and market valuation characteristics of these companies were analyzed. Wasserstein Perella compared the market enterprise valuations of these companies to selected operating results of the companies. Wasserstein Perella compared these ratios to the analogous ratio derived by dividing the adjusted purchase price (adjusted for assumption of certain non-operating liabilities) by the operating results of the computer telephony business. Based upon the last twelve months (through
August 31, 1999) operating data, the ratio of firm value or enterprise value (defined as market value plus debt plus preferred stock less cash) to revenue, earnings before interest, taxes, depreciation and amortization (EBITDA) and EBIT ranged from 0.2x to 1.3x (median 1.1x), 5.1x to 9.1x (median 7.1x), 9.4x to 21.6x (median 11.4x), respectively, for the comparable companies.

     Wasserstein Perella further analyzed these ratios and for the purpose of its analysis used the following valuation multiple ranges:

                                 VALUATION
                               MULTIPLE RANGE
                               --------------
Revenues................        0.3x - 0.8x
EBITDA..................        5.0x - 8.0x
EBIT....................       10.0x - 11.0x

     When applying these multiples to the computer telephony division's latest twelve month operating results through August 31, 1999, the following valuation ranges were derived:

                                 ENTERPRISE
                              VALUATION RANGE
                              ---------------
Revenues...............        $27.7 - $73.9
EBITDA.................         $0.6 - $1.0

     Wasserstein Perella did not derive a valuation parameter range based on EBIT, because the computer telephony division had a loss at the EBIT line.

     Analysis of Selected Comparable Acquisitions. Wasserstein Perella identified a group of recent merger and acquisition transactions in the computer telephony industry and reviewed firm value or enterprise value to revenue, firm value to EBITDA, and firm value to EBIT for these transactions.

The ratios resulting from this analysis ranged from 0.4x to 1.4x (median 1.0x), 2.9x to 17.2x (median 13.3x), and 3.9x to 50.3x (median 21.6x), respectively, for the comparable acquisitions.

     Wasserstein Perella further analyzed these merger and acquisition transactions and for the purpose of its analysis used the following multiple ranges:

                                 VALUATION
                               MULTIPLE RANGE
                               --------------
Revenues................        0.2x - 1.1x
EBITDA..................        9.0x - 13.0x
EBIT....................       13.0x - 15.0x

     When applying these multiples to the computer telephony division's latest twelve month operating results through August 31, 1999, the following valuation ranges were derived:

                                 ENTERPRISE
                              VALUATION RANGE
                              ---------------
Revenues...............        $22.9 - $101.6
EBITDA.................         $1.1 - $1.6

     Wasserstein Perella did not derive the valuation parameter based on EBIT because the computer telephony division had a loss at the EBIT line.

     The recent merger and acquisition transactions in the computer telephony industry that were included in this analysis were InterVoice/Brite Voice Systems (8/13/99), Lucent Technologies/Mosaix (7/16/99), ECI Telecom/Tadiran (12/24/98), Mitel/Customer Premises Equipment (5/8/98), Compression Labs/VTEL Corp (5/27/97), Electronic Information Systems/International Telesystems (12/1/93) and Brite Voice Systems/Perception Technology (7/30/93).

     Discounted Cash Flow Analysis. Wasserstein Perella determined a range of implied equity values using a discounted cash flow (DCF) analysis, using projections provided to Wasserstein Perella by management of Executone and a sensitivity analysis that Wasserstein Perella discussed with management of Executone. The sensitivity analysis that was used by Wasserstein Perella was developed by reducing the projections provided by Executone in May 1999 by a factor equivalent to the percentage reduction in sales from management's original projections developed in May 1999 to management's revised projections in October 1999.

     The DCF analysis (using management's projections and the sensitivity analysis described above) derived a present value enterprise value range for the computer telephony business, assuming discount rates ranging from 12.0% to 15.0% of the projected free cash flow of Executone for the years of 1999 through 2003, and its projected terminal value in 2003 based upon a range of multiples of EBITDA ranging from 4.0x to 7.0x. This analysis resulted in an enterprise value range of $24.8 million to $83.9 million.

     Wasserstein Perella is an investment banking firm engaged, among other things, in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive bidding and secondary distributions of listed and unlisted securities and private placements. Wasserstein Perella was selected to render the Wasserstein Perella opinion because it is a nationally recognized investment banking firm and because of its experience in the valuation of companies, including companies in the computer telephony industry. In the ordinary course of its business, Wasserstein Perella may actively trade the debt and equity securities of Executone for its own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities.

     Under the terms of Wasserstein Perella's engagement letter, Executone paid Wasserstein a financial advisory fee of $100,000 (which amount will be credited against the transaction fee described below) and has agreed to pay Wasserstein Perella a transaction fee of $700,000, $250,000 of which was payable upon the delivery of the Wasserstein Perella opinion. The balance of the transaction fee will not be paid unless the sale of the computer telephony business is consummated. In addition to the compensation described above, Executone agreed to reimburse Wasserstein Perella for its reasonable out-of-pocket expenses, including fees, disbursements and other charges of its counsel. Executone has agreed to indemnify Wasserstein Perella and its affiliates, their respective directors, officers, partners, agents and employees and controlling persons, and each of their respective successors and assigns against certain liabilities and expenses, including certain liabilities under the federal securities laws, relating to or arising out of such engagement.

     Wasserstein Perella previously acted as financial advisor to the special committee of the Board of Directors with respect to its evaluation of a proposal for a sale of the computer telephony business from a management group of Executone. Such proposal has expired and the special committee has disbanded.

DESCRIPTION OF THE AGREEMENT AND THE PROPOSED SALE OF THE COMPUTER TELEPHONY BUSINESS

     Purchased Assets. The assets to be sold by Executone consist of those assets within Executone's computer telephony business and certain assets also related to the healthcare communications business, including the following:

      accounts receivable from the sale of its computer telephony products;

      leases, subleases and licenses for the use of certain facilities related to Executone's computer telephony business;

      books and records of the computer telephony business;

      computer hardware and software used in the computer telephony business;

      agreements, purchase orders, invoices and personal property leases related to the computer telephony business;

      customer list of the computer telephony business;

      furniture, fixtures and equipment of the computer telephony business;

      assets contained in Executone's healthcare products manufacturing facility in Poway, California;

      intellectual property rights related to the computer telephony business;

      inventory related to the computer telephony business and raw materials and work in process used in manufacturing for the healthcare communications business;

      governmental permits and licenses used in connection with the computer telephony business;

      prepaid expenses and deposits used in the operation of the computer telephony business; and

      Executone's equity interest in ECS Communications Group, Inc., a distributor of Executone's computer telephony products.

     Executone will retain all of its other assets, including all assets related to the healthcare communications business and the electronic lottery business.

     Assumed Liabilities. Under the agreement, in addition to the liabilities reflected on the closing balance sheet, Inter-Tel has agreed to assume the following liabilities in connection with the computer telephony business:

      existing contracts with vendors, customers and distributors of the computer telephony business;

      trade account payables and accrued liabilities;

      leases for properties used by the computer telephony business;

      50% of the indebtedness guaranteed by Executone for the transition plan participants;

      50% of the separation payments due the transition plan participants;

      severance for any employees of the computer telephony business not hired by Inter-Tel;

      all warranty obligations relating to the computer telephony business;

      all claims and lawsuits arising post-closing against the computer telephony business and certain other litigation expenses and potential liabilities relating to the computer telephony business that were pending prior to the date of the agreement; and

      certain other liabilities and obligations incurred by the computer telephony business in its ordinary operations.

     Inter-Tel specifically will not assume:

      any liabilities of the healthcare business or eLottery business;

      liabilities for unpaid taxes;

      obligations and liabilities with respect to circumstances or events occurring prior to the closing date with respect to leases and intellectual property;


      obligations and liabilities occurring prior to the closing date with respect to indemnification of officers and directors;


      pending litigation except three cases specifically identified;

      long-term debt, except as related to capitalized leases specifically identified to be assumed; or

      severance payments for Stanley J. Kabala and Edward W. Stone, Jr.


     Purchase Price. In consideration of the sale of assets to Inter-Tel, Inter-Tel has agreed to pay Executone $44.3 million in cash and to assume certain liabilities as described above. A portion of the purchase price will be held in escrow as described below. The purchase price may be adjusted based upon the difference between the net value of the assets transferred as of the closing date and the net value of the assets as of June 30, 1999, determined as provided in the asset purchase agreement.


     Escrow. The parties will place $4 million of the purchase price in escrow upon the closing of the sale of the computer telephony business. This amount will be reduced to $2 million after six months, subject to sufficient funds remaining in escrow for any pending claims, with the excess to be distributed to Executone. Any amount remaining in escrow on the first anniversary of the closing date will be distributed to Executone. The escrow fund will be available as partial security for Executone's indemnification obligations under the agreement and its obligation to effect any adjustment up to $1,000,000 to the purchase price based upon the closing balance sheet.

     Representations and Warranties. The agreement contains customary representations and warranties by Executone and Inter-Tel relating to, among other things:

      their respective organizations and similar corporate matters;

      authorization, execution, delivery, performance and enforceability of the agreement;

      compliance with organizational documents, certain contracts and applicable laws;

      required consents to the transactions contemplated by the agreement;

      the absence of undisclosed litigation; and

      brokers' or finders' fees.

     The agreement also contains additional representations and warranties of Executone relating to, among other things:

      environmental matters;

      tax matters;

      certain contracts;

      required permits to operate the computer telephony business;

      title to the assets proposed to be sold to Inter-Tel;

      books and records;

      employment agreements and benefits and other employee matters;

      insurance matters;

      intellectual property matters;

      the quality of the inventory of the computer telephony business;

      the accuracy of certain financial statements;

      the absence of a material adverse change in the business, results of operations or financial condition of the computer telephony business, excluding, among other things, certain events attributable to the effect of the announcement of the proposed sale or the pendency of the transactions contemplated by the agreement;

      readiness for computer-related problems associated with the Year 2000; and

      the facilities of the computer telephony business.

     The agreement also contains an additional representation and warranty of Inter-Tel relating to the sufficiency of Inter-Tel's financing.

     Conduct of the Computer Telephony Business Pending the Sale. Under the agreement, pending the closing of the sale, Executone has agreed to operate its computer telephony business in the ordinary course and in accordance with past practice, except as specifically permitted in the agreement or consented to by Inter-Tel in writing. In operating the business, Executone will provide Inter-Tel with key financial information and access to the books and records and other information pertaining to the computer telephony business.

     No Solicitation. Until the closing of the sale, Executone has agreed not to solicit other offers to purchase the computer telephony business. Executone may consider and negotiate an unsolicited proposal that the Executone Board in good faith believes is more favorable than the agreement with Inter-Tel.

     Conditions. The closing of the sale of the assets of the computer telephony business is conditioned upon receiving the required affirmative vote of Executone's shareholders to approve and adopt the agreement with Inter-Tel. In addition, the closing of the sale is subject to the satisfaction of certain other customary conditions including, among other things:

      approval of the asset purchase agreement by Executone shareholders;

      the accuracy as of the closing date of the representations and warranties set forth in the asset purchase agreement in all material respects;

      the performance by the parties of their material obligations under the asset purchase agreement;

      delivery of all documents required under the asset purchase agreement;

      with certain limitations, the lack of a material adverse change to the computer telephony business;

      expiration or termination of the waiting period required under the Hart-Scott-Rodino Antitrust Improvements Act; and

      the lack of litigation enjoining the closing of the sale.

     Manufacturing Agreement. The parties will enter into a manufacturing agreement to be negotiated prior to the closing of the sale. Under the manufacturing agreement, Inter-Tel will manufacture products and parts and provide services at fixed and standard product and labor cost for Executone's healthcare communications business. This agreement may be assigned by Executone to a buyer of the healthcare business.

     Headquarters Sublease Agreement. Under the agreement, Inter-Tel will assume the lease to Executone's headquarters in Milford, Connecticut. The parties will enter into a sublease agreement for the part of the headquarters to be used by Executone's healthcare communications business.

     License and Lease Agreements. Executone and Inter-Tel will enter into certain license and lease agreements for the use by Executone's healthcare business of certain trademarks, software and computer assets to be transferred to Inter-Tel pursuant to the sale.

     Services Agreement. Under a services agreement to be negotiated prior to the closing of the sale, Inter-Tel may provide to the healthcare communications business, and the healthcare communications business may provide to Inter-Tel, certain transition services for a period of three months after the closing date.

     Termination. Either Executone or Inter-Tel may terminate the agreement under certain circumstances, including if:

      both parties consent in writing;

      the sale is not completed on or before January 31, 2000, unless the date is extended in accordance with the terms of the asset purchase agreement;

      any court or other governmental body issues an order prohibiting the closing;

      the Executone shareholders do not approve the asset purchase agreement; or

      the other party breaches in a material manner any of the representations or warranties or any covenant or agreement it has under the asset purchase agreement so that the closing conditions would not be satisfied and the breach is not cured within 15 days.

     Inter-Tel may terminate the agreement under certain circumstances, including if:

      the Executone Board of Directors withdraws its recommendation in favor of the approval of the agreement;

      Executone fails to include the recommendation of the Board of Directors in favor of the agreement in this proxy statement;

      the Executone Board of Directors, after consultation with its financial advisors, approves or recommends an unsolicited offer for the computer telephony business that it believes is more favorable from a financial point of view to Executone's shareholders; or

      a third party commences a tender or exchange offer relating to the securities of Executone and Executone fails to send a statement recommending rejection of this tender or exchange offer to its shareholders.

     If Inter-Tel terminates the agreement in accordance with these provisions, Executone will be required to make a $2 million payment to Inter-Tel.

     In addition, Executone may terminate the agreement if it receives an unsolicited superior offer for the computer telephony business from a third party, in which case Executone would be required to make a $2 million payment to Inter-Tel.

     Indemnification. Executone has agreed to indemnify Inter-Tel and its affiliates and representatives for all liabilities or expenses arising from:

      any breach of any of the representations and warranties made by Executone in the agreement or any instrument or document executed by Executone in connection with the agreement;

      any breach by Executone of any covenant or obligation in the agreement;

      any claim for brokerage or finder's fees or commissions based upon any agreement with Executone in connection with the transactions contemplated by the agreement;

      any liability of Executone that is not specifically assumed by Inter-Tel under the agreement; and


      any tax liability relating to the purchased assets attributable to any period beginning before and ending before or on the closing date;


     Inter-Tel has agreed to indemnify Executone and its affiliates and representatives for all liabilities or expenses arising from:

      any breach of the representations and warranties made by Inter-Tel in the agreement or any instrument or document executed by Inter-Tel in connection with the agreement;

      any liability that is assumed by Inter-Tel under the agreement;

      any breach by Inter-Tel of any covenant or obligation in the agreement;

      any claim for brokerage or finder's fees or commissions based upon any agreement with Inter-Tel in connection with the transactions contemplated by the agreement;

      any tax liability relating to the purchased assets attributable to any period beginning on or after the closing date; and

      claims by third parties against Executone relating to the operation, ownership and performance by Inter-Tel of the purchased assets, and the conduct of Inter-Tel in connection with the computer telephony business from and after the closing date.

     The indemnification obligations survive for a period of one year after the closing date, except that this time limitation will be extended to the expiration of the applicable statute of limitations in connection with claims by Inter-Tel with respect to tax or environmental matters. Neither party shall have any indemnity obligation to the other party until the aggregate amount of the claims against that party exceeds $375,000, and then only to the extent that the claims in the aggregate exceed $187,500. This limitation shall not apply in connection with certain litigation or tax liabilities. The maximum amount recoverable by either party under the indemnification provisions is the amount of the purchase price, as adjusted.

INTERESTS OF CERTAIN PERSONS IN THE PROPOSED SALE


     Executone's 1986 Stock Option Plan provides that all outstanding options will become fully exercisable upon a change in control. The number of Executone stock options held by Executone directors and executive officers as a group that will become vested and fully exercisable upon consummation of the sale is 352,966. In addition, the number of Executone warrants held by directors that will become vested and fully exercisable upon consummation of the sale is 25,000. Stanley J. Kabala has a right to receive 25,000 shares of common stock and an option to purchase 100,000 shares of common stock at $4.125 per share, each contingent upon the sales of the computer telephony and healthcare communications businesses to buyers other than a management group in which he participates. If the sale is completed, Executone's Board of Directors and executive officers will own, or have the right to purchase, an aggregate of approximately 6% of the outstanding shares of Executone common stock. The Board of Directors also has established a bonus pool for certain officers of Executone to be awarded upon the sales of the computer telephony and healthcare communications businesses in the event that the officers continue to be employed by Executone until the consummation of the sales. The bonus pool consists of 0.5% of the aggregate sale proceeds for the computer telephony and healthcare communications businesses up to $70 million and 5% of the aggregate sales proceeds over $70 million. The pool is to be divided as follows: 30% of the pool to Mr. Kabala, Chairman, President and Chief Executive Officer; 20% of the pool to Edward W. Stone, Jr., Senior Vice President and Chief Financial Officer; 15% of the pool to Barbara C. Anderson, Vice President, Law and Administration and Secretary; 15% of the pool to James E. Cooke III, Vice President, Sales; and 10% of the pool each to two non-executive officers of Executone. In addition, certain executive officers of Executone are participants in a transition and retention plan adopted by the Board of Directors in June 1998. Under the 1994 Executive Stock Incentive Plan, the participants in the transition and retention plan obtained loans to purchase shares of Executone common stock at the market price. Under the terms of the transition and retention plan, the sale of the computer telephony business constitutes a 'change in control' resulting in the full vesting of a retention payment for each participant. The amount of the retention payment is up to 110% of any shortfall of the value of the common stock purchased with the loan below the loan's outstanding principal and interest. See the 'Compensation Committee Report on Executone Compensation' on page 45 and 'Certain Relationships and Related Transactions' on pages 51-52 of this proxy statement for a more complete discussion of the transition and retention plan.

EXPECTED GAIN FROM PROPOSED SALE; CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     Executone currently expects to report a gain for federal income tax purposes of approximately $23 million from the sale. Executone does not anticipate federal income tax liability as a result of the reported gain due to Executone's large net operating loss carry forwards. It is anticipated that Executone will have a tax liability under the federal alternative minimum tax, estimated at $0.5 million.

ACCOUNTING TREATMENT

     The transactions will be accounted for as a sale of assets by Executone.

SHAREHOLDERS' RIGHTS OF DISSENT AND APPRAISAL

     Under Virginia law, Executone shareholders do not have dissenters' or appraisal rights in connection with the proposed sale of the computer telephony and healthcare communications businesses.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE 'FOR' PROPOSAL 1.

                 PROPOSAL 2 -- THE AMENDMENT TO THE ARTICLES OF
                INCORPORATION TO CHANGE THE NAME OF THE COMPANY

     The text of Article I of Executone's Articles of Incorporation, constituting the provision establishing the name of the company, as proposed to be amended, is included in the Articles of Amendment of the Articles of Incorporation attached as Annex C to this proxy statement. The following discussion of the amendment is qualified in its entirety by reference to the text of the amendment.

     At a meeting held October 8, 1999, the Executone Board of Directors adopted a resolution approving a proposed amendment to Article I of its Articles of Incorporation to change the name of the company from EXECUTONE Information Systems, Inc. to eLOT, Inc. The Executone Board of Directors has concluded that approval of the amendment would be in the best interests of Executone's shareholders because the name eLOT, Inc. will more accurately communicate the company's business after the consummation of the proposed sale.

     THE APPROVAL AND ADOPTION OF THE AMENDMENT CHANGING THE COMPANY'S NAME IS CONDITIONED UPON THE CLOSING OF THE PROPOSED SALE.

CERTAIN EFFECTS OF THE PROPOSED AMENDMENT

     The proposed name change will not affect Executone's operations or business, or the rights of its shareholders. Immediately upon effectiveness of the amendment, Executone stock certificates will be deemed to be certificates of the new company. Executone will issue new eLOT stock certificates only upon request and for transfers and new issuances.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE 'FOR' PROPOSAL 2.

                 PROPOSAL 3 -- THE AMENDMENT TO THE ARTICLES OF
           INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES

     At a meeting held October 8, 1999, the Executone Board of Directors adopted a resolution approving a proposed amendment to Article 3 of its Articles of Incorporation, as amended, to increase Executone's authorized shares of common stock from 80,000,000 to 130,000,000. The text of the proposed amendment is attached as Annex C to this proxy statement. The following discussion of the amendment is qualified in its entirety by reference to the text of the amendment.

PURPOSE OF THE AMENDMENT


     As of the record date, of Executone's 80,000,000 authorized shares of common stock, 63,004,953 shares were issued and outstanding. The principal purpose of the proposed amendment is to authorize additional shares of common stock, which will be available:


      for issuance to raise additional capital;

      in order to acquire another company or its business or assets through the issuance of stock;

      in order to establish a strategic relationship with a corporate partner through an exchange of stock;

      for reservation and issuance pursuant to stock option plans; and

      in order to effect any necessary stock splits or stock dividends approved by the Board of Directors.


     If the proposed amendment is adopted, the aggregate number of authorized shares of common stock will be increased from 80,000,000 shares to 130,000,000 shares. If the amendment were adopted as of the record date, 66,995,047 shares would be available for issuance by the Board of Directors, without any further stockholder approval, except in certain issuances of shares which require stockholder approval in accordance with the requirements of the Nasdaq National Market or Virginia Stock Corporation Act. If the amendment is not approved,
(A) the number of authorized shares will remain the same, (B) the company will have insufficient shares available for the proposed new stock option plan and for issuance pursuant to existing stock option plans in the near future, and
(C) management will have limited flexibility to do the things listed above. The Board of Directors has not taken formal action to issue any of the additional shares. Except for issuances permitted by stock option plans, the Board of Directors has no immediate plans, understandings, agreements or commitments to issue any of the additional shares of common stock.


EFFECTS OF THE AMENDMENT

     There will be no change in the voting rights, dividend rights, liquidation rights, preemptive rights or any other stockholder rights as a result of the proposed amendment. The additional shares might be issued at such times and under such circumstances as to have a dilutive effect on earnings per share and on the equity ownership of the present holders of common stock.

POTENTIAL ANTI-TAKEOVER EFFECT OF THE AMENDMENT

     The proposed amendment could, under certain circumstances, have an anti-takeover effect, although that is not the intention of the amendment. The increased number of authorized shares of common stock could discourage, or be used to impede, an attempt to acquire or otherwise change control of Executone. The private placement of shares of common stock into 'friendly' hands, for example, could dilute the voting strength of a party seeking control of Executone.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE 'FOR' PROPOSAL 3.

                      PROPOSAL 4 -- ELECTION OF DIRECTORS

     Each director to be elected at the meeting will serve until the next annual meeting of shareholders. Executone's Bylaws give the Executone Board of Directors the flexibility to designate the size of the Board within a range of five to nine members and to appoint new directors should suitable candidates come to its attention before the next annual meeting of shareholders. Consequently, the Executone Board of Directors has the ability to respond to changing requirements and to take timely advantage of the availability of especially well-qualified candidates. Any such appointees to the Executone Board of Directors cannot serve past the next annual meeting without shareholder approval.

     The following persons have been nominated by the Executone Board of Directors as candidates for election as directors, and proxies not marked to the contrary will be voted in favor of their election. Messrs. Berman, Seslowe and Gunn are being nominated pursuant to the

Agreement for the Redemption and Conversion of the Preferred Stock, dated March 29, 1999, providing for the sale of the computer telephony and healthcare communications businesses and the composition of the Board of eLOT after the sales. Stanley M. Blau resigned as director on September 30, 1999, and current directors Louis K. Adler and Malinda Mitchell have decided not to stand for reelection at the annual meeting. The election of each nominee for director requires the affirmative vote of the holders of a plurality of shares of common stock, cast in the election of directors. Votes that are withheld and shares held in street name that are not voted in the election of directors will not be included in determining the number of votes cast. Certain information regarding each nominee and each director continuing in office is set forth below, including each individual's principal occupation and business experience during at least the last five years, and the year in which the individual was elected a director of Executone or one of its predecessor companies.

                                                                                        DIRECTOR
          NAME             AGE                  PRINCIPAL OCCUPATION                     SINCE
          ----             ---                  --------------------                     -----
Stanley J. Kabala........   56   President, Chief Executive Officer, and Chairman of      1998
                                   the Company since June 1998. Prior thereto,
                                   President and Chief Executive Officer of Rogers
                                   Cantel Mobile Communications, the largest wireless
                                   telephone company in Canada, and Chief Operating
                                   Officer of its parent Rogers Communications, Inc.,
                                   from 1996 to 1997. During 1995, President and
                                   Chief Executive Officer of Unitel Communications,
                                   Inc., Canada's largest alternative long distance
                                   provider. From 1968 through 1994, various positions
                                   at AT&T Corporation, most recently Vice
                                   President -- Customer Service for the Business
                                   Communications Services Division and Vice
                                   President -- AT&T 800 and Business Applications
                                   Services.

Robert A. Berman.........  39    Mr. Berman presently serves as Managing Director of       --
                                   Watertone Holdings, L.P., a real estate holding
                                   company, and Watermark Investments Limited, LLC,
                                   a venture capital and asset management firm. Mr.
                                   Berman is the former Chairman of the Board and
                                   Chief Executive Officer of Hospitality Worldwide
                                   Services, Inc., a hospitality services company,
                                   serving from November 1997 until September 1999.
                                   Mr. Berman has an extensive background in the
                                   financial development of a variety of commercial
                                   and corporate ventures.

Philip Gunn..............  46    Co-founder and President of Growth Capital               1999
                                   Partners, LLC, a professional merchant banking and
                                   venture capital investment firm. Before
                                   establishing Growth Capital Partners in 1982, Mr.
                                   Gunn was a Vice President in the Manufacturers
                                   Hanover Merchant Banking Group with overall
                                   responsibility for merger and acquisition
                                   advisory services. During the past twenty years,
                                   he has been active in structuring, negotiating,
                                   and financing corporate acquisitions, management
                                   buyouts and venture capital investments.

                                                  (table continued on next page)

(table continued from previous page)


                                                                                     DIRECTOR
          NAME             AGE                  PRINCIPAL OCCUPATION                  SINCE
          ----             ---                  --------------------                  -----
John P. Hectus...........  55    President, AT&T Canada -- Enterprises from March      1998
                                   1999 to present; Vice President and Chief
                                   Financial Officer, AT&T Canada -- Enterprises,
                                   from June 1998 to the present; from 1996 through
                                   June 1998 Senior Vice President and Chief
                                   Financial Officer, AT&T Canada Long Distance
                                   Services; from 1994 through 1995, regional Vice
                                   President and Chief Financial Officer, AT&T
                                   Caribbean & Latin America; from 1990 to 1994,
                                   Executive Vice President & Chief Financial
                                   Officer, AT&T Paradyne; prior thereto, various
                                   executive positions within AT&T Corporation.

Jerry M. Seslowe.........  53    Managing Director of Resource Holdings Ltd., an       1996
                                   investment and financial consulting firm, since
                                   1983. Prior to 1983, Mr. Seslowe was a partner
                                   at KPMG Peat Marwick, a provider of investment
                                   and financial services. Mr. Seslowe has served
                                   as a director of Executone since February 1996
                                   and prior to Executone's acquisition of eLottery
                                   was a director of eLottery. Mr. Seslowe is a
                                   certified public accountant and an attorney.


DIRECTOR COMPENSATION

     Each director who does not receive other direct compensation from Executone receives an annual retainer of $10,000, payable in equal quarterly installments, plus a fee of $1,250 for each Board meeting attended, $1,250 for each three telephone conference call meetings, and $1,250 for each Committee meeting held separately from a Board meeting. In addition, each such director is granted annually an option to purchase shares of Executone's common stock under the terms of Executone's 1990 Directors' Stock Option Plan approved by the shareholders on June 20, 1990 and amended, with the approval of the shareholders, on July 30, 1996.


     As of October 31, 1999, 127,800 shares had been issued upon exercise of options granted under the terms of the this plan and options to purchase 115,100 shares of common stock were outstanding under the terms of this plan. The number of shares for which options may be granted each year are determined by reference to the Black-Scholes option pricing model to provide an option equal in value to $10,000 based upon the market price of the common stock at the date of grant. An aggregate of up to 250,000 shares are issuable under this plan. Each of Messrs. Adler, Hectus and Seslowe received options to purchase 14,700 shares under this plan in 1998. Ms. Mitchell received options to purchase 6,800 shares and Mr. Gunn received options to purchase 4,500 shares under this plan in 1999 upon their initial election to the Board.


     Each director who does not receive other direct compensation from Executone also receives upon his or her initial election to the Board a warrant to purchase 25,000 shares of Executone common stock at the market price at the date of grant. Each warrant vests ratably over a three-year period and has a term of five years. Under this program, the following warrants have been granted to current directors upon their initial election to the Board:

                                                        WARRANT
                                  DATE OF                PRICE
           NAME                    GRANT               PER SHARE
           ----                    -----               ---------
Jerry M. Seslowe...........  February 1, 1996            $2.63
Louis K. Adler.............    July 29, 1997             $2.00
John J. Hectus.............  November 18, 1998           $1.25
Malinda Mitchell...........    March 1, 1999             $3.06
Philip Gunn................    May 21, 1999              $5.31

     Executone also reimburses directors for the travel and accommodation expenses incurred in attending Board meetings.

BOARD AND COMMITTEE ACTIVITIES

     During 1998, the Board of Directors met on 17 occasions. All directors attended more than 75% of the total number of meetings of the Board and of all committees of which they were members during 1998. The Board has two standing committees, an Audit Committee and a Compensation Committee.

     The function of the Audit Committee is to recommend the selection of auditors and to review the audit report and the adequacy of internal controls. The Audit Committee met twice during 1998. The members of the Audit Committee during 1998 and until the date of the meeting were Stanley Blau and until November 1998, Thurston Moore, when he was replaced by John Hectus. The members of the Audit Committee if the current nominees for director are elected will be Philip Gunn and John Hectus.

     The Compensation Committee recommends to the full Board the compensation arrangements, stock option grants and other benefits for executive management of Executone as well as the incentive plans to be adopted by Executone. The Compensation Committee met once during 1998. The members of the Compensation Committee during 1998 and until the date of the meeting were Jerry Seslowe and Louis Adler, and until November 1998, Richard Rosenbloom. The members of the Compensation Committee if the current nominees for director are elected will be Philip Gunn and Jerry Seslowe.

                         OWNERSHIP OF EQUITY SECURITIES


     The following table lists any person (including any 'group' as that term is used in Section 13(d)(3) of the Exchange Act) who, to the knowledge of Executone, was the beneficial owner as of October 31, 1999, of more than 5% of the outstanding voting shares of the Company. Unless otherwise noted, the owner has sole voting and dispositive power with respect to the securities.



                                                         AMOUNT AND NATURE OF
TITLE OF CLASS  NAME AND ADDRESS OF BENEFICIAL OWNER     BENEFICIAL OWNERSHIP   PERCENT OF CLASS(1)
--------------  ------------------------------------     --------------------   -------------------
Common Stock    Heartland Advisors, Inc.                      5,259,200                 8.35%
                790 North Milwaukee Street
                Milwaukee, WI 53202


------------


(1) Percentages shown are based upon 63,004,953 shares of common stock actually outstanding as of October 31, 1999. In cases where the beneficial ownership of the individual or group includes options, warrants or convertible securities, the percentage is based on 63,004,953 shares actually outstanding, plus the number of shares issuable upon exercise or conversion of any such options, warrants or convertible securities held by the individual or group. The percentage does not reflect or assume the exercise or conversion of any options, warrants or convertible securities not owned by the individual or group in question.



                            ------------------------

     The following table sets forth the beneficial ownership of Executone's voting shares by all current directors and nominees of Executone, the Chief Executive Officer, the former Chief Executive Officer and the four next most highly compensated executive officers in 1998, and all current directors and executive officers of Executone as a group. Unless otherwise indicated, each person listed below has sole voting power over all shares beneficially owned by him or her.


                                                         AMOUNT AND NATURE OF
TITLE OF CLASS  NAME AND ADDRESS OF BENEFICIAL OWNER     BENEFICIAL OWNERSHIP   PERCENT OF CLASS(1)
--------------  ------------------------------------     --------------------   -------------------
Common Stock    Louis K. Adler                                  201,112(2)                 *
                Robert A. Berman                              1,252,548(3)              1.99%
                Philip Gunn                                      29,500(4)                 *
                John P. Hectus                                   39,700(5)                 *
                Stanley J. Kabala                               486,000(6)                 *
                Alan Kessman                                  1,737,337                 2.76%
                Andrew Kontomerkos                              407,083                    *
                Malinda Mitchell                                 31,800(4)                 *
                Vic Northrup                                    127,537(7)                 *
                Jerry M. Seslowe                                623,945(8)                 *
                Shlomo Shur                                     626,456                    *
                All Current Directors and Officers as a       3,484,747(9)              5.41%
                Group (14 persons)


------------

*  Less than 1%.


(1) Information is provided as reported to Executone as of October 31, 1999 for all owners except Andrew Kontomerkos and Shlomo Shur, as to whom the information is provided as of May 15, 1998 when their employment by the Company terminated, Alan Kessman, as to whom the information is reported as of June 28, 1998, when his employment ended, and Vic Northrup, as to whom the information is reported as of September 31, 1998 when his employment ended. With respect to the common stock, percentages shown are based upon 63,004,953 shares of common stock actually outstanding as of October 31, 1999. In cases where the beneficial ownership of the individual or group includes options warrants or convertible securities, the percentage is based on 63,004,953 shares actually outstanding, plus the number of shares issuable upon exercise or conversion of any such options, warrants or convertible securities held by the individual or group. The percentage does not reflect or assume the exercise or

                                              (footnotes continued on next page)

(footnotes continued from previous page)

    conversion of any options, warrants or convertible securities not owned by the individual or group in question.



(2) Includes 98,315 shares issuable upon exercise of options that are exercisable within 60 days of October 31, 1999, and 25,000 shares issuable upon exercise of warrants, of which 16,667 are exercisable within 60 days of October 31, 1999.



(3) Includes 6,356 shares issuable upon exercise of options that are exercisable within 60 days of October 31, 1999.



(4) Includes 4,500 shares issuable to Mr. Gunn upon exercise of options, 6,800 shares issuable to Ms. Mitchell upon exercise of options, and 25,000 shares issuable to each upon exercise of warrants, none of which are exercisable within 60 days of October 31, 1999.



(5) Includes 14,700 shares issuable upon exercise of options that are exercisable within 60 days of October 31, 1999, and 25,000 shares issuable upon exercise of warrants, none of which are exercisable within 60 days of October 31, 1999.



(6) Includes 200,000 shares issuable upon exercise of options that are exercisable within 60 days of October 31, 1999.





(7) Includes 56,494 shares issuable upon exercise of options, of which 34,108 are exercisable within 60 days of October 31, 1998.





(8) Includes 66,312 shares issuable upon exercise of options that are exercisable within 60 days of October 31, 1999, and 25,000 shares issuable upon exercise of warrants that are exercisable within 60 days of October 31, 1999. Also includes 58,629 shares of common stock owned, 63,559 shares of common stock issuable upon exercise of options that are exercisable within 60 days of October 31, 1999, and 100,000 shares of common stock issuable upon exercise of warrants that are exercisable within 60 days of October 31, 1999 held by Resource Holdings Associates, of which Mr. Seslowe is a managing director and in which he holds a greater than 10% ownership interest.





(9) Includes 976,086 shares issuable upon exercise of options, and 225,000 shares issuable upon exercise of warrants, of which 621,820 and 141,667, respectively, are exercisable within 60 days of October 31, 1999, and 35,765 shares issuable upon conversion of Executone's debentures.

                        EXECUTIVE OFFICERS OF EXECUTONE


     The executive officers of Executone as of October 31, 1999 are as follows:


                   NAME                     AGE                POSITION WITH EXECUTONE
                   ----                     ---                -----------------------
Stanley J. Kabala.........................  56    Chairman of the Board, President and Chief
                                                  Executive Officer
Edward W. Stone, Jr.......................  46    Senior Vice President and Chief Financial Officer
Michael W. Yacenda........................  47    Executive Vice President and President, eLottery,
                                                  Inc.
Barbara C. Anderson.......................  47    Vice President, Law and Administration and
                                                  Secretary
James E. Cooke III........................  51    Vice President, Sales
Israel J. Hersh...........................  45    Vice President, Engineering and Development
Robert W. Hopwood.........................  56    Vice President and Vice President, eLottery
                                                  Operations
Frank J. Rotatori.........................  56    Vice President, Business Development,
                                                  International and Strategic Alliances

     Stanley J. Kabala was elected Chairman of the Board, President and Chief Executive Officer of Executone in June 1998. Prior to that, he was President and Chief Executive Officer of Rogers Cantel Mobile Communications, the largest wireless telephone company in Canada, and Chief Operating Officer of its parent, Rogers Communications, Inc., from 1996 to 1997. During 1995, Mr. Kabala was President and Chief Executive Officer of Unitel Communications, Inc., Canada's largest alternative long distance provider. From 1968 through 1994, Mr. Kabala held various positions at AT&T Corporation, most recently Vice
President -- Customer Service for the Business Communications Services Division and Vice President -- AT&T 800 and Business Applications Services.

     Edward W. (Ted) Stone, Jr. has served as Senior Vice President and Chief Financial Officer of Executone since October 1998. Prior to that time, he served as Vice President, Finance for the Thomson Corporation Publishing International group of The Thomson Corporation, a leading publisher of specialized information, from 1995 to 1998. From 1993 to 1995, Mr. Stone was Vice President and Chief Financial Officer of Krueger International, Inc., a leading manufacturer of institutional and commercial furniture. From 1988 to 1993, he was Controller and then Vice President, Finance for the Searle Pharmaceuticals subsidiary of The Monsanto Company and General Manager of Searle's Animal Health division. Earlier in his career, Mr. Stone was Chief Financial Officer for two entrepreneurial specialty chemical companies and a Division Controller for Pfizer, Inc. Mr. Stone holds an A. B. degree in Engineering Sciences from Dartmouth College and an MBA from the Amos Tuck School of Business Administration at Dartmouth.

     Michael W. Yacenda has served as Executive Vice President of Executone since January 1990, and as President of eLottery and its subsidiary, UniStar Entertainment since 1996. Prior to that time, he was Vice President, Finance and Chief Financial Officer of Executone from July 1988 to January 1990. He served as a Vice President of ISOETEC from 1983 to 1988. From 1974 to 1983, Mr. Yacenda was employed by the public accounting firm, Arthur Andersen & Co. Mr. Yacenda is a certified public accountant.

     Barbara C. Anderson has been Vice President, Law and Administration and Secretary of Executone since October 1998. Prior to that time, she was Vice President, General Counsel and Secretary since 1990. From 1985 to 1989, she was Corporate Counsel of United States Surgical Corporation, a manufacturer of medical devices.

     James E. Cooke III has served as Vice President, Sales, since November 1998. Prior to that time, he was Vice President, National Accounts of Executone since February 1996. Prior to that time, from 1992 until 1996, Mr. Cooke served as Division Manager of Operations for Executone, and from 1988 through 1991, Mr. Cooke was a District Manager for Executone. From 1985 until 1988, Mr. Cooke was the President of an interconnect company, and from 1981 to 1985, he was a General Manager and a Regional Manager of the Jarvis Corporation. For eight years prior to that time, he worked at Xerox Corporation in various sales and management positions.

     Israel J. Hersh has been Vice President, Engineering and Development, since 1999 and was Vice President, Software since February 1996. Mr. Hersh joined Executone as Director of Software Development in 1984, and was promoted to Senior Director of Software Engineering in January 1994. Prior to his employment with Executone, Mr. Hersh was a manager of the software development department for T-Bar, Inc. Mr. Hersh has a B.S. in Electrical Engineering from Tel Aviv University and a MS in Electrical Engineering from Bridgeport University.

     Robert W. Hopwood has been Vice President of Executone and Vice President, Operations of its lottery and Unistar Entertainment subsidiaries since May 1996, and prior thereto served as Vice President, Customer Care of Executone from January 1990. From 1983 until 1990, Mr. Hopwood was the Director of Technical Operations of Executone and ISOETEC.

     Frank J. Rotatori has been Vice President, Business Development of Executone, since April 1999. Prior thereto, he was President of the Healthcare Communications Division since February 1996. Prior thereto he was Vice President, European Operations since February 1994, and prior thereto was Director of Call Center Management Products during 1992 and 1993, Vice President-Direct Sales from 1990 through 1991 and Vice President, Customer Service of Executone from 1988 to 1990. Mr. Rotatori joined ISOETEC in 1986 as a regional manager. From 1982 to 1986, he served as General Manager and Eastern Regional Manager for Rolm Corporation. For 13 years prior to that time, he worked at Xerox Corporation in various manufacturing, accounting, sales and service management positions.

                           EXECUTIVE OFFICERS OF ELOT

     Upon the approval of the asset purchase agreement and the amendment to Executone's Articles of Incorporation, the executive officers of eLOT will be as follows:

                   NAME                     AGE                   POSITION WITH ELOT
                   ----                     ---                   ------------------
Stanley J. Kabala.........................  56    Chairman, President and Chief Executive Officer
Edward W. Stone, Jr.......................  46    Senior Vice President and Chief Financial Officer
Michael W. Yacenda........................  47    Executive Vice President and President, eLottery,
                                                  Inc.
Barbara C. Anderson.......................  47    Vice President, Law and Administration and
                                                  Secretary

     For biographical information on Stanley J. Kabala, Edward W. Stone, Jr., Michael W. Yacenda and Barbara C. Anderson, see page 44.

     As part of the transformation of Executone from a telecommunications and healthcare communications company into an e-commerce company, the Board has accepted the suggestion of current Chairman and Chief Executive Officer Stan Kabala to undertake a search for a new President and Chief Executive Officer. On October 11, 1999, Executone engaged the firm of Spencer Stuart to conduct the search for an individual with the suitable mix of consumer marketing and related experience to implement Executone's business plan.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE


     The following table sets forth the compensation by the Executone current Chief Executive Officer, the former Chief Executive Officer and the four most highly compensated other executive officers of Executone in 1998, for services in all capacities to Executone and its subsidiaries during the three fiscal years ending December 31, 1998.


                                                                                    LONG-TERM
                                                                                COMPENSATION($)(1)
                                              ANNUAL COMPENSATION               ------------------
                                   ------------------------------------------       AWARDS OF
                                                               OTHER ANNUAL          OPTIONS/            ALL OTHER
NAME AND PRINCIPAL POSITION  YEAR  SALARY($)    BONUS($)(1)   COMPENSATION($)        SARS(#)         COMPENSATION($)(1)
---------------------------  ----  ---------    -----------   ---------------        -------         ------------------
Stanley J. Kabala(2) ...     1998  $  144,231       0             $91,936            $400,000             $  6,072
  Chairman of the Board,     1997     N/A          N/A              N/A                 N/A                  N/A
  President and Chief        1996     N/A          N/A              N/A                 N/A                  N/A
  Executive Officer
Alan Kessman, Former         1998   1,264,210(3)    0                0                   0                  10,386(3)
  Chairman of the Board      1997     400,000       0                0                   0                   9,849
  President and Chief        1996     400,000      63,000            0                   0                   9,536
  Executive Officer
Michael W. Yacenda.....      1998     262,203       0                0                   0                   6,072
  Executive Vice President   1997     256,000       0                0                   0                   5,997
                             1996     256,000      49,900            0                   0                   5,935
Shlomo Shur ............     1998     215,700       0                0                   0                   5,494
  Senior Vice President,     1997     215,700       0                0                   0                   5,293
  Advanced Technology        1996     215,700      12,393            0                   0                   5,192
Andrew Kontomerkos .         1998     214,000       0                0                   0                   6,241
  Senior Vice President,     1997     214,000       0                0                   0                   5,896
  Hardware Engineering and   1996     214,000      12,350            0                   0                   5,703
  Production
Vic Northrup, Vice .....     1998     214,687      16,750            0                   0                     660
  President and President,   1997     162,885      31,750            0                 25,000                  660
  Computer Telephony         1996     137,837      64,375            0                   0                     660
  Division

------------


(1) This category includes for each individual a matching contribution by Executone under Executone's 401(k) plan in the amount of $660 each for each year. This column also includes premiums paid by Executone for long-term disability and life insurance for the following individuals in the following amounts in 1998, 1997 and 1996, respectively: Mr. Kabala, $5,412; Mr. Kessman, $9,726, $9,189 and $8,876; Mr. Yacenda, $5,412, $5,337 and $5,275;
    Mr. Shur, $4,834, $4,573 and $4,532; and Mr. Kontomerkos, $5,581, $5,236 and
    $5,043.


(2) Mr. Kabala was elected Chairman of the Board, President and Chief Executive Officer effective June 28, 1998. See the discussion of his employment agreement below.

(3) Includes the 1998 payments under Mr. Kessman's employment continuity agreement described immediately below.

EMPLOYMENT AGREEMENTS

     Executone and Alan Kessman entered into an employment continuity agreement in January 1995 that provides certain benefits to Mr. Kessman in the event of the termination of Mr. Kessman's employment, including a diminishment of his responsibilities, without cause, or following a change in control in Executone, including a lump sum payment equal to 2.99 times his then current base salary plus the average of any bonuses awarded to Mr. Kessman during the two fiscal years preceding the termination of his employment.


     In June 1998, Mr. Kessman resigned as Chairman and President of Executone and, in accordance with the diminishment of responsibility provisions of his employment continuity agreement, Executone paid Mr. Kessman approximately $1.3 million, which includes severance of approximately $1.1 million and continuation of certain benefits for four years. As of March 31, 1999, Mr. Kessman had indebtedness to Executone of $2.4 million relating to the 1994 Executive Stock Incentive Plan. Mr. Kessman pledged an additional 500,000 shares of common stock to Executone as security for the loan and guarantee and after 1998 will pay 100% of the interest accrued on the loan as it becomes due. See page 50 for further information regarding the executive plan and transition plan.


     In June 1998, Executone entered into an employment agreement with Stanley
J. Kabala, its Chairman of the Board, President and Chief Executive Officer, for an initial term of one year. The employment agreement provides for a minimum base salary of $300,000 per year, eligibility for an incentive bonus of 150,000 shares of common stock upon achievement of objective performance goals set by the Board of Directors, a signing bonus of 200,000 restricted shares of common stock vesting ratably over 12 months and an initial stock option covering 200,000 shares of common stock vesting ratably over 12 months. The agreement further provides that in the event of the termination of Mr. Kabala's employment by Executone without cause or his voluntary termination of employment upon certain events, including diminution of his responsibilities or a change of control, Executone will pay Mr. Kabala his base salary for the remainder of the initial term, a prorated bonus and continuation of medical insurance coverage, and his restricted stock and stock options will vest immediately. In August 1999, the Board of Directors approved the extension of Mr. Kabala's employment on a month-to-month basis, to continue at least until the earlier of the closings of the sales of the computer telephony and healthcare communications businesses or March 31, 2000, at the same salary. The Board also granted 50,000 shares to Mr. Kabala as further compensation for his services during the prior year, and approved a grant of 25,000 additional shares and an option to purchase 100,000 shares at $4.125 per share, contingent upon his employment throughout the sales of the telephone and healthcare businesses to buyers other than a management group in which he participates.

OPTION GRANTS IN LAST FISCAL YEAR

     The following table sets forth individual grants of stock options and stock appreciation rights made during 1998 to each of the executive officers named in the Summary Compensation Table above. There were no grants of stock appreciation rights (SARs) to any officers in 1998.

                                                 INDIVIDUAL GRANTS                     POTENTIAL REALIZABLE
                                ---------------------------------------------------      VALUE AT ASSUMED
                                            % OF TOTAL                                 ANNUAL RATES OF STOCK
                                             OPTIONS                                  PRICE APPRECIATION FOR
                                            GRANTED TO                                      OPTION TERM
                                OPTION      EMPLOYEES      EXERCISE OR   EXPIRATION   -----------------------
                                GRANTS    IN FISCAL YEAR   BASE PRICE       DATE        5% ($)      10% ($)
                                ------    --------------   ----------       ----        ------      -------
Stanley J. Kabala.............  200,000         14%           $2.00       06/03/08     $251,906     $638,581
Alan Kessman..................     0             0            --            --           --           --
Michael W. Yacenda............     0             0            --            --           --           --
Andrew Kontomerkos............     0             0            --            --           --           --
Vic Northrup..................     0             0            --            --           --           --
Shlomo Shur...................     0             0            --            --           --           --

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     It is the responsibility of the Compensation Committee of the Board of Directors to administer Executone's incentive plans, review the performance of management and approve the compensation of the Chief Executive Officer and other executive officers of Executone.

     The Compensation Committee believes that Executone's success depends on the coordinated efforts of individual employees working as a team toward defined common goals. The objectives of Executone's compensation program are to align executive compensation with business objectives, to reward individual and team performance furthering the business objectives, and to attract, retain and reward employees who will contribute to the long-term success of Executone with competitive salary and incentive plans.

     Specifically, executive compensation decisions are based on the following factors:

          1. The total direct compensation package for Executone's executives is made up of three elements: (a) base salary; (b) a short-term incentive program in the form of a performance-based bonus; and (c) a long-term incentive program in the form of stock options and other inducements to own Executone's stock.

          2. The Compensation Committee believes that the total compensation of all executives should have a large incentive element that is dependent upon Executone's overall performance measured against objectives established at the beginning of the fiscal year. Bonus and stock opportunities represent a significant portion of the total compensation package, in an attempt to further Executone's goal of linking compensation more closely to its performance. The percentage of direct compensation that is dependent upon Executone's attainment of its objectives also generally increases as the responsibility of the officer in question for the overall corporate performance increases.

          3. Total compensation levels, i.e., base salary, bonus potential and number of stock options, are established by individual levels of responsibility and reference to competitive compensation levels for executives performing similar functions and having equivalent levels of responsibility. However, whether actual bonuses are paid to each executive depends upon the achievement of Executone' s profitability goals. In the case of certain executives who have direct responsibility for individual business units, a portion of the incentive compensation for such executives may consist of bonuses tied to the performance against predetermined targets of the individual business units for which they are responsible.

          4. In 1997, the Compensation Committee reviewed executive compensation data reported in a nationally recognized independent compensation survey for a group of companies in Executone's industry or similar industries and of comparable size and complexity. The Compensation Committee compared the base salary and bonus levels of the survey group to the existing salary and bonus compensation of Executone's management.

          5. The Compensation Committee views the 50th percentile of the survey data as average compensation for comparable positions and believes it is the minimum level necessary for Executone to be competitive in attracting and retaining qualified executives in its industry and geographic locations. Therefore, in 1997 the base salaries for the former Chief Executive Officer and the four other highest paid executive officers were established at approximately the 50th percentile for comparable positions in the survey companies. In 1997, the Compensation Committee approved setting each executive's total cash compensation at approximately the median for the comparable position in the benchmark population of companies included in the survey. As a result, in 1998 the Committee approved no increase in salary for Mr. Kessman or the four other highest paid executive officers except one officer who was initially elected as an executive officer in 1997 and a small percentage increase for another executive officer.

          6. Merit increases in base salary for executives other than Mr. Kessman and Mr. Kabala were reviewed on an individual basis by Mr. Kessman or Mr. Kabala and increases were dependent upon a favorable evaluation by Mr. Kessman or Mr. Kabala of individual executive performance relative to individual goals, the functioning of the executive's team within the corporate structure, success in furthering the corporate strategy and goals, and individual management skills. Based upon his evaluation, Mr. Kessman or Mr. Kabala recommended base salary increases to the Compensation Committee for its approval.

          7. In addition to base salary and merit increases, the Compensation Committee considers incentive bonuses for its executive officers, including the Chief Executive Officer, both prospectively based upon the attainment of specific performance goals, and retrospectively based upon the Compensation Committee's discretionary judgment as to the performance during the year of Executone and its executive officers or other considerations deemed appropriate at the time. To establish 1998 bonus potential for executive officers, including the Chief Executive Officer, the Compensation Committee reviewed recommendations by the former Chief Executive Officer. The Compensation Committee provided that each officer would be eligible for a bonus equal to a percentage of his or her salary consistent with the survey data if certain pre-established 1998 pretax income targets or goals were achieved by Executone. The Committee also approved bonus eligibility for division presidents that would be based on division performance without regard to overall corporate performance. In 1998, the pretax income from operations for the year was below the applicable threshold. Therefore, the Compensation Committee approved no bonus payments to Mr. Kessman or any of the four other highest paid executive officers for 1997 except bonuses paid to one of the four other highest paid executive officers based on his division's performance. The Committee reserves the right to make discretionary bonus awards in appropriate circumstances where an executive might merit a bonus based on other considerations.

          8. In June 1998, Executone entered into an employment agreement with Stanley J. Kabala, its Chairman of the Board, President and Chief Executive Officer, for an initial term of one year. The employment agreement provides for a minimum base salary of $300,000 per year, eligibility for an incentive bonus of 150,000 shares of common stock upon achievement of objective performance goals set by the Board of Directors, a signing bonus of 200,000 restricted shares of common stock vesting ratably over 12 months and an initial stock option covering 200,000 shares of common stock vesting ratably over 12 months. The agreement further provides that in the event of the termination of Mr. Kabala's employment by Executone without cause or his voluntary termination of employment upon certain events, including diminution of his responsibilities or a change of control, Executone will pay Mr. Kabala his base salary for the remainder of the initial term, a prorated bonus and continuation of medical insurance coverage, and his restricted stock and stock options will vest immediately.

          9. All executives, including the Chief Executive Officer, are eligible for annual stock option grants under the employee stock option plans applicable to employees generally, as approved by the Compensation Committee. The number of options granted to any individual depends on individual performance, salary level and competitive data. In addition, in determining the number of stock options granted to each senior executive, the Compensation Committee reviews the unvested options of each executive to determine the future benefits potentially available to the executive. The number of options granted will depend in part on the total number of unvested options deemed necessary to create a long-term incentive on the part of the executive to remain with Executone in order to realize future benefits. No options were granted in 1998 to Mr. Kessman or the four highest paid other executive officers.

          10. In June 1998, the Board of Directors approved a transition and retention plan and offered it to certain participants in the 1994 Executive Stock Incentive Plan including certain officers. The transition plan provides, in exchange for a release of all prior claims by the participant, defined retention and severance payments, option grants at current market value and deferral of all loan interest to the participant. A participant in the transition plan will earn, through continued employment, a retention payment of up to 110% of any shortfall of the market value of the common stock purchased with the loan below the loan's outstanding principal and interest. The amount of this retention payment is determined, and the payment becomes payable, only if and when the participant's employment with Executone ends. A transition plan participant becomes vested in one-third of the retention payment by continuation of employment through March 31, 1999, and becomes vested in an additional 8.33% of the payment for each calendar quarter of continued employment thereafter. In the event Executone terminates the participant's employment without cause, or a change of control of Executone occurs, the retention payment becomes fully vested and payable immediately. Executone has the option at any time to repurchase the purchased shares from a transition plan participant at the fair market value, in which case the participant remains liable for any loan balance not repaid from the repurchase proceeds subject to the other terms of the transition plan. Under certain circumstances, such as termination by Executone of the participant's employment following a change of control or otherwise without cause as defined in the transition plan, the participant is also entitled to continuation of salary and benefits for nine months.

          In conclusion, the Compensation Committee believes that the base salary, bonus and stock options of Executone's former Chief Executive Officer, its new Chief Executive Officer and other executives are appropriate in light of competitive pay practices and Executone's performance against short and long-term performance goals.

                                  THE EXECUTIVE COMPENSATION COMMITTEE
                                  LOUIS K. ADLER
                                  JERRY M. SESLOWE

                               PERFORMANCE GRAPH

     The graph below compares, for the last five fiscal years, the yearly percentage change in cumulative total returns (assuming reinvestment of dividends and interest) of (i) Executone's common stock, (ii) Executone's debentures, (iii) the Nasdaq Stock Market and (iv) a peer group index constructed by Executone.

     The peer group consists of the following companies:

Aspect Telecommunications Corp.       Inter-Tel, Incorporated.
Brite Voice Systems, Inc.             Microlog Corporation
Centigram Communications Corp.        Mitel Corporation
Comdial Corporation                   Mosaix
Davox Corporation                     Norstan, Inc.
Digital Sound Corporation             Syntellect, Inc.
Electronic Information Systems, Inc.  Teknekron Communications Systems, Inc. (TCSI)
InterVoice, Inc.

     The peer group includes companies that compete with Executone in the general voice communications equipment area as well as those active in several more specialized areas, such as automatic call distribution, voice mail, interactive voice response systems and predictive dialing systems, as well as additional general voice communications companies. Executone believes that the mix of the companies in the peer group accurately reflects the mix of businesses in which Executone is currently engaged and will be engaged in the foreseeable future.

     The peer group is not identical to the survey group used to evaluate compensation of executives described in the Compensation Committee Report. The peer group above does not provide sufficient compensation data for the Compensation Committee's purposes and the survey group includes non-public entities for whom stock price data for the performance graph is unavailable.

     Although Lucent Technologies and Nortel are Executone's principal competitors in supplying voice communications equipment, software and services to the under-300-desktop market, the business in which Executone is primarily engaged, both of those companies are much larger than Executone and derive most of their revenues from other lines of business and therefore have not been included in the peer group. The returns of each peer group issuer have been weighted in the graph below to reflect that issuer's stock market capitalization at the beginning of each calendar year.

                COMPARISON OF FIVE-YEAR CUMULATIVE RETURN AMONG
                 EXECUTONE, INCLUDING THE COMMON STOCK ('ELOT')
             AND THE DEBENTURES ('ELOTG') AND THE NASDAQ (US) INDEX


                             [PERFORMANCE GRAPH]


      WEIGHTED AVERAGE CUMULATIVE TOTAL RETURNS        1993   1994   1995   1996   1997   1998
      -----------------------------------------        ----   ----   ----   ----   ----   ----
ELOT.................................................  $100   $113   $ 80   $ 83   $ 76   $ 61
NASDAQ...............................................  $100   $ 98   $138   $170   $209   $293
PEER GROUP...........................................  $100   $ 87   $131   $156   $148   $131
ELOTG................................................  $100   $100   $116   $129   $143   $126

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The members of the Compensation Committee are Louis K. Adler and Jerry M. Seslowe.

     No member of the Committee is a former or current officer or employee of Executone or any subsidiary.

     No executive officer of Executone served as a director or a member of the Compensation Committee or of the equivalent body of any entity, any one of whose executive officers serve on the Compensation Committee or the Board of Directors of Executone.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires that Executone's directors and executive officers, and persons who own more than 10% of a registered class of Executone's equity securities, file with the Securities and Exchange Commission initial reports of ownership and reports of change in ownership of common stock and other equity securities of Executone. Officers, directors and greater than 10% shareholders are required by SEC regulation to furnish Executone with copies of all Section 16(a) forms that they file.

     To Executone's knowledge, based solely on review of the copies of such reports furnished to Executone, and written representations that no other reports were required, during the fiscal year ended December 31, 1998, all
Section 16(a) filing requirements applicable to its officers, directors and greater than 10% beneficial owners were complied with.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The 1994 Executive Stock Incentive Plan approved by shareholders at the 1994 Annual Meeting was implemented in October 1994 with 30 employees participating. Under the terms of the executive plan, eligible key employees were granted the right to purchase shares of Executone's common stock at the market price, which was $3.1875 per share at the time of purchase. Participating employees financed the purchases of these shares through loans made by Executone's bank lender at the prime rate less 1/4%, payable over five years. The loans are fully-recourse to the participating employees but are guaranteed by letters of credit from Executone to the lending bank. Executone lends the employee 85% of the interest due to the bank. Executone holds the purchased common stock as security for its guarantees of the repayment of the loans. Sales of the shares purchased under the executive plan are subject to certain restrictions.

     In December 1997, the Compensation Committee of the Board of Directors of Executone agreed, subject to Executone obtaining the agreement of the lending bank, that it would allow the participant loans to remain outstanding until December 2001 instead of requiring repayment in August 1999, and that it would defer collection from each participant of 15% of the 1997 interest on the loans that would otherwise have been currently payable to Executone. The Compensation Committee also decided to waive certain restrictions in the executive plan to allow participants to sell a portion or all of their executive plan stock in 1998, subject to applicable legal requirements and to repayment of the loan with the proceeds of the shares sold.


     In June 1998, the Board of Directors approved a transition and retention plan and offered it to certain participants in the executive plan including certain executive officers as noted in the table below. The transition plan provides, in exchange for a release of all prior claims by the participant, defined retention and severance payments, option grants at current market value and deferral of all loan interest to the participant. A participant in the transition plan will earn, through continued employment, a retention payment of up to 110% of any shortfall of the market value of the common stock purchased with the loan below the loan's outstanding principal and interest. The amount of this retention payment is determined, and the payment becomes payable, only if and when the participant's employment with Executone ends. A transition plan participant becomes vested in one-third of the retention payment by continuation of employment through March 31, 1999, and becomes vested in an additional 8.33% of the payment for each calendar quarter of continued employment thereafter. In the event Executone terminates the participant's employment without cause, or a change of control of Executone occurs, the retention payment becomes fully vested and payable immediately. The sale of the computer telephony business to Inter-Tel will constitute a change in control under the terms of the plan. Executone has the option at any time to repurchase the purchased shares from a transition plan participant at the fair market value, in which case the participant remains liable for any loan balance not repaid from the repurchase proceeds subject the other terms of the transition plan. Under certain circumstances, such as termination by Executone of the participant's employment following a change of control or otherwise without cause as defined in the transition plan, the participant is also entitled to continuation of salary and benefits for nine months.


     The following table contains information about borrowings in excess of $60,000 by executive officers that were outstanding during 1998 pursuant to the executive plan and that were or are guaranteed by Executone. The amounts listed below also include the interest paid by Executone to the bank, reimbursement of which was or is owed by the individual to Executone. No director, nominee or beneficial owner of more than 5% of any class of voting securities is eligible for participation in the executive plan.

     In 1998 and January 1999, in connection with the termination of their employment, Messrs. Guarascio, Kontomerkos, Northrup and Shur surrendered to Executone the shares purchased by them under the executive plan and Executone released them from any further obligations under their executive plan loans.

                                        HIGHEST AMOUNT OF INDEBTEDNESS
                                         BETWEEN 01/01/98 AND 09/30/99     UNPAID INDEBTEDNESS AT 9/30/99
                NAME                      INCLUDING ACCRUED INTEREST         INCLUDING ACCRUED INTEREST
                ----                      --------------------------         --------------------------
Barbara C. Anderson(2)...............             $  254,390                            215,213
James E. Cooke, III(2)...............                433,648                            433,648
Anthony R. Guarascio(2)..............                574,004                                  0
Israel J. Hersh(1)(2)................                126,549                                  0
Robert W. Hopwood(2).................                433,025                            433,025
Alan Kessman(1)......................              2,466,380                                  0
Andrew Kontomerkos...................                728,092                                  0
Vic Northrup.........................                293,518                                  0
Frank J. Rotatori(2).................                260,187                            260,187
Shlomo Shur..........................                728,092                                  0
Michael W. Yacenda(2)................              1,517,760                          1,517,760

------------

(1) In 1999 Mr. Kessman and Mr. Hersh repaid in full all of their obligations under the executive plan.

(2) Participant in transition plan.


     On August 12, 1998, Executone and the holders of Executone preferred stock entered into a Share Exchange Agreement pursuant to which the preferred holders would receive a certain percentage of the shares of eLottery common stock. That agreement was later terminated and the holders of Executone preferred stock entered into an Agreement for Redemption of Preferred Stock on March 29, 1999. Under this agreement, among other things, Executone preferred stock was converted into Executone common stock in accordance with Executone's Articles of Incorporation. In addition, Robert A. Berman, Philip Gunn and Jerry M. Seslowe are being nominated for election to Executone's Board of Directors under the terms of the agreement.


     Certain software development services have been provided to eLottery by The Winston Group, one of whose principals is Robert W. Hopwood, Jr., a son of an officer of eLottery, Robert W. Hopwood, and Rosewood Computing, one of whose principals is Mark Hopwood, another son of Mr. Hopwood. During 1998, eLottery incurred $567,030 and $59,619, respectively, in fees from these firms. These contracts were entered into on terms eLottery believes are as favorable as would have been obtained through arm's-length negotiations with an independent third party.

     On August 2, 1999, the Board of Directors approved, with Mr. Seslowe abstaining, the issuance to Resource Holdings Associates, an investment banking firm in which Mr. Seslowe has more than a 10% interest, of a warrant to purchase 100,000 shares of common stock at a price of $3.00 per share, as compensation for certain investment banking services provided and to be provided to Executone. Executone management believes the compensation paid for these services to be at least as favorable to the company as would have been obtained though arm's-length negotiations with an independent third party.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

     The following table sets forth each exercise of stock options made during the year ended December 31, 1998 by the current Chief Executive Officer, the former Chief Executive Officer and the four most highly compensated other executive officers and the fiscal year-end value of unexercised options held by those individuals as of December 31, 1998. There were no exercises or holdings of stock appreciation rights by any officers during 1998, and there are no outstanding stock appreciation rights.

                                                                                               VALUE OF
                                                                                              UNEXERCISED
                                                                       NUMBER OF             IN-THE-MONEY
                                                                  UNEXERCISED OPTIONS         OPTIONS AT
                                                                 AT FISCAL YEAR-END(#)   FISCAL YEAR-END($)(1)
                                                                 ---------------------   ---------------------
                                 SHARES ACQUIRED      VALUE          EXERCISABLE/            EXERCISABLE/
             NAME                  ON EXERCISE     REALIZED($)       UNEXERCISABLE           UNEXERCISABLE
             ----                  -----------     -----------       -------------           -------------
Stanley J. Kabala..............        0                0            100,000/100,000                 0/0
Alan Kessman...................        0                0                        0/0                 0/0
Michael W. Yacenda.............        0                0                        0/0                 0/0
Shlomo Shur....................      25,000           11,725                     0/0                 0/0
Andrew Kontomerkos.............      20,000            9,380                     0/0                 0/0
Vic Northrup...................        0                0              49,664/12,500                 0/0

------------

(1) Based upon the last sale price on December 31, 1998 of $1.75 per share of Executone common stock.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE 'FOR' PROPOSAL 4.

       PROPOSAL 5 -- APPROVAL OF THE EXECUTONE INFORMATION SYSTEMS, INC.
                           1999 STOCK INCENTIVE PLAN

     On October 21, 1999, the Board of Directors adopted the EXECUTONE Information Systems, Inc. 1999 Stock Incentive Plan to attract and retain executive officers, key employees, non-employee directors and other service providers and to align more closely the interests of those persons with the interests of shareholders. The Board of Directors is proposing for approval by the shareholders the 1999 Plan, described below.

     The following paragraphs summarize the principal features of the 1999 Plan. This summary is subject, in all respects, to the terms of the 1999 Plan. Executone will provide promptly, upon request and without charge, a copy of the full text of the 1999 Plan to any person to whom a copy of this proxy statement is delivered.

SUMMARY OF THE 1999 PLAN

     Administration. The 1999 Plan is administered by Executone's Compensation Committee and the Board of Directors, although the Compensation Committee may delegate its authority and responsibilities under the 1999 Plan to one or more officers of Executone. The Compensation Committee and the Board may not, however, delegate authority with respect to grants and awards to individuals subject to Section 16 of the Exchange Act. As used in this summary, the term 'Administrator' means the Compensation Committee, the Board, or a delegate, as appropriate. The Administrator generally has the authority, within limitations described in the 1999 Plan:

          (1) to establish rules and policies concerning the 1999 Plan;

          (2) to determine the persons to whom stock options, stock appreciation rights (SARs), and awards of common stock may be granted;

          (3) to fix the number of shares of common stock to be covered by each award; and

          (4) to set the terms of each award.

     Eligibility. Each employee of Executone or a subsidiary or parent corporation of Executone, including an employee who is a member of the Board, each non-employee member of the Board, and any person or entity providing services to Executone or a subsidiary or parent corporation is eligible to participate in the 1999 Plan. The Administrator selects the individuals who will participate in the 1999 Plan. Under the 1999 Plan, no participant may be granted, in any calendar year, options for more than 500,000 shares of common stock or SARs for more than 500,000 shares of common stock. Options granted with related SARs shall be treated as a single award for purposes of applying the limitation in the preceding sentence. Further, no participant may be granted, in any calendar year, an award of more than 200,000 shares of common stock. In addition, no participant may be granted any combination of Options, SARs, and Stock Awards in any calendar year covering more than an aggregate of 1,000,000 shares.

     Options. A stock option entitles a participant to purchase shares of common stock from Executone at the option price. The option price may be paid in cash, with shares of common stock, or with a combination of cash and shares of common stock. The option price is fixed by the Administrator at the time the option is granted, but the price cannot be less than the shares' fair market value on the date of grant in the case of an option intended to qualify as an incentive stock option (ISO) under Section 422 of the Internal Revenue Code of 1986, as amended. Options granted under the 1999 Plan may be ISOs or nonqualified options. The differences between these two types of options are discussed below under 'Federal Income Taxes.'

     If provided in the option agreement, the Administrator may grant nonqualified options that are transferable to such other persons or entities as may be permitted under SEC Rule 16b-3, from time to time, on such terms and conditions as may be permitted under Rule 16b-3 of the Exchange Act from time to time. The option will continue to be subject to the same terms and conditions following the transfer, and no such transferee may transfer the option other than by will or the laws of descent and distribution. An option and any corresponding SAR, described below, that relates to the option must be transferred to the same persons or entities.

     The 1999 Plan also allows a participant to defer all or part of the gain that would otherwise be recognized at the time a nonqualified option is exercised by electing deferred delivery of shares purchased on exercise, if permitted by the Administrator.

     SARs. SARs may be granted under the 1999 Plan in relation to option grants or independently of option grants. The difference between these two types of SARs is that to exercise a corresponding SAR, the Participant must surrender unexercised that portion of the option to which the corresponding SAR relates. SARs entitle the participant to receive a payment based on a formula determined by the Administrator and set forth in an agreement with the participant. In the absence of such a determination, the participant is entitled to receive the excess of the fair market value of a share of common stock on the date of exercise over the initial value of the SAR. The initial value of an SAR that is granted independently of an option is the fair market value of a share of common stock on the date of grant. The initial value of a corresponding SAR is the option price per share of the related option. The amount payable upon the exercise of an SAR may be paid in cash, shares of common stock, or a combination of the two. The Administrator may also grant SARs that are transferable, subject to the same general conditions described above under 'Options.'

     Stock Awards. Participants may be awarded shares of restricted common stock and stock awards not subject to restrictions. A participant's rights in a restricted stock award are nontransferable or forfeitable or both unless certain conditions prescribed by the Administrator, in its discretion, are satisfied. These conditions may include, for example, a requirement that the participant continue employment or Board service with Executone for a specified period or that Executone or the participant achieve stated, performance-related objectives such as those measured with respect to earnings per share, fair market value, return on equity, total earnings, earnings growth, return on capital, common stock price appreciation, or other measures the Administrator may select. The 1999 Plan allows a participant to defer all or part of a restricted stock award, prior to vesting of that award, by electing to forfeit all or a portion of the award in exchange for a deferred stock benefit, described below, if permitted by the Administrator.

     Deferred Stock Benefits. The 1999 Plan will provide for the issuance of shares of common stock in settlement of deferred stock benefits. Deferred stock benefits will be earned when a participant elects to defer the delivery of shares purchased upon the exercise of a nonqualified stock option, or elects to forfeit all or a portion of an unvested restricted stock award, in exchange for a benefit that will be settled in shares of common stock at the time or times elected by the participant, in accordance with the 1999 Plan.

     Change of Control and Other Acceleration Events. All options, SARs and stock awards will become exercisable or vested, as applicable, upon a change of control of Executone. Events constituting a change of control are defined in the 1999 Plan.

     Share Authorization. All awards made under the 1999 Plan are evidenced by written agreements between Executone and the participant. A maximum of 13,000,000 shares of common stock may be issued under the 1999 Plan, with up to 1,300,000 of those shares issuable as restricted stock. If the 1999 Plan is approved by the shareholders, Executone will make no additional grants under the 1986 Plan or the Directors' Plan. Awards currently outstanding under those plans will remain valid in accordance with their terms.

     Termination and Amendment. No award may be granted under the 1999 Plan after October 1, 2009. The Board may amend or terminate the 1999 Plan at any time, but an amendment will not become effective without shareholder approval if the amendment materially increases the aggregate number of shares of common stock that may be issued under the 1999 Plan (other than equitable adjustments on certain corporate transactions).

     Federal Income Taxes. No income is recognized by a participant at the time an option is granted. If the option is an ISO, no income will be recognized upon the participant's exercise of the option. Income is recognized by a participant when he disposes of shares acquired under an ISO. ISOs may be granted only to employees of Executone and of its certain subsidiaries and parent corporations. The exercise of a nonqualified share option generally is a taxable event that requires the participant to recognize, as ordinary income, the difference between the shares' fair market value and the option price. An election to defer delivery of shares purchased on exercise of a nonqualified stock option generally will result in a deferral of the income recognition event until such shares are delivered.

     No income is recognized upon the grant of an SAR. The exercise of an SAR generally is a taxable event. A participant generally must recognize income equal to any cash that is paid and the fair market value of shares of common stock that are received in settlement of an SAR.

     A participant will recognize income on account of a stock award on the first day that the shares are either transferable or not subject to a substantial risk of forfeiture. The amount of income recognized by the participant is equal to the fair market value of the shares of common stock received on that date.

     The employer (either Executone or a subsidiary or parent corporation) will be entitled to claim a federal income tax deduction on account of the exercise of a nonqualified option or an SAR, and the vesting of a stock award. The amount of the deduction is equal to the ordinary income recognized by the participant. The employer will not be entitled to a federal income tax deduction on account of the grant or the exercise of an ISO. The employer may claim a federal income tax deduction on account of certain dispositions of shares of common stock acquired upon the exercise of an ISO.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE 'FOR' PROPOSAL 5.

                  SHAREHOLDER PROPOSALS -- 2000 ANNUAL MEETING


     Shareholders are entitled to present proposals for action at the 2000 Annual Meeting of Shareholders if they comply with the applicable requirements of Executone's Bylaws then in effect and with the requirements of the proxy rules as promulgated by the Securities and Exchange Commission. Any proposals intended to be presented at the 2000 Annual Meeting of Shareholders must be received at Executone's offices on or before July 20, 2000 in order to be considered for inclusion in Executone's proxy statement and form of proxy relating to such meeting.


                                 OTHER MATTERS

     The Executone Board of Directors has designated Arthur Andersen LLP, independent accountants, as auditors for Executone for the fiscal year ending December 31, 1999 subject to shareholder approval. Arthur Andersen LLP will be present at the annual meeting with an opportunity to make a statement and will be available to respond to appropriate questions relating to the audit of Executone's 1998 financial statements.

     Executone's management knows of no other business which will be presented to the meeting. If other matters properly come before the meeting, the persons named as proxies will vote on them in accordance with their best judgment.

             WHERE EXECUTONE SHAREHOLDERS CAN FIND MORE INFORMATION

     Executone files annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. Executone shareholders may read and copy any reports, statements or other information that Executone files with the Securities and Exchange Commission at the Securities and Exchange Commission's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Executone's shareholders should call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the public reference rooms. These Securities and Exchange Commission filings are also available to the public from commercial document retrieval services and at the Internet world wide web site maintained by the Securities and Exchange Commission at 'http://www.sec.gov.' Reports, proxy statements and other information concerning Executone may also be inspected at the offices of the National Association of Securities Dealers, Inc., at 1735 K Street, N.W., Washington, D.C. 20006.

     The Securities and Exchange Commission allows Executone to 'incorporate by reference' information into this proxy statement, which means that Executone can disclose important information to Executone shareholders by referring Executone shareholders to another document filed separately with the Securities and Exchange Commission. The information incorporated by reference is considered part of this proxy statement, except for any information superseded by information contained directly in this proxy statement or in later-filed documents incorporated by reference in this proxy statement.

     This proxy statement incorporates by reference the documents set forth below that Executone has previously filed with the Securities and Exchange Commission. These documents contain important information about Executone and its finances. Some of these filings have been amended by later filings, which are also listed.

      Executone's Annual Report on Form 10-K for the fiscal year ended December 31, 1998, filed with the Commission on April 15, 1999;

      Executone's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1999, filed with the Commission on April 29, 1999;

      Executone's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 1999, filed with the Commission on August 13, 1999;


      Executone's Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 1999, filed with the Commission on November 15, 1999; and


      Executone's Current Report on Form 8-K filed with the Commission on April 29, 1999.

     Executone also incorporates by reference additional documents that may be filed with the Securities and Exchange Commission between the date of this proxy statement and the completion of sale or the termination of the asset purchase agreement. These include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

     Executone shareholders may have received some of the documents incorporated by reference. However, Executone shareholders can also obtain any of them through Executone, the Securities and Exchange Commission or the Securities and Exchange Commission's Internet web site as described above. Documents incorporated by reference are available from Executone without charge, excluding all exhibits, except that if Executone has specifically incorporated by reference an exhibit in this proxy statement, the exhibit will also be available without charge. Shareholders may obtain documents incorporated by reference in this proxy statement by requesting them in writing or by telephone from Executone at: EXECUTONE Information Systems, Inc., 478 Wheelers Farms Road, Milford, Connecticut 06460, Telephone (203) 876-7600, Attention: Corporate Secretary.

     Executone shareholders should rely only on the information contained or incorporated by reference in this proxy statement. Executone has not authorized anyone to provide its shareholders with information that is different from what is contained in this proxy statement. This proxy statement is dated November 17, 1999. Executone shareholders should not assume that the information contained in this proxy statement is accurate as of any date other than that date.


                                          BY ORDER OF THE BOARD OF DIRECTORS
                                          Barbara C. Anderson
                                          Vice President, Law and Administration
                                            and Secretary

November 17, 1999

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                         INDEX TO FINANCIAL STATEMENTS


                                                                PAGE
                                                              REFERENCE
                                                              ---------
COMPUTER TELEPHONY BUSINESS
     Unaudited Balance Sheets -- As of December 31, 1998 and
      1997..................................................     F-2
     Unaudited Statements of Operations -- Years Ended
      December 31, 1998, 1997 and 1996......................     F-3
     Unaudited Statements of Cash Flows -- Years Ended
      December 31, 1998 and 1997............................     F-4
     Notes to Unaudited Financial Statements -- December 31,
      1998, 1997 and 1996...................................     F-5
     Unaudited Interim Balance Sheets -- As of September 30,
      1999 and 1998.........................................    F-10
     Unaudited Interim Statements of Operations -- Nine
      Months Ended September 30, 1999 and 1998..............    F-11
     Unaudited Interim Statements of Cash Flows -- Nine
      Months Ended September 30, 1999 and 1998..............    F-12
     Notes to Interim Unaudited Financial
      Statements -- September 30, 1999 and 1998.............    F-13

                          COMPUTER TELEPHONY BUSINESS
                            UNAUDITED BALANCE SHEETS
                           (IN THOUSANDS OF DOLLARS)

                                                                DECEMBER 31,
                                                              -----------------
                                                               1998      1997
                                                               ----      ----
                           ASSETS
Current assets
     Cash and cash equivalents..............................  $ --      $ --
     Accounts receivable, net of allowance of $773 and
      $1,442................................................   17,941    22,521
     Inventories............................................   17,107    14,924
     Prepaid expenses and other current assets..............    2,175     1,392
                                                              -------   -------
          Total current assets..............................   37,223    38,837
Property & equipment, net...................................    5,220     6,470
Other assets................................................      872       813
                                                              -------   -------
     Total assets...........................................  $43,315   $46,120
                                                              -------   -------
                                                              -------   -------

             LIABILITIES AND DIVISIONAL EQUITY
Current liabilities
     Current portion of long-term debt......................  $   352   $   367
     Accounts payable.......................................   12,847    16,724
     Accrued payroll and related costs......................    2,162     2,037
     Accrued liabilities....................................    6,890     4,605
     Deferred revenue and customer deposits.................    2,006     2,243
                                                              -------   -------
          Total current liabilities.........................   24,257    25,976
Long-term debt..............................................      707       822
Other long-term liabilities.................................    2,445     1,092
                                                              -------   -------
     Total liabilities......................................   27,409    27,890
                                                              -------   -------
Divisional equity...........................................   15,906    18,230
                                                              -------   -------
     Total liabilities and divisional equity................  $43,315   $46,120
                                                              -------   -------
                                                              -------   -------

   The accompanying notes are an integral part of these financial statements.

                          COMPUTER TELEPHONY BUSINESS
                       UNAUDITED STATEMENTS OF OPERATIONS
                           (IN THOUSANDS OF DOLLARS)

                                                                 YEAR ENDED DECEMBER 31,
                                                              ------------------------------
                                                                1998       1997       1996
                                                                ----       ----       ----
Net sales...................................................  $104,552   $123,626   $133,804
Cost of sales...............................................    74,174     84,909     87,922
                                                              --------   --------   --------
Gross profit................................................    30,378     38,717     45,882
Operating Expenses:
     Product development and engineering....................     7,293      9,703      9,774
     Selling, general and administrative....................    24,851     25,742     23,867
     Patent infringement settlement.........................     3,735      --         --
                                                              --------   --------   --------
                                                                35,879     35,445     33,641
                                                              --------   --------   --------
Operating income (loss).....................................    (5,501)     3,272     12,241
Interest expense............................................     --         --         --
Other income (expense)......................................     --         --         --
                                                              --------   --------   --------
Income (loss) before income taxes...........................    (5,501)     3,272     12,241
Provision (benefit) for income taxes........................    (2,200)     1,309      4,896
                                                              --------   --------   --------
Net income (loss)...........................................  $ (3,301)  $  1,963   $  7,345
                                                              --------   --------   --------
                                                              --------   --------   --------

   The accompanying notes are an integral part of these financial statements.

                          COMPUTER TELEPHONY BUSINESS
                       UNAUDITED STATEMENTS OF CASH FLOWS
                           (IN THOUSANDS OF DOLLARS)

                                                              YEAR ENDED DECEMBER 31,
                                                              -----------------------
                                                                1998           1997
                                                                ----           ----
Cash flows from operating activities
     Net income (loss)......................................  $ (3,301)      $  1,963
     Depreciation...........................................     1,852          2,279
     Provision for losses on accounts receivable............       717            326
     Accrual of patent infringement settlement..............     3,735          --
     Other, net.............................................      (147)           333
     Net change in working capital items....................    (3,025)        (3,596)
                                                              --------       --------
Net cash provided (used) by operating activities............      (169)         1,305
Cash flows from investing activities
     Purchase of property and equipment.....................      (475)        (1,165)
     Other, net.............................................        50            176
                                                              --------       --------
Net cash used by investing activities.......................      (425)          (989)
Cash flows from financing activities
     Funds transferred from executone.......................       977             50
     Repayment of capital lease obligations.................      (383)          (366)
                                                              --------       --------
Net cash provided (used) by financing activities............       594           (316)
                                                              --------       --------
Change in cash and cash equivalents.........................     --             --
Cash and equivalents -- beginning of period.................     --             --
                                                              --------       --------
Cash and equivalents -- end of period.......................  $  --          $  --
                                                              --------       --------
                                                              --------       --------
Changes in working capital items
     Accounts receivable....................................  $  3,880       $  6,823
     Inventories............................................    (2,183)        (4,307)
     Other current assets...................................      (783)          (226)
     Accounts payable.......................................    (3,877)        (3,649)
     Accrued payroll........................................       125           (268)
     Accrued liabilities....................................        50         (1,747)
     Customer deposits/deferred revenue.....................      (237)          (222)
                                                              --------       --------
Net change in working capital items.........................  $ (3,025)      $ (3,596)
                                                              --------       --------
                                                              --------       --------

        The accompanying notes are an integral part of these statements.

                          COMPUTER TELEPHONY DIVISION
                    NOTES TO UNAUDITED FINANCIAL STATEMENTS
                        DECEMBER 31, 1998, 1997 AND 1996
                                  (UNAUDITED)

NOTE A -- BASIS OF PRESENTATION

     The consolidated financial statements of the Computer Telephony Division (CT Division) of EXECUTONE Information Systems, Inc. (Executone) are qualified in their entirety by the consolidated financial statements of Executone and other information incorporated by reference or contained elsewhere in this Proxy Statement. These financial statements have been derived from the audited consolidated financial statements of Executone as of and for the years ended December 31, 1998, 1997 and 1996 incorporated by reference or contained elsewhere in this Proxy Statement.

     As discussed further in Note G, Executone has announced that it has signed a definitive agreement dated October 17, 1999 to sell the CT Division to Inter-Tel, Incorporated (Inter-Tel) for $44.3 million in cash plus the assumption of certain liabilities and subject to certain closing adjustments. The accompanying unaudited financial statements represent the assets, liabilities and results of operations being acquired by Inter-Tel. For all of the periods presented, the CT Division operated as a division of Executone and the nature of this relationship impacted the results of operations and financial position of the CT Division (See Note H). The information set forth in these financial statements is unaudited and not necessarily indicative of the results that would actually have occurred if the transaction had been consummated as of December 31, 1998, 1997 and 1996 or results that may be obtained in the future.

     The accompanying financial statements include the accounts of all channels of the CT Division including independent distributors, along with the CT Division's National Accounts and Government Systems groups. All intercompany transactions have been eliminated.

     During 1995, Executone was operated on a fully integrated and non-divisionalized basis. Effective January 1, 1996, Executone reorganized its internal reporting and began to maintain divisionalized management reporting. Management is unable to derive a balance sheet as of December 31, 1995, which would accurately reflect the CT Division's account balances on a divisional basis in a manner consistent with the subsequent periods presented. As a result, a statement of cash flows for the year ended December 31, 1996 has not been presented.

     The accounting principles used in the preparation of the accompanying financial statements are consistent with the accounting principles used by Executone and disclosed in Executone's audited consolidated statements incorporated by reference in this Proxy Statement.

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NOTE B -- NATURE OF THE BUSINESS

     The CT Division develops, markets and supports voice and data communications and information systems. Products and services include telephone systems, voice mail systems, and inbound and outbound call center systems. Products and services are sold under the EXECUTONE'r', INFOSTAR'r' and IDS'TM' brand names through a national network of independent distributors and direct sales and service employees. The CT Division's products are manufactured primarily in the United States and China.

                          COMPUTER TELEPHONY DIVISION
             NOTES TO UNAUDITED FINANCIAL STATEMENTS -- (CONTINUED)
                        DECEMBER 31, 1998, 1997 AND 1996
                                  (UNAUDITED)

NOTE C -- INCOME TAXES

     The taxable income of the CT Division is included in the consolidated federal and state income tax returns of Executone. Given that the CT Division was an operating division of Executone and all income tax returns were prepared on a consolidated basis, the CT Division did not record a provision for income taxes in its historical financial statements. The accompanying financial statements reflect an allocation of the provision for income taxes from Executone based on an informal tax sharing arrangement. Under this arrangement, the CT Division records a provision or benefit for all taxable items on a current basis. In each of the years presented, the CT Division has settled the related income tax liabilities through the divisional equity account with Executone. Accordingly, the accompanying financial statements do not reflect any deferred income tax assets or liabilities as such amounts are reflected on the consolidated balance sheet of Executone.

NOTE D -- EARNINGS PER SHARE

     Earnings per share have been omitted from the statement of operations since such information is not meaningful and the CT Division is not an entity with its own capital structure.

NOTE E -- INVENTORIES

     Inventories are stated at lower of first-in, first-out (FIFO) cost or market and consist of the following:

                                                           DECEMBER 31,
                                                      -----------------------
                                                        1998           1997
                                                        ----           ----
                                                      (AMOUNTS IN THOUSANDS)
Raw Materials.......................................  $ 2,527        $ 4,672
Finished Goods......................................   14,580         10,252
                                                      -------        -------
                                                      $17,107        $14,924
                                                      -------        -------

NOTE F -- DIVISIONAL EQUITY

     Historically, the CT Division operated as a division of Executone. Accordingly, all operating financing and investing activities of the CT Division were funded through interdivisional transactions with Executone. The accompanying financial statements reflect this activity in the divisional equity account. There has been no direct interest income or expense allocated to the CT Division by Executone with respect to net liabilities or receivables.

     The changes in the CT Division's equity account for the years ended December 31, 1998 and 1997 are as follows:

                                                       1998          1997
                                                       ----          ----
Balance, beginning of year..........................  $18,230       $16,217
Net Income (Loss)...................................   (3,301)        1,963
Funds transferred from Executone....................      977            50
                                                      -------       -------
     Balance, end of year...........................  $15,906       $18,230
                                                      -------       -------
                                                      -------       -------

                          COMPUTER TELEPHONY DIVISION
             NOTES TO UNAUDITED FINANCIAL STATEMENTS -- (CONTINUED)
                        DECEMBER 31, 1998, 1997 AND 1996
                                  (UNAUDITED)

NOTE G -- DIVESTITURE OF CORE BUSINESSES

     On October 18, 1999, Executone announced that it has signed a definitive agreement to sell the CT Division to Inter-Tel for $44.3 million in cash plus the assumption of certain liabilities and subject to certain closing adjustments.


     Executone has received a waiver from Claricom, Inc., d/b/a Staples Communications (Staples) under the right of first offer held by Staples pursuant to its purchase of Executone's direct sales offices in 1996. The proposed sale is subject to approval of the Executone shareholders and certain other conditions. Both Executone's and Inter-Tel's Boards of Directors unanimously approved the transaction.


NOTE H -- RELATED PARTY TRANSACTIONS

     Certain services are provided to the CT Division by Executone, including corporate management, legal, accounting, treasury, payroll, benefit administration, insurance, usage of computer systems, and office space at Executone's Corporate office. During the years ended December 31, 1998, 1997 and 1996, Executone allocated $10,740, $13,694 and $10,481 to the CT Division based upon a review of the services received and estimated floor space utilized.

     The CT Division also manufactures products sold through Executone's Healthcare Division. Sales by the CT Division to the Healthcare Division, which are eliminated on Executone's consolidated financial statements, are included in these financial statements on the basis that sales to Executone's Healthcare Division would have been third-party sales if the CT Division operated as a separate company during the periods presented. In accordance with the provisions of the manufacturing agreement with Executone's Healthcare Division, these sales have been reflected in these financial statements at manufactured cost of $5.9 million, $6.4 million and $4.4 million for the years ended December 31, 1998, 1997 and 1996, respectively.

NOTE I -- POSTRETIREMENT BENEFITS

     The CT Division has an obligation remaining from the acquisition of Executone, Inc. to provide post-retirement health and life insurance benefits for a group of fewer than 65 former Executone, Inc. employees, including one current employee of the CT Division. The CT Division does not provide post-retirement health or life insurance benefits to any other employees.

     Effective January 1, 1993, the CT Division adopted FAS No. 106, 'Employers' Accounting For Post-retirement Benefits Other Than Pensions.' This standard requires that the expected cost of these benefits must be charged to expense during the years that employees render services. The CT Division adopted the new standard prospectively and is amortizing the transition obligation over a 20-year period.

     The change in the accumulated post-retirement benefit obligation (APBO) for 1998 and 1997, along with the funded status of the post-retirement plan as of December 31, 1998 and 1997 are as follows:

                          COMPUTER TELEPHONY DIVISION
             NOTES TO UNAUDITED FINANCIAL STATEMENTS -- (CONTINUED)
                        DECEMBER 31, 1998, 1997 AND 1996
                                  (UNAUDITED)

                                                         1998         1997
                                                         ----         ----
                                                            (AMOUNTS IN
                                                            THOUSANDS)
APBO beginning of year................................  $3,129       $3,214
Interest cost.........................................     140          220
Actuarial gain........................................    (963)        (150)
Benefits paid.........................................    (181)        (155)
                                                        ------       ------
APBO end of year......................................  $2,125       $3,129
                                                        ------       ------
                                                        ------       ------
Funded status.........................................  $2,125       $3,129
Unamortized transition obligation.....................  (1,628)      (1,744)
Unrecognized net gain (loss)..........................     707         (312)
                                                        ------       ------
Accrued liability as of December 31...................  $1,204       $1,073
                                                        ------       ------
                                                        ------       ------

     Post-retirement benefit expense for the three years ended December 31, 1998 consists of the following:

                                                       1998   1997      1996
                                                       ----   ----      ----
                                                            (AMOUNTS IN
                                                            THOUSANDS)
Interest on accumulated benefit obligation...........  $140   $220      $214
Amortization of transition obligation................   116    116       116
Net amortization and other...........................    44      4        20
                                                       ----   ----      ----
                                                       $300   $340      $350
                                                       ----   ----      ----
                                                       ----   ----      ----

     In determining the APBO as of December 31, 1998 and 1997, the weighted average discount rates used were 6.75% and 7%, respectively. The CT Division used a healthcare cost trend rate of approximately 10%, decreasing through 2004 and leveling off at 5.5% thereafter. A 1% increase in the healthcare trend rate would increase the APBO at December 31, 1998 by approximately 4% and increase the interest cost component of the post-retirement benefit expense for 1998 by less than $10,000.

NOTE J -- COMMITMENTS AND CONTINGENCIES

     Operating Leases. The CT Division conducts its business operations in leased premises under noncancellable operating leases expiring at various dates through 2005. Rental expense under operating leases amounted to $2.0 million, $2.6 million and $2.2 million for the years ended December 31, 1998, 1997 and 1996, respectively. The following represents the future minimum rental payments due under noncancellable operating leases that have initial or remaining lease terms in excess of one year as of December 31, 1998 and reflects the assumption of certain leases by the CT Division and no future sublessee income from
Claricom:

     YEARS ENDING          (AMOUNTS
     DECEMBER 31,        IN THOUSANDS)
     ------------        -------------
     1999                   $    3,136
     2000                        3,095
     2001                        3,236
     2002                        3,499
     2003                        3,595
  Thereafter                     4,062
                            ----------
                            $   20,623
                            ----------
                            ----------

                          COMPUTER TELEPHONY DIVISION
             NOTES TO UNAUDITED FINANCIAL STATEMENTS -- (CONTINUED)
                        DECEMBER 31, 1998, 1997 AND 1996
                                  (UNAUDITED)

     Litigation. The CT Division has various lawsuits, claims and contingent liabilities arising from the conduct of business; however, in the opinion of management, they are not expected to have a material adverse effect on the results of operations, cash flow or financial position of the CT Division.

     Transition and Retention Plan. As a part of the agreement, Inter-Tel has agreed to assume certain liabilities related to the transition and retention plan (see Compensation Committee Report on Executive Compensation included elsewhere in this Proxy Statement for plan description) as follows: i) 50% of the indebtedness guaranteed by Executone for the transition plan participants and ii) 50% of the separation payments due the transition plan participants.

NOTE K -- OTHER MATTERS

     During the year ended December 31, 1998, noncash financing activities included capital lease obligations incurred in connection with computer software and equipment acquisitions of $0.3 million.


     For the years ended December 31, 1998, 1997 and 1996, the CT Division had two individual customers which generated in excess of 10% of the CT Division's revenues in a given year. One customer accounted for $18.0 million, $31.1 million and $31.5 million in sales for 1998, 1997 and 1996, respectively. The second customer accounted for $16.4 million and $14.0 million for 1998 and 1997, respectively.


     During 1998, the CT Division recorded a $3.7 million charge to settle claims made by Lucent Technologies (Lucent) which holds the patent rights to certain intellectual property allegedly used in the CT Division's products. Under the agreement, the CT Division will pay Lucent $3.7 million through January 2001 to cover all past patent obligations. In addition, the parties have agreed to execute a bilateral patent cross-license agreement covering all of Lucent's and the CT Division's current telephony-related patents, which provides for additional royalties to be paid to Lucent.

                          COMPUTER TELEPHONY BUSINESS
                            UNAUDITED BALANCE SHEETS
                           (IN THOUSANDS OF DOLLARS)

                                                                SEPTEMBER 30,
                                                              -----------------
                                                               1999      1998
                                                               ----      ----
                           ASSETS
Current Assets:
     Cash and cash equivalents..............................  $ --      $ --
     Accounts receivable, net of allowance of $680 and
      $711..................................................   19,438    19,238
     Inventories............................................   13,240    16,023
     Prepaid expenses and other current assets..............    1,900     1,758
                                                              -------   -------
          Total current assets..............................   34,578    37,019
Property & equipment, net...................................    4,206     5,578
Other assets................................................      663       706
                                                              -------   -------
          Total assets......................................  $39,447   $43,303
                                                              -------   -------
                                                              -------   -------
             LIABILITIES AND DIVISIONAL EQUITY
Current Liabilities:
     Current portion of long-term debt......................  $   343   $   353
     Accounts payable.......................................   13,972    14,074
     Accrued payroll and related costs......................    2,431     2,420
     Accrued liabilities....................................    5,428     5,244
     Deferred revenue and customer deposits.................    1,316     1,714
                                                              -------   -------
          Total current liabilities.........................   23,490    23,805
Long-term debt..............................................      454       791
Other long-term liabilities.................................    1,445       963
                                                              -------   -------
          Total liabilities.................................   25,389    25,559
                                                              -------   -------
Divisional equity...........................................   14,058    17,744
                                                              -------   -------
          Total liabilities and divisional equity...........  $39,447   $43,303
                                                              -------   -------
                                                              -------   -------

   The accompanying notes are an integral part of these financial statements.

                          COMPUTER TELEPHONY BUSINESS
                       UNAUDITED STATEMENT OF OPERATIONS
                           (IN THOUSANDS OF DOLLARS)


                                                              NINE MONTHS ENDED
                                                                SEPTEMBER 30,
                                                              -----------------
                                                               1999      1998
                                                               ----      ----
Net sales...................................................  $75,191   $79,721
Cost of sales...............................................   52,476    56,397
                                                              -------   -------
Gross profit................................................   22,715    23,324
Operating Expenses:
     Product development and engineering....................    4,807     5,493
     Selling, general and administrative....................   16,952    17,424
                                                              -------   -------
                                                               21,759    22,917
                                                              -------   -------
Operating income............................................      956       407
Interest expense............................................    --        --
Other income (expense)......................................    --        --
                                                              -------   -------
Income before income taxes..................................      956       407
Provision for income taxes..................................      382       163
                                                              -------   -------
Net income..................................................  $   574   $   244
                                                              -------   -------
                                                              -------   -------

   The accompanying notes are an integral part of these financial statements.

                          COMPUTER TELEPHONY BUSINESS
                       UNAUDITED STATEMENTS OF CASH FLOWS
                           (IN THOUSANDS OF DOLLARS)



                                                              NINE MONTHS ENDED
                                                                SEPTEMBER 30,
                                                              -----------------
                                                               1999      1998
                                                               ----      ----
Cash flows from operating activities
     Net income.............................................  $   574   $   244
     Depreciation...........................................    1,299     1,441
     Provision for losses on accounts receivable............      104       685
     Other, net.............................................    --         (129)
     Net change in working capital items....................      842      (839)
                                                              -------   -------
Net cash provided by operating activities...................    2,819     1,402
Cash flows from investing activities
     Purchase of property and equipment.....................     (222)     (428)
     Other, net.............................................       87        55
                                                              -------   -------
Net cash used by investing activities.......................     (135)     (373)
Cash flows from financing activities
     Funds transferred to Executone.........................   (2,422)     (730)
     Repayment of capital lease obligations.................     (262)     (299)
                                                              -------   -------
Net cash used by financing activities.......................   (2,684)   (1,029)
                                                              -------   -------
Change in cash and cash equivalents.........................    --        --
Cash and equivalents -- beginning of period.................    --        --
                                                              -------   -------
Cash and equivalents -- end of period.......................  $ --      $ --
                                                              -------   -------
                                                              -------   -------
Changes in working capital items
     Accounts receivable....................................  $(1,542)  $ 2,783
     Inventories............................................    3,867    (1,099)
     Other current assets...................................      275      (366)
     Accounts payable.......................................    1,125    (2,650)
     Accrued payroll........................................      269       383
     Accrued liabilities....................................   (2,462)      639
     Customer deposits/deferred revenue.....................     (690)     (529)
                                                              -------   -------
Net change in working capital items.........................  $   842   $  (839)
                                                              -------   -------
                                                              -------   -------


        The accompanying notes are an integral part of these statements.

                          COMPUTER TELEPHONY DIVISION
                    NOTES TO UNAUDITED FINANCIAL STATEMENTS
                          SEPTEMBER 30, 1999 AND 1998
                                  (UNAUDITED)

NOTE A -- BASIS OF PRESENTATION

     The consolidated financial statements of the Computer Telephony Division (CT Division) of EXECUTONE Information Systems, Inc. (Executone) are qualified in their entirety by the consolidated financial statements of Executone and other information incorporated by reference or contained elsewhere in this Proxy Statement. These financial statements have been derived from the unaudited consolidated financial statements of Executone as of and for the nine-month periods ended September 30, 1999 and 1998 incorporated by reference or contained elsewhere in this Proxy Statement.

     As discussed further in Note C, Executone has announced that it has signed a definitive agreement to sell the CT Division to Inter-Tel, Incorporated (Inter-Tel) for $44.3 million in cash plus the assumption of certain liabilities and subject to certain closing adjustments. The accompanying unaudited financial statements represent the assets, liabilities and results of operations being acquired by Inter-Tel. For all of the periods presented, the CT Division operated as a division of Executone and the nature of this relationship impacted the results of operations and financial position of the CT Division (See Note
D). The information set forth in these financial statements is unaudited and not necessarily indicative of the results that would actually have occurred if the transaction had been consummated as of September 30, 1999 or 1998 or results that may be obtained in the future.

     The accompanying financial statements include the accounts of all channels of the CT Division including independent distributors, along with the CT Division's National Accounts and Government Systems groups. All intercompany transactions have been eliminated.

     The accounting principles used in the preparation of the accompanying financial statements are consistent with the accounting principles used by Executone and disclosed in Executone's audited consolidated statements incorporated by reference in this Proxy Statement.

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NOTE B -- INVENTORIES

     Inventories are stated at lower of first-in, first-out (FIFO) cost or market and consist of the following:

                                                                   SEPTEMBER 30,
                                                              -----------------------
                                                                1999           1998
                                                              (AMOUNTS IN THOUSANDS)
Raw Materials...............................................  $ 2,523        $ 2,537
Finished Goods..............................................   10,717         13,486
                                                              $13,240        $16,023

NOTE C -- DIVESTITURE OF CORE BUSINESSES

     On October 18, 1999, Executone announced that it has signed a definitive agreement to sell the CT Division to Inter-Tel for $44.3 million in cash plus the assumption of certain liabilities and subject to certain closing adjustments.

     Executone has received a waiver from Claricom, Inc., d/b/a Staples Communications (Staples) under the right of first offer held by Staples pursuant to its purchase of Executone's direct sales

                          COMPUTER TELEPHONY DIVISION
                    NOTES TO UNAUDITED FINANCIAL STATEMENTS
                          SEPTEMBER 30, 1999 AND 1998
                                  (UNAUDITED)

offices in 1996. The proposed sale is subject to approval of the Executone shareholders and certain other conditions. Both Executone's and Inter-Tel's Boards of Directors unanimously approved the transaction.

NOTE D -- OTHER MATTERS

     Certain services are provided to the CT Division by Executone, including corporate management, legal, accounting, treasury, payroll, benefit administration, insurance, usage of computer systems, and office space at Executone's Corporate office. During the nine months ended September 30, 1999 and 1998, Executone allocated $7,103 and $7,646 to the CT Division based upon a review of the services received and estimated floor space utilized.

     The CT Division also manufactures products sold through Executone's Healthcare Division. Sales by the CT Division to the Healthcare Division, which are eliminated on Executone's consolidated financial statements, are included in these financial statements on the basis that sales to Executone's Healthcare Division would have been third-party sales if the CT Division operated as a separate company during the periods presented. In accordance with the provisions of the manufacturing agreement with Executone's Healthcare Division, these sales have been reflected in these financial statements at manufactured cost of $4.3 million and $4.8 million for the nine months ended September 30, 1999 and 1998.

     For the nine-month periods ended September 30, 1999 and 1998, more than 10% of the CT Division's revenues were derived from a single customer. Revenues from the customer were $11.5 million and $14.2 million, respectively, for the nine-month periods ended September 30, 1999 and 1998. For the nine-month period ended September 30, 1998, a second customer generated more than 10% of the CT Division's revenue totaling $10.8 million during the period.

                                                                         ANNEX A



                               COMPUTER TELEPHONY
                            ASSET PURCHASE AGREEMENT
                                 BY AND BETWEEN
                      EXECUTONE INFORMATION SYSTEMS, INC.,
                            INTER-TEL, INCORPORATED
                                      AND
             EXECUTONE INTER-TEL BUSINESS INFORMATION SYSTEMS, INC.

                               TABLE OF CONTENTS



                                                              Page
                                                              ----
ARTICLE I DEFINITIONS.                                           1
      1.01 Accounts.........................................     1
      1.02 Acquisition......................................     1
      1.03 Adjustment.......................................     1
      1.04 Affiliate........................................     1
      1.05 Agreement........................................     1
      1.06 Arbitration Fees.................................     1
      1.07 Assignment and Assumption Agreement..............     1
      1.08 Assumed Leases...................................     2
      1.09 Assumed Liabilities..............................     2
      1.10 Basket...........................................     2
      1.11 Bill of Sale.....................................     2
      1.12 Books and Records................................     2
      1.13 Buyer............................................     2
      1.14 Buyer's Closing Certificate......................     2
      1.15 Buyer Review Period..............................     3
      1.16 Closing..........................................     3
      1.17 Closing Balance Sheet............................     3
      1.18 Closing Date.....................................     3
      1.19 Code.............................................     3
      1.20 Commission.......................................     3
      1.21 Competing Transaction............................     3
      1.22 Computer Assets..................................     3
      1.23 Computer Assets License Agreement................     3
      1.24 Computer Telephony Business......................     3
      1.25 Computer Telephony Products......................     3
      1.26 Confidentiality Agreement........................     4
      1.27 Contracts........................................     4
      1.28 Customer List....................................     4
      1.29 DCC..............................................     4
      1.30 ECS Shares.......................................     4
      1.31 Effective Time...................................     4
      1.32 eLottery.........................................     4
      1.33 eLottery Business................................     4
      1.34 Employee Benefit Plan............................     4
      1.35 Employees........................................     4
      1.36 End Date.........................................     5
      1.37 Environmental Laws...............................     5
      1.38 Environmental Permits............................     5
      1.39 ERISA............................................     5
      1.40 ERISA Affiliate..................................     5
      1.41 Escrow Agent.....................................     5
      1.42 Escrow Amount....................................     5
      1.43 Escrow Fund......................................     5
      1.44 Escrow Period....................................     5
      1.45 Exchange Act.....................................     5
      1.46 Excluded Assets..................................     5
      1.47 Excluded Prepaid Assets..........................     5
      1.48 Fixtures and Equipment...........................     5
      1.49 GAAP.............................................     5
      1.50 Governmental Entity..............................     6

                                                              PAGE
                                                              ----
      1.51 Hazardous Material...............................     6
      1.52 Hazardous Material Activities....................     6
      1.53 Headquarters Facility............................     6
      1.54 Headquarters Sublease Agreement..................     6
      1.55 Healthcare Communications Business...............     6
      1.56 Healthcare Services Assets.......................     6
      1.57 HSR Act..........................................     6
      1.58 Indemnifiable Loss...............................     6
      1.59 Indemnified Litigation...........................     6
      1.60 Intellectual Property Rights.....................     6
      1.61 Interim Financial Statements.....................     7
      1.62 Inventory........................................     7
      1.63 Knowledge........................................     7
      1.64 Law..............................................     7
      1.65 Licensed Trademarks..............................     7
      1.66 Liens............................................     7
      1.67 Manufacturing Agreement..........................     7
      1.68 Material Adverse Change..........................     7
      1.69 Net Assets.......................................     8
      1.70 Officer's Certificate............................     8
      1.71 Parent...........................................     8
      1.72 Permits..........................................     8
      1.73 Permitted Liens..................................     8
      1.74 Person...........................................     8
      1.75 Poway Facility...................................     9
      1.76 Premises.........................................     9
      1.77 Prepaid Assets...................................     9
      1.78 Purchase Price...................................     9
      1.79 Purchased Assets.................................     9
      1.80 Required Consents................................     9
      1.81 Retained Debt....................................     9
      1.82 Retained Liabilities.............................     9
      1.83 Seller...........................................    10
      1.84 Seller Acquisition...............................    10
      1.85 Seller Triggering Event..........................    10
      1.86 Seller's Closing Certificate.....................    10
      1.87 Services Agreement...............................    11
      1.88 Severed Employees................................    11
      1.89 Superior Proposal................................    11
      1.90 Tax or Taxes.....................................    11
      1.91 Tax Return.......................................    11
      1.92 Technology.......................................    11
      1.93 Trademark License Agreement......................    11
      1.94 Transferred Employees............................    11
      1.95 Transferred Intellectual Property Rights.........    11
      1.96 Transferred Technology...........................    11
      1.97 TRP Liabilities..................................    12
      1.98 Year-End Financial Statements....................    12
      1.99 Year 2000 Compliant..............................    12

ARTICLE II PURCHASE AND SALE; ASSIGNMENT AND ASSUMPTION.....    12
      2.01 Sale of Purchased Assets.........................    12
      2.02 Transfer or Sales Taxes; Property Taxes..........    12

                                                              PAGE
                                                              ----
      2.03 Allocation of Purchase Price.....................    13
      2.04 Adjustments......................................    13
      2.05 Escrow...........................................    14

ARTICLE III REPRESENTATIONS AND WARRANTIES OF SELLER........    14
      3.01 Organization and Good Standing...................    14
      3.02 Foreign Qualification............................    14
      3.03 Authorization; Enforceability....................    14
      3.04 Conflicts or Violations; Required Consents.......    15
      3.05 Litigation.......................................    15
      3.06 Compliance with Law..............................    15
      3.07 Environmental Matters............................    15
      3.08 Permits..........................................    16
      3.09 Taxes............................................    16
      3.10 Title to Purchased Assets........................    16
      3.11 Condition and Sufficiency of Assets..............    16
      3.12 Accounts Receivable..............................    17
      3.13 No Undisclosed Liabilities.......................    17
      3.14 Contracts and Assumed Leases.....................    17
      3.15 Books and Records................................    18
      3.16 Employee Benefit Plans...........................    18
      3.17 Employee Matters.................................    19
      3.18 Fees and Expenses of Brokers and Others..........    19
      3.19 Insurance........................................    20
      3.20 Intellectual Property Rights and Technology......    20
      3.21 Inventory........................................    21
      3.22 Financial Statements.............................    21
      3.23 No Material Adverse Change.......................    21
      3.24 Disclaimers of Seller............................    21
      3.25 Disclosure.......................................    21
      3.26 Year 2000........................................    22
      3.27 Authenticity and Entirety of Documents...........    22
      3.28 Premises.........................................    22

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF BUYER..........    22
      4.01 Organization.....................................    22
      4.02 Authorization; Enforceability....................    23
      4.03 No Conflict or Violation; Required Consents......    23
      4.04 No Litigation....................................    23
      4.05 Fees and Expenses of Brokers and Others..........    23

ARTICLE V REPRESENTATIONS AND WARRANTIES OF PARENT..........    23
      5.01 Organization.....................................    23
      5.02 Authorization; Enforceability....................    23
      5.03 No Conflict or Violation; Required Consents......    24
      5.04 No Litigation....................................    24
      5.05 Fees and Expenses of Brokers and Others..........    24
      5.06 Sufficient Funds.................................    24

ARTICLE VI CERTAIN UNDERSTANDINGS AND AGREEMENTS............    24
      6.01 Conduct of Seller Prior to Closing...............    24
      6.02 Negative Covenants...............................    25
      6.03 Access...........................................    25
      6.04 No Solicitation..................................    25
      6.05 Further Assurances...............................    26

                                                              PAGE
                                                              ----
      6.06 Publicity........................................    26
      6.07 Employees........................................    27
      6.08 WARN Act.........................................    27
      6.09 Benefit Obligations..............................    27
      6.10 Services Agreement...............................    29
      6.11 Headquarters Facility Sublease Agreement.........    29
      6.12 Manufacturing Agreement..........................    29
      6.13 Non Compete......................................    29
      6.14 Trademark License Agreement......................    29
      6.15 Computer Assets License Agreement................    29
      6.16 Bulk Transfers Laws..............................    30
      6.17 Notice of Developments...........................    30
      6.18 Third Party Consents.............................    30
      6.19 Risk of Loss.....................................    30
      6.20 Meeting of Seller's Shareholders.................    30
      6.21 Customer List....................................    31
      6.22 Year 2000 Claims.................................    31
      6.23 Executone Name...................................    31
      6.24 Poway Facility Permits...........................    32
      6.25 Schedules........................................    32

ARTICLE VII CONDITIONS PRECEDENT TO THE OBLIGATIONS OF          32
  BUYER.....................................................
      7.01 Accuracy of Representations and Warranties.......    32
      7.02 HSR Act Waiting Period...........................    32
      7.03 No Litigation....................................    32
      7.04 Seller's Performance.............................    32
      7.05 Deliveries at Closing............................    32
      7.06 No Material Adverse Change.......................    33

ARTICLE VIII CONDITIONS PRECEDENT TO THE OBLIGATIONS OF         33
  SELLER....................................................
      8.01 Accuracy of Representations and Warranties.......    33
      8.02 Shareholder Approval.............................    33
      8.03 No Litigation....................................    33
      8.04 HSR Act Waiting Period...........................    33
      8.05 Buyer's Performance..............................    33
      8.06 Deliveries at Closing............................    33

ARTICLE IX ACTIONS BY SELLER AND BUYER AFTER THE CLOSING....    34
      9.01 Seller's Indemnity...............................    34
      9.02 Buyer's Indemnity................................    34
      9.03 Limitations on Indemnification...................    34
      9.04 Procedure for Indemnification -- Third Party         35
      Claims................................................
      9.05 Procedure for Indemnification -- Third Party         35
      Claims................................................
      9.06 Computation of Indemnity Amounts.................    36
      9.07 Litigation Support...............................    36
      9.08 Post-Closing Cooperation.........................    36
      9.09 Escrow Arrangements..............................    36
      9.10 Taxes............................................    39
      9.11 Books and Records; Personnel.....................    39

ARTICLE X TERMINATION.......................................    40
     10.01 Termination......................................    40
     10.02 Termination by Buyer.............................    41
     10.03 Termination by Seller............................    41
     10.04 Procedure for Termination........................    41

                                                              PAGE
                                                              ----
     10.05 Effect of Termination............................    41

ARTICLE XI MISCELLANEOUS....................................    42
     11.01 Entire Agreement; Amendment......................    42
     11.02 Expenses.........................................    42
     11.03 Governing Law; Consent to Jurisdiction...........    42
     11.04 Assignment.......................................    43
     11.05 Agreement Not to Compete.........................    43
     11.06 Notices..........................................    43
     11.07 Counterparts; Headings...........................    44
     11.08 Severability.....................................    44
     11.09 No Reliance......................................    44
     11.10 Interpretation...................................    44
     11.11 Specific Performance.............................    45
     11.12 Employee Tax Reporting...........................    45
     11.13 Further Assurances...............................    45
     11.14 Disclosure Schedule..............................    45

                             SCHEDULES AND EXHIBITS



SCHEDULE       DESCRIPTION
--------       -----------
1.01           Accounts
1.08(a)        Assumed Leases for Office Space
1.08(b)        Assumed Leases for Equipment
1.22           Computer Assets
1.24(a)        eLottery Business
1.24(b)        Healthcare Communications Business
1.25           Computer Telephony Products
1.27           Contracts
1.35           Employees
1.47           Excluded Prepaid Assets
1.48           Fixtures and Equipment
1.55           Healthcare Communications Business
1.56           Healthcare Services Assets Excluded From Computer Telephony
               Business
1.59           Indemnified Litigation
1.61           Interim Financial Statements
1.65           Licensed Trademarks
1.68           Material Adverse Change -- Managerial and Engineering
               Employees
1.73           Permitted Liens
1.76           Premises
1.82           Retained Liabilities
1.95           Transferred Intellectual Property Rights and Transferred
               Technology
1.98           Year-End Financial Statements
3.02           Foreign Qualifications
3.04(a)        Conflicts or Violations
3.04(b)        Required Consents
3.05           Litigation
3.06           Compliance with Law
3.09           Taxes
3.10           Title to Purchased Assets
3.11           Condition and Sufficiency of Assets
3.13           No Undisclosed Liabilities
3.16           Employee Benefit Plans
3.17(a)        Employee Debts
3.17(b)        Independent Contractors
3.17(c)        Employment Matters (Threatened and Filed Employment and
               Labor Complaints)
3.17(d)        Labor Disturbances
3.17(e)        Employees
3.20           Intellectual Property Rights and Technology -- Infringement
               Claims
3.23           Material Adverse Change
3.26           Year 2000
4.03           Buyer Required Consents
5.03           Parent Required Consents
6.05           Preclosing Actions With Respect to Customers and
               Distributors
6.12           Terms of Manufacturing Agreement
6.24           Poway Facility Permits



EXHIBIT       DESCRIPTION
-------       -----------
A             Assignment and Assumption Agreement
B             Bill of Sale
C             Computer Asset License Agreement
D             Headquarters Sublease Agreement
E             Trademark License Agreement

                            ASSET PURCHASE AGREEMENT



     THIS ASSET PURCHASE AGREEMENT, made as of October 17, 1999, by and between EXECUTONE Information Systems, Inc., a Virginia corporation ('Seller'), Inter-Tel, Incorporated, an Arizona corporation ('Parent'), and Executone Inter-Tel Business Information Systems, Inc. an Arizona corporation and a wholly-owned subsidiary of Parent ('Buyer'), provides as follows:



                                    RECITALS



     WHEREAS, one of the businesses engaged in by Seller is the Computer Telephony Business as defined herein.



     WHEREAS, Seller desires to sell certain of its assets and be relieved of certain of its liabilities that are employed by Seller in operating the Computer Telephony Business, and Buyer desires to purchase those assets and assume those liabilities.



     NOW, THEREFORE, in consideration of the Recitals and of the mutual covenants, conditions and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree that:



                                   ARTICLE I
                                  DEFINITIONS



     When used in this Agreement, the following terms shall have the meanings specified:



1.01 Accounts.



     'Accounts' shall mean all accounts receivable, notes receivable and associated rights (including, without limitation, amounts due from vendors, all security deposits, letters of credit and security interests in collateral) and all related reserves arising from the sale of goods and services of the Computer Telephony Business and outstanding as of the Effective Time, including the Accounts to be listed on Schedule 1.01 hereto, as well as all other Accounts not listed on Schedule 1.01 which are Accounts of the Computer Telephony Business, but specifically excluding the Excluded Prepaid Assets.



1.02 Acquisition.



     'Acquisition' shall mean the purchase and sale of the Computer Telephony Business pursuant to this Agreement.



1.03 Adjustment.



     'Adjustment' shall have the meaning assigned to it in Section 2.04.



1.04 Affiliate.



     'Affiliate' shall mean, with respect to any Person, any Person or entity, that directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person.



1.05 Agreement.



     'Agreement' shall mean this Asset Purchase Agreement, together with the Exhibits and Schedules attached hereto, as the same may be amended from time to time in accordance with the terms hereof.



1.06 Arbitration Fees.



     'Arbitration Fees' shall have the meaning assigned to it in Section 9.09(f)(iii).



1.07 Assignment and Assumption Agreement.



     'Assignment and Assumption Agreement' shall mean the Assignment and Assumption Agreement between Seller and Buyer substantially in the form of Exhibit A hereto.

1.08 Assumed Leases.



     'Assumed Leases' shall mean those leases for all facilities used by the Computer Telephony Business and listed on Schedule 1.08(a) hereto and those equipment leases listed on Schedule 1.08(b) hereto.



1.09 Assumed Liabilities.



     'Assumed Liabilities' shall mean the following liabilities (other than Retained Liabilities): (i) all obligations and liabilities with respect to circumstances and events occurring on or after the Closing Date with respect to the Assumed Leases listed on Schedule 1.08(a) and Schedule 1.08(b), (ii) all trade account payables and accrued liabilities (excluding Taxes, except those Taxes specifically excluded from the definition of Retained Liabilities) related to the Computer Telephony Business, (iii) all obligations and liabilities with respect to all Contracts listed on Schedule 1.27, (iv) all warranty obligations and liabilities relating to the Computer Telephony Business, excluding (other than as set forth in clause (v) below) all claims, lawsuits or actions of current or former customers of the Computer Telephony Business related to the Year 2000 readiness of the Computer Telephony Products initiated or, to the Knowledge of Seller, threatened prior to the Closing, (v) all obligations of Seller for judgments, amounts paid in settlement, and attorneys' fees and costs, and other expenses and costs, arising out of the Indemnified Litigation,
(vi) all liabilities and obligations arising from circumstances or events occurring prior to the Effective Time in the ordinary course of the Computer Telephony Business consistent with past practice, other than Retained Liabilities, (vii) all other liabilities and obligations of the Computer Telephony Business that arise from circumstances or events occurring after the Closing, and (viii) up to fifty percent (50%) of any liabilities relating to indebtedness to any participants under Seller's Transition and Retention Plan and up to fifty percent (50%) of any liabilities relating to any severance, separation or other payment obligations to any Transition and Retention Plan participants (other than such liabilities in respect of Stan Kabala and Ted Stone, which shall be Retained Liabilities hereunder).



1.10 Basket.



     'Basket' shall have the meaning assigned to it in Section 9.03(a).



1.11 Bill of Sale.



     'Bill of Sale' shall mean the bill of sale substantially in the form of Exhibit B hereto.



1.12 Books and Records.



     'Books and Records' shall mean original or true and complete copies of the Customer List and all the books, records, files, data and information of Seller relating to the Computer Telephony Business, including, without limitation, all customer lists, financial and accounting records (including all Tax Returns other than income tax returns), purchase orders and invoices, sales orders and sales order log books, credit and collection records, correspondence and miscellaneous records with respect to customers and supply sources and all other general correspondence, records, books and files relating to the Computer Telephony Business.



1.13 Buyer.



     'Buyer' shall mean Executone Inter-Tel Business Information Systems, Inc., an Arizona corporation and a wholly-owned subsidiary of Parent.



1.14 Buyer's Closing Certificate.



     'Buyer's Closing Certificate' shall mean the certificate of Buyer in a form to be reasonably agreed upon between Buyer and Seller.

1.15 Buyer Review Period.



     'Buyer Review Period' shall have the meaning assigned to it in Section 2.04(b).



1.16 Closing.



     'Closing' shall mean the meeting of the parties held at 10:00 A.M., local time, on the Closing Date, at the offices of Hunton & Williams, 951 East Byrd Street, Richmond, Virginia 23219, or such other time and place as the parties may mutually agree in writing.



1.17 Closing Balance Sheet.



     'Closing Balance Sheet' shall have the meaning assigned to it in
Section 2.04(a).



1.18 Closing Date.



     'Closing Date' shall mean the business day following approval of this Agreement and the transaction contemplated thereby by Seller's shareholders and satisfaction of the conditions set forth in Articles VIII and IX, or such other date as the parties may mutually agree in writing.



1.19 Code.



     'Code' shall mean the Internal Revenue Code of 1986, as amended, and any predecessor thereto to the extent applicable to prior periods.



1.20 Commission.



     'Commission' shall mean the Securities and Exchange Commission.



1.21 Competing Transaction.



     'Competing Transaction' shall have the meaning assigned to it in
Section 6.04.



1.22 Computer Assets.



     'Computer Assets' shall mean the computer hardware and software listed on
Schedule 1.22 hereto.



1.23 Computer Assets License Agreement.



     'Computer Assets License Agreement' shall mean the computer assets license agreement substantially in the form of Exhibit C hereto.



1.24 Computer Telephony Business.



     'Computer Telephony Business' shall mean the development, manufacture, marketing, selling and servicing of telephone key and PBX, voice mail, automatic call distribution and other business telephone products, software and system applications for and to end-user customers and independent distributors, as well as the manufacturing, logistics, repair, warehousing, billing and related services provided to the Healthcare Communications Business, subject to the terms of the Manufacturing Agreement, as conducted by Seller as of the date of the Agreement, and as it historically has been conducted, including all research and development relating to the Computer Telephony Business, and excluding assets related to the eLottery Business to be expressly listed on
Schedule 1.24(a) and assets related to the Healthcare Communications Business to be expressly listed on Schedule 1.24(b).



1.25 Computer Telephony Products.



     'Computer Telephony Products' shall mean all products, including software, of the Computer Telephony Business listed on Schedule 1.25, including installation, programming, customer training, service and maintenance thereof, and predecessor and updated versions thereof and extensions, modifications and developments thereof.

1.26 Confidentiality Agreement.



     'Confidentiality Agreement' shall have the meaning assigned to it in
Section 1.27.



1.27 Contracts.



     'Contracts' shall mean those contracts, agreements, blanket and other purchase orders, options, leases of personal or moveable property (such as computers, copiers and vehicles), sales orders, license agreements, relationships and commitments and invoices related thereto specifically listed on Schedule 1.27 hereto.



1.28 Customer List.



     'Customer List' shall mean the customer list of the Computer Telephony Business.



1.29 DCC.



     'DCC' shall mean Dialogic Communications Corporation, a Tennessee corporation.



1.30 ECS Shares.



     'ECS Shares' shall mean Seller's equity interest in ECS Communications Group, Inc.



1.31 Effective Time.



     'Effective Time' shall mean 5:00 P.M. Eastern Time, on the Closing Date.



1.32 eLottery.



     'eLottery' shall mean eLottery, Inc., a wholly-owned subsidiary of Seller, and its predecessor entity, Unistar Gaming Corp., and its wholly-owned subsidiary, UniStar Entertainment, Inc.



1.33 eLottery Business.



     'eLottery Business' shall mean the business as conducted by eLottery as of the date of the Agreement, and as it historically has been conducted through the Closing Date, including all developments and extensions thereof.



1.34 Employee Benefit Plan.



     'Employee Benefit Plan' shall mean any plan, program, policy, practice, contract, agreement or other arrangement providing for compensation, severance, termination pay, deferred compensation, performance awards, stock or stock-related awards, fringe benefits or other employee benefits or remuneration of any kind, whether written or unwritten or otherwise, funded or unfunded, including without limitation, each 'employee benefit plan,' within the meaning of Section 3(3) of ERISA which is or has been maintained, contributed to, or required to be contributed to, by Seller or any ERISA Affiliate for the benefit of any Employee, or with respect to which Seller has or may have any liability or obligation for any Employee.



1.35 Employees.



     'Employees' shall mean the employees of Seller necessary for the operation of the Computer Telephony Business as listed on Schedule 1.35 hereto.

1.36 End Date.



     'End Date' shall have the meaning assigned to it in Section 10.01(b).



1.37 Environmental Laws.



     'Environmental Laws' shall have the meaning assigned to it in
Section 3.07(a)(i).



1.38 Environmental Permits.



     'Environmental Permits' shall have the meaning assigned to in
Section 3.07(c).



1.39 ERISA.



     'ERISA' shall mean the Employee Retirement Income Security Act of 1974, as amended.



1.40 ERISA Affiliate.



     'ERISA Affiliate' shall mean each entity that is a member of a controlled group or affiliated service group of which Seller is a member or that is under common control with Seller (within the meaning of Section 414(b), 414(c) or 414(m) of the Code).



1.41 Escrow Agent.



     'Escrow Agent' shall have the meaning assigned to it in Section 9.09(a).



1.42 Escrow Amount.



     'Escrow Amount' shall have the meaning assigned to it in Section 2.05.



1.43 Escrow Fund.



     'Escrow Fund' shall have the meaning assigned to it in Section 9.09(a).



1.44 Escrow Period.



     'Escrow Period' shall have the meaning assigned to it in Section 9.09(b).



1.45 Exchange Act.



     'Exchange Act' shall mean the Securities and Exchange Act of 1934, as amended.



1.46 Excluded Assets.



     'Excluded Assets' shall mean (i) all cash and cash equivalents (other than any deposits reflected on the Closing Balance Sheet), (ii) the shares and options to purchase shares of DCC owned by Seller, (iii) Excluded Prepaid Assets and (iv) all other assets of Seller not used in connection with the Computer Telephony Business and to be listed on Schedules 1.24(a) and 1.24(b).



1.47 Excluded Prepaid Assets.



     'Excluded Prepaid Assets' shall mean those assets listed on Schedule 1.47 hereto.



1.48 Fixtures and Equipment.



     'Fixtures and Equipment' shall mean all tangible assets (other than Inventory) associated with or used in the ordinary course of the Computer Telephony Business, including, but not limited to, all furniture, fixtures, leasehold improvements, vehicles and equipment located on or off of the Premises, including, without limitation, those items to be listed by location on
Schedule 1.48 hereto.



1.49 GAAP.



     'GAAP' shall mean generally accepted accounting principles as of the date of this Agreement and as applied by Seller in a manner consistent with prior periods.

1.50 Governmental Entity.



     'Governmental Entity' shall mean any court, administrative agency or commission, or other governmental authority or instrumentality, domestic or foreign.



1.51 Hazardous Material.



     'Hazardous Material' shall have the meaning assigned to it in
Section 3.07(a).



1.52 Hazardous Material Activities.



     'Hazardous Material Activities' shall have the meaning assigned to it in
Section 3.07(b).



1.53 Headquarters Facility.



     'Headquarters Facility' shall mean the headquarters for the Computer Telephony Business, the Healthcare Communications Business and the eLottery Business located at 472 and 478 Wheelers Farms Road, Milford, Connecticut 06460.



1.54 Headquarters Sublease Agreement.



     'Headquarters Sublease Agreement' shall mean the sublease or license agreement substantially in the form of Exhibit D hereto granted by Buyer to Seller to use certain space located at the Headquarters Facility for use in connection with the Healthcare Communications Business.



1.55 Healthcare Communications Business.



     'Healthcare Communications Business' shall mean the development, manufacture, selling and servicing of nurse and patient communication systems, infrared locator systems and the other products listed on Schedule 1.55, as conducted by Seller as of the date of the Agreement and as it historically has been conducted through the Closing Date, including all developments and extensions thereof, and shall exclude the eLottery Business and the Computer Telephony Business.



1.56 Healthcare Services Assets.



     'Healthcare Services Assets' shall mean the assets contained in the Poway Facility, including those assets relating to the manufacturing, logistics, repair, warehousing, billing and related services provided to the Healthcare Communications Business, pursuant to the terms of the Manufacturing Agreement, except those assets listed on Schedule 1.56.



1.57 HSR Act.



     'HSR Act' shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, or any successor law, and regulations and rules issued pursuant to that Act or any successor law.



1.58 Indemnifiable Loss.



     'Indemnifiable Loss' shall have the meaning assigned to it in
Section 9.09(d).



1.59 Indemnified Litigation.



     'Indemnified Litigation' means the litigation listed on Schedule 1.59 hereto.



1.60 Intellectual Property Rights.



     'Intellectual Property Rights' shall mean any or all of the following and all rights therein: (i) all United States and foreign patents and utility models and applications therefor and all reissues, divisions, re-examinations, renewals, extensions, provisionals, continuations and continuations-in-part thereof, and equivalent or similar rights anywhere in the world in inventions and discoveries including without limitation invention disclosures; (ii) all trade secrets and other rights in know-how and confidential or proprietary information; (iii) all copyrights, copyrights registrations and applications therefor and all other rights corresponding thereto throughout the world;
(iv) all mask works, mask work registrations and applications therefor, and any equivalent or similar rights in semiconductor masks, layouts, architectures or topology; (v) all industrial designs and any registrations and applications therefor throughout the world; (vi) all rights in World Wide Web addresses and domain names and applications and registrations therefor; (vii) all trade names, logos, common law trademarks and service marks, trademark and service mark registrations and applications therefor and all goodwill associated therewith throughout the world; (viii) all guarantees, warranties, bonds, easements, licenses, permits and approvals; and (ix) any similar, corresponding or equivalent rights to any of the foregoing anywhere in the world.



1.61 Interim Financial Statements.



     'Interim Financial Statements' shall mean the (i) balance sheet of the Computer Telephony Business as of June 30, 1999, (ii) statement of cash flows of the Computer Telephony Business for the six-month period ended June 30, 1999 and
(iii) income statement of the Computer Telephony Business for the six-month period ended June 30, 1999, attached hereto as Schedule 1.61.



1.62 Inventory.



     'Inventory' shall mean all of Seller's inventories of raw materials, work in process and finished goods and all related reserves related to the Computer Telephony Business and the raw materials and work in process used in the Healthcare Communications Business and all related reserves.



1.63 Knowledge.



     A Person will be deemed to have 'Knowledge' of a particular fact if such Person is actually aware after reasonable inquiry of such fact. With respect to a Person other than an individual, such Person will be deemed to have 'Knowledge' of a particular fact if any individual who is presently serving as an officer, partner, executor or trustee of such Person has Knowledge of such fact.



1.64 Law.



     'Law' shall mean any federal, state, local, international or other law or governmental requirement of any kind, and the rules, regulations and orders promulgated thereunder.



1.65 Licensed Trademarks.



     'Licensed Trademarks' shall mean the trademarks to be licensed to the Healthcare Communications Business listed on Schedule 1.65 hereto.



1.66 Liens.



     'Liens' shall mean all liens, pledges, claims, security interests, mortgages, deeds of trust, encumbrances, assessments, easements, rights of way, covenants, restrictions, rights of first refusal, defects in title, encroachments and other burdens.



1.67 Manufacturing Agreement.



     'Manufacturing Agreement' shall mean the manufacturing agreement to be entered into between Buyer and Seller containing the terms on which Buyer or its permitted assignee will provide manufacturing and other services to Seller, utilizing the Poway Facility, as described in Section 6.12.



1.68 Material Adverse Change.



     'Material Adverse Change' shall mean any change, violation, inaccuracy, circumstance or effect that is materially adverse to the business, properties, assets (including intangible assets), liabilities or financial condition of the Computer Telephony Business; provided, however, that the following shall not be taken into account in determining whether there has been or could or would be a 'Material Adverse Change' on or with respect to the Computer Telephony Business:
(i) the delay or cancellation of orders for the Computer Telephony Business' products from customers or distributors (or other resellers) directly attributable to the announcement of this Agreement or the pendency of the Acquisition, (ii) the lack of or delay in availability of components or raw materials from the Computer Telephony Business' suppliers directly attributable to the announcement of this Agreement or the pendency of the Acquisition, (iii) any litigation brought or threatened against Seller or any officer or member of the Board of Directors of Seller in respect of this Agreement or the Acquisition (including any shareholder class action litigation arising from allegations or a breach of fiduciary duty relating to the Agreement), (iv) the loss of employees of the Business as a result of reductions in force that are mutually agreed upon by Seller and Buyer; (v) the loss prior to Closing of not more than twenty-five percent (25%) of the Managerial Employees of the Computer Telephony Business identified on Schedule 1.68 hereto ('Managerial Employees'), excluding Managerial Employees lost pursuant to reductions in force described in clause
(iv) prior to the Closing and Managerial Employees who are not offered employment packages by Buyer pursuant to Section 6.07 that are substantially comparable to those such Managerial Employees have in place as of September 26, 1999; (vi) the loss prior to Closing of not more than twenty-five percent (25%) of the Computer Telephony Business' Engineering Employees identified on
Schedule 1.68 hereto ('Engineering Employees'), excluding Engineering Employees lost pursuant to mutually agreed upon reductions in force described in clause
(iv) prior to Closing and Engineering Employees who are not offered employment packages by Buyer pursuant to Section 6.07 that are substantially comparable to those such Engineering Employees have in place as of the date of this Agreement, and (vii) changes in trading prices for Seller's securities. Notwithstanding the foregoing, the loss of two or more of the Computer Telephony Business' top five government or national accounts, or three or more of the Computer Telephony Business' top ten dealers, in each case between the date of the Interim Financial Statements and the Closing, shall constitute a Material Adverse Change. For the purposes of this definition, the 'loss' of a top ten Computer Telephony Business dealer shall mean (i) the termination by Seller of the exclusivity of a dealer that was an exclusive dealer as of the date of the Interim Financial Statements, (ii) such dealer has made no purchases of Computer Telephony Products in the prior 90 days or (iii) Seller has received notice from such dealer that it is terminating its distributor agreement with Seller.



1.69 Net Assets.



     'Net Assets' shall mean an amount equal to the amount of the Purchased Assets that are reflected on the Closing Balance Sheet less the amount of the Assumed Liabilities that are reflected on the Closing Balance Sheet, all as derived from the Closing Balance Sheet prepared in accordance with Section 2.04



1.70 Officer's Certificate.



     'Officer's Certificate' shall have the meaning assigned to it in
Section 9.09(d).



1.71 Parent.



     'Parent' shall mean Inter-Tel, Incorporated, an Arizona corporation.



1.72 Permits.



     'Permits' shall mean all governmental approvals, authorizations, registrations, permits and licenses owned by Seller, other than qualifications to do business as a foreign corporation, that are used in or required in connection with the operation of the Computer Telephony Business.



1.73 Permitted Liens.



     'Permitted Liens' shall mean the Liens listed on Schedule 1.73 hereto, together with liens for taxes not yet due and payable and Liens that, individually or in the aggregate, could not reasonably be expected to cause a Material Adverse Change.



1.74 Person.



     'Person' shall mean any individual, corporation, proprietorship, partnership, limited liability company, trust or other legal entity.

1.75 Poway Facility.



     'Poway Facility' shall mean the Seller's manufacturing plant located in Poway, California.



1.76 Premises.



     'Premises' shall mean the real property and improvements owned or leased by Seller and used in the operation of the Computer Telephony Business, as described on Schedule 1.76 hereto.



1.77 Prepaid Assets.



     'Prepaid Assets' shall mean all prepaid expenses and deposits of Seller used in the operation of the Computer Telephony Business, excluding the Excluded Prepaid Assets.



1.78 Purchase Price.



     'Purchase Price' shall mean $44,300,000, subject to Adjustment as set forth in Section 2.04.



1.79 Purchased Assets.



     'Purchased Assets' shall mean all of the assets used in or necessary to the operation of the Computer Telephony Business, including but not limited to:



          (a) the Accounts;



          (b) the Assumed Leases;



          (c) the Books and Records;



          (d) the Computer Assets;



          (e) the Contracts;



          (f) the Customer List;



          (g) the Fixtures and Equipment;



          (h) the Healthcare Services Assets;



          (i) the Inventory;



          (j) the Permits;



          (k) the Prepaid Assets;



          (l) the Transferred Intellectual Property Rights;



          (m) the Transferred Technology; and



          (n) ECS Shares,



but shall specifically exclude the Excluded Assets.



1.80 Required Consents.



     'Required Consents' shall mean the consents required to be obtained to permit the transfer of the Purchased Assets and the assignment of the Assumed Liabilities pursuant to this Agreement, as set forth on Schedules 3.04(b) and
4.03 hereto.



1.81 Retained Debt.



     'Retained Debt' shall mean long-term debt, other long-term liabilities and current portion of long-term debt, as each is reflected in the Interim Financial Statements.



1.82 Retained Liabilities.



     'Retained Liabilities' shall mean:



          (a) the liabilities listed on Schedule 1.82 hereto; and

          (b) any other liabilities of Seller that are not Assumed Liabilities, including, without limitation, the following:



             (i) any liability or obligation of Seller for Taxes for any taxable period (except with respect to property Taxes, which will be treated in accordance with Section 2.02) and any liability for Taxes attributable to the Computer Telephony Business or the Purchased Assets for any period or portion thereof ending on or prior to the Closing Date regardless of whether reserved on the Year End Financial Statements or Interim Financial Statements;



             (ii) any liability of Seller for unpaid Taxes of any Person under Reg. 'SS'1.1502 6 (or any similar provision of state, local or foreign law) as a transferee or successor, or by contract;



             (iii) any liability or obligation of Seller incurred prior to the Closing Date to indemnify any Person by reason of the fact that such Person was a director, officer, employee or agent of any of Seller or its subsidiaries or was serving at the request of any such entity as a partner, trustee, director, officer, employee or agent of another entity (whether such indemnification is for judgment, damages, penalties, fines, costs, amount paid in settlement, losses, expenses or otherwise and whether such indemnification is pursuant to any statute, charter document, bylaw, agreement or otherwise);



             (iv) any liability or obligation of Seller for costs and expenses incurred in connection with the negotiation, drafting, execution and closing of this Agreement and the transactions contemplated hereby, including any liability or connection with compliance with the Bulk Transfer Laws;



             (v) any liability or obligation of Seller pursuant to this Agreement or pursuant to any side agreement between Seller on the one hand and Buyer on the other hand entered into on or after the date of this Agreement;



             (vi) any claim for injury to person to the extent not covered by warranties relating to the Computer Telephony Business, regardless of when made or asserted, that is imposed or asserted to be imposed in connection with any acts or omissions, any service performed or any product sold, leased or delivered by or on behalf of Seller on or prior to the Closing Date;



             (vii) any liability relating to any claims, lawsuits or actions initiated or, to Seller's Knowledge, threatened prior to the Closing, except as otherwise expressly assumed hereunder;



             (viii) any liability of Seller to Stan Kabala or Ted Stone relating to any severance, separation or other payment obligations to such individuals, whether TRP Liabilities or otherwise;



             (ix) the Retained Debt;



             (x) all obligations and liabilities with respect to circumstances or events occurring prior to the Closing Date with respect to the Assumed Leases listed on Schedules 1.08(a) and 1.08(b); and



             (xi) all obligations and liabilities with respect to circumstances or events occurring prior to the Closing Date with respect to the infringement or misappropriation of the Intellectual Property Rights of any Person.



1.83 Seller.



     'Seller' shall mean EXECUTONE Information Systems, Inc., a Virginia corporation.



1.84 Seller Acquisition.



     'Seller Acquisition' shall have the meaning assigned to it in
Section 10.05.



1.85 Seller Triggering Event.



     'Seller Triggering Event' shall have the meaning assigned to it in
Section 10.02.



1.86 Seller's Closing Certificate.



     'Seller's Closing Certificate' shall mean the certificate of Seller in a form to be reasonably agreed upon between Buyer and Seller.

1.87 Services Agreement.



     'Services Agreement' shall mean the transition services agreement to be entered into pursuant to Section 6.10.



1.88 Severed Employees.



     'Severed Employees' shall have the meaning assigned to it in Section 6.07.



1.89 Superior Proposal.



     'Superior Proposal' shall have the meaning assigned to it in Section 6.04.



1.90 Tax or Taxes.



     For the purposes of this Agreement, 'Tax' or, collectively, 'Taxes,' means any and all federal, state, local and foreign taxes, assessments and other governmental charges, duties, impositions and liabilities, including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes, together with all interest, penalties and additions imposed with respect to such amounts and any obligations under any agreements or arrangements with any other person with respect to such amounts and including any liability for taxes of a predecessor entity.



1.91 Tax Return.



     'Tax Return' shall mean any report, return, information return, or other information required to be supplied to a taxing authority in connection with Taxes, including any return of an affiliated or combined or unitary group.



1.92 Technology.



     'Technology' shall mean any or all of the following: (i) works of authorship including, without limitation, computer programs, source code and executable code, whether embodied in software, firmware or otherwise, documentation, designs, files, net lists, records, data and mask works;
(ii) inventions (whether or not patentable), improvements, and technology;
(iii) proprietary and confidential information, including technical data and customer and supplier lists, trade secrets and know how; (iv) databases, data compilations and collections and technical data; (v) tools, methods and processes; and all instantiations of the foregoing in any form and embodied in any media.



1.93 Trademark License Agreement.



     'Trademark License Agreement' shall mean the trademark license agreement entered into between Buyer and Seller in substantially the form of Exhibit E hereto.



1.94 Transferred Employees.



     'Transferred Employees' shall have the meaning assigned to it in
Section 6.07.



1.95 Transferred Intellectual Property Rights.



     'Transferred Intellectual Property Rights' shall mean all Intellectual Property Rights that are embodied in the Transferred Technology and are used in the Computer Telephony Business by Purchaser related to the Transferred Technology, including without limitations all Intellectual Property Rights in Licensed Trademarks and those Intellectual Property Rights described on
Schedule 1.95.



1.96 Transferred Technology.



     'Transferred Technology' shall mean all of the following: (i) Computer Telephony Products in both Source Code and Object Code format and any other format; (ii) Computer Assets; (iii) all other Technology used in the operation of the Computer Telephony Business by Seller including the

Technology listed in Schedule 1.95. Transferred Technology shall specifically exclude the Technology used in or otherwise related to the eLottery Business to be set forth in Schedule 1.24(a).



1.97 TRP Liabilities.



     'TRP Liabilities' shall mean any and all obligations arising out of or in connection with Seller's Transition and Retention Plan as listed on
Schedule 1.27, whether in the form of stock loan guarantees, unpaid Loan Balances, Retention Payments or Separation Payments (as those terms are defined in the Transition and Retention Plan) or otherwise, with the exception of any liabilities arising from obligations of Stan Kabala and Ted Stone to Seller.



1.98 Year-End Financial Statements.



     'Year-End Financial Statements' shall mean the (i) balance sheets of the Computer Telephony Business as of December 31, 1998 and 1997, (ii) statements of cash flows of the Computer Telephony Business for the years ended December 31, 1998 and 1997 and (iii) income statements of the Computer Telephony Business for the years ended December 31, 1998 and 1997, listed on Schedule 1.98 hereto.



1.99 Year 2000 Compliant.



     'Year 2000 Compliant' shall have the meaning assigned to it in
Section 3.26(a).



                                   ARTICLE II
                  PURCHASE AND SALE; ASSIGNMENT AND ASSUMPTION



2.01 Sale of Purchased Assets.



     (a) At the Closing, Seller shall sell, convey, transfer, assign and deliver to Buyer the Purchased Assets, free and clear of all Liens, except for Permitted Liens. Seller will execute and deliver the Bill of Sale and such other documents of transfer and assignment as may be necessary to consummate the foregoing.



     (b) At the Closing, Buyer shall purchase or assume the Purchased Assets and in full payment therefor



          (i) shall assume and agree to discharge all of Seller's obligations under the Assumed Liabilities and



          (ii) shall pay Seller by wire transfer in immediately available funds an amount equal to the Purchase Price, excluding the Escrow Amount.



2.02 Transfer or Sales Taxes; Property Taxes.



     Seller will be responsible for and pay one hundred percent (100%) of all sales, stamp, recordation, transfer and similar Taxes arising out of, or related to, the transactions contemplated by this Agreement. Buyer shall cooperate with Seller, as Seller reasonably requests, to minimize the amount of such taxes. The parties agree that all property Taxes imposed with respect to Purchased Assets (including, without limitation, property Taxes payable by the tenant or lessee under any lease) will be pro-rated as of the Closing Date and that, notwithstanding any other provision of this Agreement, the economic burden of any such property Tax will be borne by Seller for all periods (or portions thereof) through the Closing Date ('Pre-Closing Period') and by Buyer for all periods (or portions thereof) after the Closing Date ('Post-Closing Period'). Accordingly, notwithstanding any other provision of this Agreement, (i) if Seller pays a property Tax imposed with respect to Purchased Assets attributable to a Post-Closing Period, Buyer will reimburse Seller upon demand for the amount of such property Tax; and (ii) if Buyer pays a property Tax imposed with respect to Purchased Assets attributable to a Pre-Closing Period, Seller will reimburse Buyer upon demand for the amount of such property Tax.

2.03 Allocation of Purchase Price.



     The Purchase Price and the Assumed Liabilities (to the extent they constitute part of the amount realized by Seller for federal income tax purposes) shall be allocated and determined by Buyer, subject to the review and consent of Seller, which consent shall not be unreasonably withheld, in accordance with the requirements of Section 1060 of the Code and the regulations thereunder, and no party shall take any position inconsistent with this allocation for income tax purposes, except that Buyer's cost for the Purchased Assets may differ from the amount so allocated to the extent necessary to reflect Buyer's capitalized acquisition costs other than the amount realized by Seller.



2.04 Adjustments.



     The Purchase Price will be subject to adjustment (the 'Adjustment') as follows:



     (a) Closing Balance Sheet. Within 30 days following the Closing, Seller will prepare (or cause to be prepared) and deliver to Buyer a balance sheet (the 'Closing Balance Sheet') of the Computer Telephony Business (not reflecting any Retained Liabilities) as of the Closing Date audited or reviewed (at the sole discretion of Buyer) by Arthur Andersen LLP, whose fees and disbursements will be paid by Seller. The Closing Balance Sheet will be prepared in accordance with GAAP and consistent with the basis of accounting and classification procedures, judgments and estimation methodologies employed by Seller in preparation of the Interim Financial Statements.



     (b) Buyer's Review of the Closing Balance Sheet. Buyer and Buyer's accountants will have 45 days from Buyer's receipt of the Closing Balance Sheet (the 'Buyer Review Period') to review the Closing Balance Sheet, and during such Buyer Review Period Seller and its accountants will cooperate with Buyer and Buyer's accountants and answer Buyer and Buyer's accountants' questions and provide such additional schedules and materials as Buyer and Buyer's accountants may reasonably request in order for Buyer and Buyer's accountants to have a meaningful review of the Closing Balance Sheet.



     (c) Purchase Price Adjustment. Subject to the provisions of
Section 2.04(d) below, the Purchase Price will be adjusted in accordance with this Section 2.04(c). If the Net Assets are greater than $18,070,000, then the Purchase Price shall be increased by an amount equal to the amount by which the Net Assets are greater than $18,070,000, which amount shall be delivered by Buyer to Seller by wire transfer of immediately available funds, to an account of Seller at a bank specified by Seller within five (5) days after the date on which the Closing Balance Sheet is finally accepted. If the Net Assets are less than $15,070,000, then the Purchase Price shall be decreased by an amount equal to the amount by which the Net Assets are less than $15,070,000, up to $1,000,000 of which amount shall be remitted from the Escrow Fund by the Escrow Agent to Buyer in accordance with Section 9.09 hereof and the balance, if any, of which shall be delivered by Seller to Buyer by wire transfer of immediately available funds, to an account of Buyer within five (5) days after the date on which the Closing Balance Sheet is finally accepted. In the event that during the Buyer Review Period Buyer determines that additional Adjustments shall be made to the Purchase Price, then additional amounts up to a total of $1,000,000 (taking into account all previous payments pursuant to this Section) shall be remitted from the Escrow Fund by the Escrow Agent to Buyer in accordance with
Section 9.09 hereof and Seller shall deliver the balance, if any, to Buyer by wire transfer of immediately available funds, to an account of Buyer at a bank specified by Buyer within five (5) business days after such a determination by Buyer is made, an amount equal to (i) the dollar amount of such additional Adjustments, or (ii) in the event of a dispute between Buyer and Seller relating to any additional Adjustments, amounts otherwise determined pursuant to
Section 2.04(d)(ii) below.



     (d) Disputes.



          (i) Subject to Section 2.04(d)(ii) below, the Closing Balance Sheet delivered by Seller to Buyer will be final, binding and conclusive on the parties hereto.



          (ii) Buyer may dispute any amounts reflected or not reflected on the Closing Balance Sheet, provided that Buyer notifies Seller in writing of each disputed item and specifies the amount thereof in dispute, not later than the expiration of Buyer Review Period. If Buyer and Seller are able to resolve all of the disputed items, then the Closing Balance Sheet agreed upon by Buyer and Seller will be final, binding and conclusive on the parties hereto. Disputes shall be limited to arithmetic errors or inconsistencies arising from the failure of the Closing Balance Sheet to be prepared in accordance with GAAP or consistent with the basis of accounting and classification procedures, judgments and estimation methodologies employed by Seller in preparation of the Interim Financial Statements. If Buyer and Seller are unable to resolve some or all of such disputed items and are therefore unable to agree as to the Closing Balance Sheet (and the disputed line items therein) within twenty (20) days following the expiration of Buyer Review Period, Buyer and Seller will submit within five (5) days the items remaining in dispute for resolution to PricewaterhouseCoopers LLP in Chicago, Illinois (the member of which who will be primarily responsible for resolving such dispute will have had substantial auditing experience and substantial experience in arbitration or other dispute resolution proceedings concerning accounting issues). In resolving any disputed item, PricewaterhouseCoopers LLP may not assign a value to such item greater than the greatest value for such item claimed by either party or less than the smallest value for such item claimed by either party. The fees and disbursements of PricewaterhouseCoopers LLP (A) will be borne by Buyer if the Net Asset Value finally determined pursuant to this Section 2.04(d)(ii) shall be 100% or greater than 100% of the Net Asset Value reflected on the Closing Balance Sheet originally submitted to Buyer by Seller pursuant to Section 2.04(a) hereof or (B) will be borne by Seller if the Net Asset Value finally determined pursuant to this
     Section 2.04(d)(ii) shall be less than 100% of the Net Asset Value reflected on the Closing Balance Sheet originally submitted to Buyer by Seller pursuant to Section 2.04(a) hereof.



     (e) Access. Upon reasonable request, each of Buyer and Seller shall provide the employees, advisors and representatives of the other with access (including copies if so requested) to all working papers related to the preparation and review of the Closing Balance Sheet and to all books and records of the Computer Telephony Business necessary to prepare and review the Closing Balance Sheet.



2.05 Escrow.



     On the Closing Date, Buyer and Seller jointly shall instruct the Escrow Agent to place $4,000,000 of the Purchase Price into the escrow account required by Section 9.09 (the 'Escrow Amount').



                                  ARTICLE III
                    REPRESENTATIONS AND WARRANTIES OF SELLER



     Seller represents and warrants to Buyer that:



3.01 Organization and Good Standing.



     Seller is a corporation duly organized, validly existing and in good standing under laws of the Commonwealth of Virginia and has full corporate power and authority to enter into and perform its obligations hereunder. Seller has full corporate power to carry on the Computer Telephony Business as it is now being conducted and to own, operate and hold under lease its assets and properties as, and in the places where, such properties and assets now are owned, operated or held.



3.02 Foreign Qualification.



     Schedule 3.02 hereto lists each foreign jurisdiction where Seller is qualified to do business as a foreign corporation and is in good standing. Seller is duly qualified to do business as a foreign corporation and is in good standing under each state or other jurisdiction in which either the ownership or use of the properties owned or used by it or where the nature of the activities conducted by it, requires such qualification.



3.03 Authorization; Enforceability.



     Other than the approval of the shareholders of Seller required under Virginia law and receipt of the Required Consents, the execution, delivery and performance by Seller of this Agreement and of all of the documents and instruments contemplated hereby to which it is a party are within the corporate power of Seller and have been duly authorized by all necessary corporate action of Seller. This Agreement is, and the other documents and instruments required hereby to which Seller is a party will be, when executed and delivered by Seller and the parties thereto, subject to
Article IX of the Agreement, the valid and binding obligations of Seller, enforceable against Seller in accordance with their respective terms.



3.04 Conflicts or Violations; Required Consents.



     Except as set forth in Schedule 3.04(a) hereto, the execution, delivery and performance of this Agreement by Seller do not violate or conflict with, directly or indirectly, or give any person the right to declare a default or exercise of any remedy under, any provision of the Articles of Incorporation or Bylaws of Seller, as the case may be, any resolution adopted by the Board of Directors or shareholders of Seller, any Law, judgment, order or decree binding on Seller, or any Contract, Assumed Lease, mortgage, deed of trust, indenture, Permit, license, franchise, commitment, authorization or concession, or other agreement or instrument to which Seller is a party or by which it is bound or to which any of the Purchased Assets may be subject.



     Except as set forth on Schedule 3.04(b) hereto, and except for the filing of Premerger Notification and Report Forms under the HSR Act, no consent of any Person, and no notice to, filing or registration with, or authorization, consent or approval of, any governmental, regulatory or self-regulatory agency is necessary or is required to be made or obtained by Seller other than the requisite shareholder approval in connection with the consummation of the transactions contemplated by this Agreement.



3.05 Litigation.



     Except as set forth on Schedule 3.05 hereto, there is no litigation, arbitration proceeding, governmental investigation, citation or action of any kind pending or, to the Knowledge of Seller, proposed or threatened against Seller, relating to the Computer Telephony Business, the Purchased Assets, the Assumed Liabilities, this Agreement or the transactions contemplated by this Agreement.



3.06 Compliance with Law.



     Except as set forth on Schedule 3.06 hereto, the conduct of the Computer Telephony Business, the use of the Purchased Assets, performance under the Contracts by Seller and, to Seller's Knowledge, the Premises has not and currently does not violate or conflict with any Law that could reasonably be expected to cause a Material Adverse Change. Seller has not received any notice that any investigation or review by any Governmental Entity with respect to the Computer Telephony Business is pending or that any such investigation or review is contemplated. This Section 3.06 does not relate to environmental matters (to which Section 3.07 applies).



3.07 Environmental Matters.



     (a) Definitions.



          (i) 'Environmental Laws' shall mean any and all applicable federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, guidance documents, or requirements of any Governmental Authority regulating, relating to or imposing liability or standards of conduct concerning any Hazardous Materials, public health or environmental protection, together with any amendment or reauthorization thereto or thereof, as now or at any time hereafter in effect; and



          (ii) 'Hazardous Materials' shall mean any solid waste, hazardous material, hazardous waste, infectious medical waste, or hazardous or toxic substance defined or regulated as such in or under any Environmental Law.



     (b) Hazardous Materials Activities. Seller has not, in connection with the Purchased Assets or the conduct of the Computer Telephony Business, used, stored, treated, transported, manufactured, refined, handled, produced or disposed of any Hazardous Materials on, under, at, from or in any way affecting any of its properties or assets except in material compliance with Environmental Laws (including, without limitation, any properties now or previously owned or operated by Seller in the conduct of the Computer Telephony Business, or any Purchased Asset) and, to the Knowledge of Seller, no prior owner of any such property or assets or any tenant, subtenant, prior tenant or prior subtenant thereof has used Hazardous Materials on, from or in any way affecting any such property or asset, or otherwise, in any manner which constituted or constitutes a violation of any applicable Environmental Law.



     (c) Environmental Liabilities. Seller has not, in connection with the Purchased Assets or the conduct of the Computer Telephony Business (i) shipped any Hazardous Materials off-site, (ii) used, treated, stored, disposed, or released Hazardous Materials, or assumed liability for another's use, treatment, storage, disposal, or release, on, under, at, from, or in any way affecting any real property, or (iii) exposed any individual to Hazardous Materials, which off-site shipment, release, disposal or exposure gives rise to liability of the Seller under Environmental Laws. Seller has not, in connection with the Purchased Assets or the conduct of the Computer Telephony Business, received any notices or claims that it is a responsible party in connection with any notice or claim asserted pursuant to 42 U.S.C. Section 9601 et seq., or any state Superfund law.



     (d) Permits. Seller has, in connection with the Purchased Assets and the Computer Telephony Business, received all environmental approvals, permits, licenses, clearances or consents as may be required under applicable Environmental Laws to conduct the Computer Telephony Business as currently conducted, and the Computer Telephony Business is in compliance in all material respects with the terms and conditions of each of such environmental approvals, permits, licenses, clearances or consents. Seller will cooperate to effect the transfer of such environmental approvals, permits, licenses, clearances or consents.



3.08 Permits.



     The Permits represent all material permits, except qualifications to do business as a foreign corporation, required to operate the Computer Telephony Business as currently conducted and as currently proposed to be conducted by Seller, and except as described herein, there are no additional permits the failure of which to obtain could reasonably be expected to cause a Material Adverse Change. The Permits are in full force and effect, and have been and are being complied with in all material respects. Seller agrees to use its commercially reasonable efforts to assist Buyer in effecting the renewal or transfer to Buyer of the Permits.



3.09 Taxes.



     Seller has filed or caused to be filed all required material Tax Returns relating to the Purchased Assets, the Assumed Liabilities and the Computer Telephony Business. There are no unpaid Taxes due and payable, the non-payment of which would result in a lien upon any of the Purchased Assets or could cause Buyer to incur any liability other than the Assumed Liabilities. Except as set forth on Schedule 3.09 hereto, no taxing authority has asserted any claim for the assessment of any such Tax liability. Seller is not a foreign person for purposes of Section 1445(b)(2) of the Code. There is no reasonable basis for the assertion of any claims for Taxes which, if adversely determined, would result in a lien or other encumbrance on the Purchased Assets or otherwise materially adversely affect Buyer or the Purchased Assets.



3.10 Title to Purchased Assets.



     Seller owns or has a leasehold interest in all the Purchased Assets (whether real, personal or mixed, and whether tangible or intangible), located in the facilities owned or operated by Seller or reflected as owned in the books and records of Seller, including all of the Purchased Assets reflected in the Year-End Financial Statements and the Interim Financial Statements. Except as set forth in Schedule 3.10, the Purchased Assets reflected in the Year-End Financial Statements and the Interim Financial Statements are free and clear of all Liens except, with respect to all such properties and assets, Permitted Liens which, individually or in the aggregate, do not materially impair the continued use, value and operation of the Purchased Assets used in the Computer Telephony Business.



3.11 Condition and Sufficiency of Assets.



     Except as set forth in Schedule 3.11, the Purchased Assets comprise all of the assets, properties and rights of every type and description, real, personal, tangible and intangible used by Seller in the Computer Telephony Business and, with the Services Agreement and the Computer Assets License

Agreement, are sufficient for the continued conduct of the Computer Telephony Business after the Closing in substantially the same manner as conducted prior to the Closing.



3.12 Accounts Receivable.



     The Accounts represent or will represent valid customer obligations arising from sales actually made or services actually performed in the ordinary course of business consistent with past practices. Unless paid prior to the Closing Date, the Accounts are or will be as of the Closing Date collectible net of the respective reserves shown on the Interim Financial Statements or on the accounting records of Seller as of the Closing Date (which reserves are adequate and calculated consistent with past practices).



3.13 No Undisclosed Liabilities.



     Except as set forth in Schedule 3.13, Seller has no material liabilities or obligations of any nature whether known or unknown and whether absolute, accrued, contingent, or otherwise except for (a) liabilities or obligations reflected or reserved against in the Year-End Financial Statements or the Interim Financial Statements, (b) current liabilities incurred in the ordinary course of business since the respective dates thereof and (c) liabilities not expressly assumed pursuant to Section 2.01(b).



3.14 Contracts and Assumed Leases.



     (a) Except as set forth on Schedule 1.27, with respect to the Computer Telephony Business, Seller does not have, is not a party to nor is it bound by:



          (i) any collective bargaining agreements,



          (ii) any agreements or arrangements that contain any severance pay or post-employment liabilities or obligations,



          (iii) any bonus, deferred compensation, pension, profit sharing or retirement plans, or any other employee benefit plans or arrangements,



          (iv) any employment or consulting agreement or contract with an employee or individual consultant or salesperson or consulting or sales agreement or contract with a firm or other organization,



          (v) any agreement or plan, including, without limitation, any stock option plan, stock appreciation rights plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement,



          (vi) any fidelity or surety bond or completion bond,



          (vii) any lease of personal property having a value individually in excess of $100,000,



          (viii) any agreement of indemnification or guaranty,



          (ix) any agreement, contract or commitment containing any covenant limiting the freedom of Seller to engage in any line of business or to compete with any person,



          (x) any agreement, contract or commitment relating to capital expenditures and involving future payments in excess of $100,000,



          (xi) any agreement, contract or commitment relating to the disposition or acquisition of assets or any interest in any business enterprise,



          (xii) any mortgages, indentures, loans or credit agreements, security agreements or other agreements or instruments relating to the borrowing of money or extension of credit, including guaranties referred to in clause
     (viii) hereof,



          (xiii) any purchase order or contract for the purchase of raw materials involving $100,000 or more other than purchases in the ordinary course of business,



          (xiv) any construction contracts,

          (xv) any distribution, joint marketing or development agreement,



          (xvi) any other agreement, contract or commitment that involves $100,000 or more or is not cancelable without penalty within thirty (30) days, or



          (xvii) any contract not covered by clauses (i)-(xvi) above that is material to the operation of the Computer Telephony Business.



     Seller has provided to Buyer true and complete copies of all of the Contracts and Assumed Leases (including all amendments or modifications thereto). Each Contract and each Assumed Lease is in full force and effect and is enforceable in accordance with its terms, except as the enforcement thereof may be limited or otherwise affected by bankruptcy, insolvency, reorganization, moratorium or other laws generally affecting the rights of creditors and subject to general equity principles (whether considered at law or in equity). Seller is not, and to the Knowledge of Seller no other party is, in breach or violation of, or default under, and there is no valid basis for a claim of breach or violation of, or default under, any such Contracts or Assumed Leases, and no event has occurred that constitutes or, with the lapse of time or the giving of notice, or both, would constitute such a breach or violation or default by Seller, or to the Knowledge of Seller, any other party under any of the Contracts or Assumed Leases, thereunder. Except as set forth on
Schedule 3.04(b) hereto, all obligations or services required to be performed under the Contracts and Assumed Leases may be performed by Buyer without any further consents or assignments. Seller has not made any prior assignment of any Contract or Assumed Lease or any of its respective rights or obligations thereunder. Except as set forth on Schedule 1.08(a), Seller has not subleased or otherwise granted rights of use or occupancy of any of the Premises to any other Person.



3.15 Books and Records.



     The Books and Records reflect all material financial and accounting records, purchase orders and invoices, sales orders and sales order log books and credit and collection records relating to the Computer Telephony Business since January 1, 1997. Seller will provide Buyer reasonable access to the Books and Records for the period prior to January 1, 1997.



3.16 Employee Benefit Plans.



     All Employee Benefit Plans are set forth in Schedule 3.16. Any Employee Benefit Plan intended to be qualified under Section 401(a) of the Code has obtained a favorable determination letter as to its qualified status from the Internal Revenue Service ('IRS'). To the extent any Employee Benefit Plan with an existing determination letter from the IRS must be amended to comply with the applicable requirements of the Tax Reform Act of 1986 and subsequent legislation, the time period for effecting such amendments will not expire prior to the Closing. Seller has furnished to Buyer copies of the Employee Benefit Plans and related Employee Benefit Plan documents (including trust documents, insurance policies or contracts, employee booklets and summary plan descriptions and, where applicable, will provide, as soon as practicable hereafter, copies of the most recent IRS determination letters and the most recently filed Form 5500 with respect to any such Employee Benefit Plan. No Employee Benefit Plan is covered by Title IV of ERISA or Section 412 of the Code nor is any Employee Benefit Plan a 'multiemployer plan' (as such term is defined under Section 3(37) of ERISA). Neither Seller nor, to the Knowledge of Seller, any officer or director of Seller, trustee or administrator of an Employee Benefit Plan is subject to any material liability or penalty under Sections 4975 through 4980 of the Code or Title I of ERISA in connection with any Employee Benefit Plan. To the Knowledge of Seller, Seller has not violated any of the health care continuation coverage requirements of the Consolidated Omnibus Budget Reconciliation of Act of 1985 ('COBRA') applicable to its employees. Each Employee Benefit Plan has been maintained and administered in all respects in compliance with its terms and with the requirements prescribed by all statutes, orders, rules and regulations, including but not limited to ERISA and the Code, which are applicable to such Employee Benefit Plan, except to the extent non-compliance would not cause a Material Adverse Change on the operation of such Employee Benefit Plan and would not cause any liability to Buyer. No suit, administrative proceeding, action or other litigation has been brought, or to the Knowledge of Seller is threatened, against or with respect to any such Employee Benefit Plan, including any audit or inquiry by the IRS or United States

Department of Labor, which could reasonably be expected to cause a Material Adverse Change or which could result in any liability to Buyer.



3.17 Employee Matters.



     All of the Employees are employed by Seller. The Employees constitute all employees that are primarily engaged on the date of this Agreement in the operation of the Computer Telephony Business.



     Except as set forth on Schedule 3.17(a) hereto and except for wages and benefits accrued in the ordinary course of the Computer Telephony Business, Seller is not indebted to nor a creditor of any Employee or trust or other fund used for unemployment compensation benefits, social security or other benefits or obligations for Employees. All of the independent contractors currently engaged by Seller in the conduct of the Computer Telephony Business are set forth on Schedule 3.17(b) hereto and such independent contractors are all of the independent contractors engaged in the operation of the Computer Telephony Business on the date of this Agreement. To the Knowledge of Seller, none of the independent contractors are common law employees of the Seller. Seller is in compliance with all applicable federal, state and local laws, rules and regulations respecting employment, employment practices, terms and conditions of employment, and wages and hours with respect to the Employees, the noncompliance with which could reasonably be expected to cause a Material Adverse Change. Seller has withheld and reported all amounts required by law or by agreement to be withheld and reported with respect to wages, salaries and other payments to Employees. To Seller's Knowledge, no Employee has violated any employment contract, nondisclosure agreement or non-competition agreement by which such employee is bound due to such employee being employed by Seller and disclosing to Seller or using trade secrets or proprietary information of any other person or entity. With respect to the Employees, no complaints have been filed and, to Seller's Knowledge, there are no threatened claims or actions against Seller with any federal, state, or local court or agency having jurisdiction over such matters alleging that Seller has violated any Law governing employment discrimination (of any kind), labor-management relations, wages and hours, safety and health, immigration, contracting with government, or any common law dealing with employment. Except as set forth on Schedule 3.17(c) hereto, no former employee of the Computer Telephony Business has filed any suit alleging wrongful termination or under worker's compensation or long-term disability and, to Seller's Knowledge, there are no threatened claims or actions relating to the foregoing.



     With respect to the Employees, Seller is not a party to, bound by, or negotiating in respect of any collective bargaining agreement or any other agreement with any labor union, association or other employee group, nor is any Employee represented by any labor union or similar association. No labor union or employee organization has been certified or recognized as the collective bargaining representative of any Employee. To Seller's Knowledge, there are no formal union organizational campaigns or representation proceedings underway or formally threatened with respect to any Employee. Except as set forth on
Schedule 3.17(d) hereto, there are no existing, pending or, to Seller's Knowledge, threatened labor strikes, work stoppages, slowdowns, disputes, grievances, unfair labor practice charges, labor arbitration proceedings or other disturbances affecting any Employee. Schedule 3.17(e) hereto contains a true and complete list of the names and titles and total compensation for the preceding fiscal year for Employees who had an annual total compensation equal to or greater than $100,000. Seller has not engaged in any unfair labor practices within the meaning of the National Labor Relations Act.



3.18 Fees and Expenses of Brokers and Others.



     Seller is not committed to any liability for any brokers' or finders' fees or any similar fees in connection with the transactions contemplated by this Agreement, and has not retained any broker or other intermediary to act on its behalf in connection with the transactions contemplated by this Agreement, except that Seller has retained Wasserstein Perella & Co., Inc. to represent it in connection with such transactions. Pursuant to a separate agreement with Seller, Wasserstein Perella & Co., Inc. will be paid a fee upon the consummation of the transactions contemplated by this Agreement. Such fee and all other fees and expenses (including attorneys' and accountants' fees) of Seller in connection with the transactions contemplated herein shall be the responsibility of Seller.

3.19 Insurance.



     All of the insurable Purchased Assets are insured for the benefit of Seller or are self-insured by Seller in accordance with Seller's past practices in the conduct of the Computer Telephony Business in amounts and against risks reasonably deemed adequate by Seller and reasonable in light of the nature and assets of the Computer Telephony Business. Seller has delivered complete copies of such policies, which policies are in full force and effect, and any pending applications for policies to Buyer.



3.20 Intellectual Property Rights and Technology.



     (a) Schedule 1.95 sets forth all the Intellectual Property Rights in Transferred Technology that are the subjects of patent, trademark, copyright, domain name or other similar applications, certificates, filings or registrations issued by, filed with or recorded by the U.S. Patent & Trademark Office, the U.S. Copyright Office or other similar legal authorities, and that are owned by or filed in the name of Seller (collectively, the 'Registered Intellectual Property').



     (b) Except as reflected in certain Contracts disclosed on Schedule 1.27, Seller is the exclusive owner or exclusive or nonexclusive licensee of all Transferred Intellectual Property Rights.



     (c) Except as reflected in certain Contracts disclosed on Schedule 1.27, Seller has not transferred ownership of or granted any license of or right to use or authorized the retention of any rights to use any Intellectual Property Rights that is or was Transferred Intellectual Property Rights, to any other Person.



     (d) Transferred Intellectual Property constitutes all Intellectual Property Rights used in and/or necessary to the conduct of the Computer Telephony Business as currently conducted.



     (e) To the extent not disclosed on Schedule 1.27 or reflected in Contracts disclosed on Schedule 1.27, the operation of the Computer Telephony Business, including but not limited to Purchaser's design, development, use, import, manufacture and sale of the products, technology or services (including Computer Telephony Products and products, technology or services currently under development) does not to the Knowledge of Seller, except as set forth on
Schedule 3.20 (i) infringe or misappropriate the Intellectual Property Rights of any Person, (ii) violate the rights of any Person (including rights to privacy or publicity) or (iii) constitute unfair competition or trade practices under the laws of any jurisdiction. Seller has not received notice from any Person claiming that such operation or any act, product, technology or service (including Computer Telephony Products) infringes or misappropriates the Intellectual Property Rights of any Person or constitutes unfair competition or trade practices under the laws of any jurisdiction (nor does Seller have Knowledge of any basis therefor).



     (f) Each issued and registered item of Registered Intellectual Property is valid and subsisting. In each case in which Seller has acquired from any Person anyIntellectual Property Rights associated with or related to the Computer Telephony Business, Seller has obtained, in accordance with applicable law, a valid and enforceable assignment sufficient to transfer irrevocably all rights in such Intellectual Property Rights to Seller and, to the maximum extent provided for by, and in accordance with, applicable laws and regulations, Seller has recorded each such assignment with the relevant governmental authorities, including the PTO, the U.S. Copyright Office or their respective equivalents in any relevant foreign jurisdiction, as the case may be.



     (g) To the Knowledge of Seller, except as set forth on Schedule 3.20, no Person is infringing or misappropriating Transferred Intellectual Property.



     (h) Seller has taken reasonable steps that are required to protect Seller's rights in confidential information and trade secrets of Seller associated with or related to the Computer Telephony Business.



     (i) Except as reflected in certain Contracts disclosed on Schedule 1.27, Seller is not required to make or accrue any royalty payment to any third party in connection with the sale, distribution, license, transfer or other disposition or exploitation of any of Computer Telephony Products (including products currently under development).



     (j) Except as reflected in certain Contracts disclosed on Schedule 1.27 and provided in this Agreement, neither this Agreement nor the transactions contemplated by this Agreement, including the assignment to Purchaser, by operation of law or otherwise, of any contracts or agreements to which Seller is a party, will result in Purchaser being bound by, or subject to, any non-compete relating to the Computer Telephony Business.



3.21 Inventory.



     The Inventory constitutes all raw materials, components, work in process and finished goods used in or related to the conduct of the Computer Telephony Business. All Inventory, whether or not reflected in the Year-End Financial Statements or the Interim Financial Statements, conforms to Seller's specifications and consists of a quality and quantity usable and salable in the ordinary course of business, except for obsolete items, all of which have been written off or written down to net realizable value in the Year-End Financial Statements or the Interim Financial Statements or on the accounting records of Seller as of the Closing Date and except for Inventory returned by dealers or customers that is awaiting repair which are valued at standard cost in the Interim Financial Statements, as the case may be. All Inventory not written off has been priced at the lower of cost or market on a first in, first out basis.



3.22 Financial Statements.



     (a) The Consolidated Statements of Operations of Seller for the six months ended June 30, 1999 (collectively, the 'Unaudited Interim Financial Statements') have previously been delivered to Buyer and were prepared in accordance with GAAP. The Interim Financial Statements have been derived from the Unaudited Interim Financial Statements included as part of Schedule 1.61.



     (b) The Consolidated Statements of Operations of Seller for the years ended December 31, 1998 and 1997 (collectively, the 'Audited Financial Statements') have previously been delivered to Buyer and were prepared in accordance with GAAP. The Audited Financial Statements present fairly the financial condition and results of operations of Seller as of the dates, and for the periods indicated. The Year-End Financial Statements have been derived from the Audited Financial Statements in accordance with the methodology of the Report of Independent Public Accountants attached to the Audited Financial Statements and the footnotes to the Audited Financial Statements.



3.23 No Material Adverse Change.



     Except as set forth on Schedule 3.23 hereto, since December 31, 1998, the Computer Telephony Business has been operated in the ordinary course (except as the prosecution of a sale of the Computer Telephony Business and the Healthcare Communications Business may have altered Seller's ordinary operations), and to Seller's Knowledge, since the date of the Interim Financial Statements, there has been no Material Adverse Change.



3.24 Disclaimers of Seller.



     Notwithstanding anything contained in this Article III or any other provision of this Agreement, it is the explicit understanding of each party hereto that Seller is making no representation or warranty whatsoever, express or implied, beyond those expressly given in this Agreement, including but not limited to any implied warranty or representation as to the value, condition, merchantability or suitability as to any of the properties or assets of the Computer Telephony Business and it is understood that Buyer takes the Computer Telephony Business as is and where is with all faults or defects.



3.25 Disclosure.



     (a) No representation or warranty of Seller in this Agreement and no statement in the Disclosure Schedules omits to state a material fact necessary to make the statements herein or therein, in light of the circumstances in which they were made, not misleading.



     (b) No notice given pursuant to Section 6.01 will contain any untrue statement or omit to state a material fact necessary to make the statements therein or in this Agreement, in light of the circumstances in which they were made, not misleading.

3.26 Year 2000.



     (a) All of the Computer Telephony Products that are indicated on
Schedule 1.25 to be Year 2000 Compliant (as hereinafter defined) are Year 2000 Compliant and will not be materially adversely affected by the advent of the year 2000, the advent of the twenty-first century or the transition from the twentieth century through the year 2000 and into the twenty-first century. Seller has provided to Buyer all forecasts, summaries, memoranda, schedules, reports and other data in its possession concerning or addressing the issue of Year 2000 Compliance relating to Seller, and Seller's customers, vendors and suppliers, and to Seller's Knowledge, such information is true and accurate in all material respects. 'Year 2000 Compliant' means, as applied to a software product, that: (A) such software product will operate and correctly store, represent and process (including sort) all dates (including single and multi-century formulae and leap year calculations), such that errors will not occur when the date used is in the Year 2000, or in a year preceding or following the Year 2000; (B) such software product has been written and tested to support numeric and date transitions from the 20th century to the twenty-first century, and back (including without limitation all calculations, reporting, printing, displays, reversals, disaster and vital records recoveries); and (C) such software product will function without error or interruptions from functions which may involve date information from more than one century, in each case.



     (b) Except as set forth in Schedule 3.26 and except where the same could not reasonably be expected to cause a Material Adverse Change, (A) all of Seller's internal computer systems comprised of software, hardware, databases or embedded control systems (microprocessor controlled, robotic or other device) related to the Computer Telephony Business that constitute any material part of, or are used in connection with the use, operation or enjoyment of, any material tangible or intangible asset or real property of Seller, including its accounting systems, are Year 2000 Compliant and (B) to Seller's Knowledge, the conduct of the Computer Telephony Business with customers and suppliers will not be materially adversely affected by the advent of the year 2000, the advent of the twenty-first century or the transition from the twentieth century through the year 2000 and into the twenty-first century.



3.27 Authenticity and Entirety of Documents.



     True and complete copies of all documents referred to in this Agreement (including, without limitation, documents referred to in this Article III) have been furnished or made available to Buyer by Seller.



3.28 Premises.



     (a) Seller has not received any notice from any insurance company of any defects or inadequacies in any Premises or any part thereof which could materially and adversely affect the insurability of such Premises or the premiums for the insurance thereof. Seller has not received any notice from any insurance company which has issued a policy with respect to any portion of the Premises or by any board of fire underwriters (or other body exercising similar functions) requesting the performance of any repairs, alterations or other work with which compliance has not been made.



     (b) To Seller's Knowledge, there are no material structural, electrical, mechanical, plumbing, roof, paving or other defects in the Headquarters Facility or the Poway Facility, the roofs are free of leaks and in sound structural condition, and the operating systems for the Headquarters Facility and the Poway Facility are in good working order.



                                   ARTICLE IV
                    REPRESENTATIONS AND WARRANTIES OF BUYER



     Buyer hereby represents and warrants to Seller that:



4.01 Organization.



     Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Arizona, and has full corporate power and authority to enter into and perform its obligations hereunder.

4.02 Authorization; Enforceability.



     The execution, delivery and performance by Buyer of this Agreement and of all of the documents and instruments contemplated hereby to which Buyer is a party are within the corporate power of Buyer and have been duly authorized by all necessary corporate action of Buyer. This Agreement is, and the other documents and instruments required hereby to which Buyer is a party will be, when executed and delivered by Buyer, the valid and binding obligations of Buyer, enforceable against Buyer in accordance with their respective terms.



4.03 No Conflict or Violation; Required Consents.



     The execution, delivery and performance of this Agreement by Buyer does not and will not violate or conflict with directly or indirectly, or give any person the right to declare a default or exercise of any remedy under, any provision of the Articles of Incorporation or Bylaws of Buyer, any resolution adopted by the Board of Directors or shareholders of Buyer, any Law, judgment, order or decree binding on Buyer or any contract, lease, mortgage, deed of trust, indenture, permit, license, franchise, commitment, authorization or concession, or other agreement or instrument applicable to Buyer.



     Except as set forth on Schedule 4.03 hereto and except for the filing of Premerger Notification and Request Forms under the HSR Act and any filing requirement necessary under the Exchange Act, no consent of any person, and no notice to, filing or registration with, or authorization, consent or approval of, any governmental, regulatory or self-regulatory agency is necessary or is required to be made or obtained by Buyer in connection with the consummation of the transactions contemplated in this Agreement.



4.04 No Litigation.



     There is no litigation, arbitration proceeding, governmental investigation, citation or action of any kind pending or, to the Knowledge of Buyer, proposed or threatened against Buyer relating to this Agreement or the transactions contemplated hereby.



4.05 Fees and Expenses of Brokers and Others.



     Buyer is not committed to any liability for any brokers' or finders' fees or any similar fees in connection with the transactions contemplated by this Agreement, and has not retained any broker or other intermediary to act on its behalf in connection with the transactions contemplated by this Agreement.



                                   ARTICLE V
                    REPRESENTATIONS AND WARRANTIES OF PARENT



     Parent hereby represents and warrants to Seller that:



5.01 Organization.



     Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Arizona, and has full corporate power and authority to enter into and perform its obligations hereunder.



5.02 Authorization; Enforceability.



     The execution, delivery and performance by Parent of this Agreement and of all of the documents and instruments contemplated hereby to which Parent is a party are within the corporate power of Parent and have been duly authorized by all necessary corporate action of Parent. This Agreement is, and the other documents and instruments required hereby to which Parent is a party will be, when executed and delivered by Parent, the valid and binding obligations of Parent, enforceable against Parent in accordance with their respective terms.

5.03 No Conflict or Violation; Required Consents.



     The execution, delivery and performance of this Agreement by Parent does not and will not violate or conflict with, directly or indirectly, or give any person the right to declare a default or exercise of any remedy under, any provision of the Articles of Incorporation or Bylaws of Parent, any resolution adopted by the Board of Directors or shareholders of Parent, any Law, judgment, order or decree binding on Parent or any contract, lease, mortgage, deed of trust, indenture, permit, license, franchise, commitment, authorization or concession, or other agreement or instrument applicable to Parent.



     Except as set forth on Schedule 5.03 hereto and except for the filing of Premerger Notification and Request Forms under the HSR Act and any filing requirement necessary under the Exchange Act of 1934, no consent of any person, and no notice to, filing or registration with, or authorization, consent or approval of, any governmental, regulatory or self-regulatory agency is necessary or is required to be made or obtained by Parent in connection with the consummation of the transactions contemplated in this Agreement.



5.04 No Litigation.



     There is no litigation, arbitration proceeding, governmental investigation, citation or action of any kind pending or, to the Knowledge of Parent, proposed or threatened against Parent relating to this Agreement or the transactions contemplated hereby.



5.05 Fees and Expenses of Brokers and Others.



     Parent is not committed to any liability for any brokers' or finders' fees or any similar fees in connection with the transactions contemplated by this Agreement, and has not retained any broker or other intermediary to act on its behalf in connection with the transactions contemplated by this Agreement.



5.06 Sufficient Funds.



     Parent will provide Buyer with sufficient funds to consummate the acquisition by Buyer of the Purchased Assets in accordance with the terms of this Agreement.



                                   ARTICLE VI
                     CERTAIN UNDERSTANDINGS AND AGREEMENTS



6.01 Conduct of Seller Prior to Closing.



     From the date hereof through the Closing Date, Seller shall cause the Computer Telephony Business to be conducted in the ordinary course and in accordance with past practice, except as otherwise permitted by this Agreement or consented to by Buyer in writing. Without limiting the generality of the foregoing, Seller shall: (a) keep full and complete Books and Records;
(b) maintain in full force and effect the insurance policies heretofore maintained on the Purchased Assets (or policies providing substantially the same coverage); (c) take all actions as may be necessary to fully and validly transfer to Buyer the Purchased Assets, and to take such commercially reasonable action to preserve the Purchased Assets and the Premises in good condition, normal wear and tear excepted; (d) promptly advise Buyer in writing of any Material Adverse Change that has occurred or which Seller reasonably believes will occur; (e) use its commercially reasonable best efforts to preserve the Computer Telephony Business intact, and to preserve for Buyer the existing goodwill of the suppliers, customers, landlords, creditors, employees, agents and others having business relations with Seller in the conduct of the Computer Telephony Business; (f) confer with Buyer concerning operational matters of a material nature; (g) otherwise report periodically to Buyer concerning the status of the business, operations and finances of the Computer Telephony Business; and (h) comply with all Laws applicable to Seller in the conduct of the Computer Telephony Business, except where the failure to so comply would not have an adverse change.

6.02 Negative Covenants.



     From the date hereof through the Closing Date, Seller will not, with respect to the Computer Telephony Business, except as otherwise permitted by this Agreement or consented to by Buyer in writing: (i) except as required by the Loan and Security Agreement, dated as of August 14, 1998, between Fleet Capital Corporation and Seller, pledge or hypothecate any of the Purchased Assets to secure any indebtedness; (ii) assign any of the Contracts or Assumed Leases; (iii) other than in the ordinary course of the Computer Telephony Business, increase or decrease the wages or benefits of any Employee, or enter into any agreement to increase or decrease the wages or benefits of any such Employee; (iv) enter into any collective bargaining agreement, or amend any Employee Benefit Plan to increase the benefits thereunder to Employees, except such amendments as may be required by Law, or create or modify any pension or profit sharing plan, bonus, deferred compensation, death benefit, health, or retirement plan, or increase the level of benefits under any such plan, or increase any severance or termination pay benefit or any other fringe benefit;
(v) sell or dispose of any of the Purchased Assets otherwise than in the ordinary course of the Computer Telephony Business; (vi) other than entering into any lease transactions, make any capital expenditures outside of the ordinary course of business in excess of $50,000 individually, or $200,000 in the aggregate, with respect to the Computer Telephony Business; (vii) modify, amend or terminate any Assumed Lease or Contract affecting the use, possession or operation of any Premises; (viii) grant or otherwise create or consent to the creation of any Lien affecting any Premises or any part thereof; or (ix) agree or undertake to do any of the foregoing.



6.03 Access.



     Between the date hereof and the Closing Date and subject to the Confidentiality Agreement, dated May 6, 1999 (the 'Confidentiality Agreement'), between Seller and Buyer, Seller shall give to authorized representatives of Buyer access to the the Books and Records for a reasonable number of on-site visits to each of the Premises as determined by Buyer, all during normal business hours and upon reasonable advance notice in a manner as not to disrupt normal Computer Telephony Business activities or prevent strict maintenance of confidentiality as set forth in the Confidentiality Agreement. Seller will also cause its officers to furnish to Buyer any and all financial, technical and operating data and other information pertaining to the Computer Telephony Business, as Buyer shall from time to time reasonably request for such purpose, subject to the Confidentiality Agreement between Buyer and Seller.



6.04 No Solicitation.



     From the date hereof through the Closing Date, Seller shall not, directly or indirectly, through any officer or director of Seller, investment banker or other agent or otherwise, with respect to the Computer Telephony Business:
(a) solicit, induce, facilitate in any way or initiate offers from any Person relating to any acquisition or purchase of any of the Purchased Assets, or any exchange offer, merger, consolidation, business combination or sale of substantial assets, sale of securities, or similar transactions involving the Computer Telephony Business (a 'Competing Transaction'); or (b) enter into or participate in any discussions or negotiations, furnish any information with respect to, assist or participate in or facilitate in any manner or effort by any reason, or seek to do any of the foregoing regarding a Competing Transaction, or furnish to any other Person any information with respect to the Purchased Assets, provided, however, that nothing contained in this Agreement shall prevent the Board of Directors of Seller from: (i) furnishing information to a third party that has made a bona fide written Superior Proposal (as defined below) which did not result from a breach of this Section, provided that such third party has executed an agreement with confidentiality provisions substantially similar to those then in effect between Buyer and Seller;
(ii) subject to compliance with the other terms of this Section 6.04, considering and negotiating a bona fide written Superior Proposal not solicited in violation of this Agreement, provided that, as to each of clauses (i) and
(ii) above, (a) such actions occur at a time prior to approval of this Agreement at Seller's shareholders meeting and (b) the Board of Directors of Seller determines in good faith (after due consultation with independent counsel) that it is required to do so in order to discharge properly its fiduciary duties if and only to the extent that, in the case of actions referred to in clause
(i) or (ii), such Competing Transaction is a Superior Proposal (as defined below) and Buyer is given at least five business days' notice of the identity of the third party and all material terms and conditions of the Superior Proposal to respond to such Superior Proposal. Seller agrees that it will, on the date hereof, immediately cease and cause to be terminated any existing activities, discussions or negotiations with any Person conducted heretofore with respect to any Competing Transaction. For the purpose of this Agreement, a 'Superior Proposal' means any proposal made by a third party to acquire, directly or indirectly, for consideration consisting of cash and/or securities, the Computer Telephony Business, either separately or as a part of any of Seller's businesses, on terms that the Board of Directors of Seller in good faith believes (i) (after consultation with a financial advisor of nationally recognized reputation) to be more favorable from a financial point of view to its shareholders than the transactions contemplated by this Agreement, taking into account at the time of determination any changes to the financial terms of this Agreement proposed by Buyer, that is not subject to a financing condition and is from a Person that in the reasonable judgment of Seller's Board of Directors (based on advice from a nationally recognized investment bank) is financially capable of consummating such proposal, and (ii) to be more favorable to Seller than the transactions contemplated by this Agreement after taking into account all pertinent factors deemed relevant by the Board of Directors of Seller under the laws of the Commonwealth of Virginia. Seller shall promptly notify Buyer in writing with all of the material terms of any proposal relating to a Competing Transaction or if any inquiry or contact with any Person with respect thereto is made and shall promptly deliver to Buyer copies of any such written proposal or offer and any communications made in response thereto. It is agreed that a sale in any form of any assets of Seller that does not materially diminish the value of the Purchased Assets shall not be a Competing Transaction and provided that in no event shall the sale of the Healthcare Communications Business be deemed to diminish the value of the Purchased Assets. Seller's obligations under Section 6.04 hereof shall be terminated upon termination of the Agreement by either party.



     Seller shall promptly notify Buyer (and in any event within 24 hours) after receipt of any communication that is, or could reasonably lead to, a Competing Transaction, or any request for nonpublic information relating to the Company by any third party or for access to the properties, books or records of Seller in connection with any Competing Transaction or potential Competing Transaction. Such notice to Buyer shall be made orally and in writing and shall indicate in reasonable detail the identity of the offeror.



6.05 Further Assurances.



     (a) Seller and Buyer shall each use its commercially reasonable efforts, and shall cooperate with and assist the other party in its efforts, including the resolution of any issues arising under the HSR Act, to obtain the Required Consents and such other consents and approvals of third parties to the transactions contemplated hereby as may be necessary to transfer the Purchased Assets and assign the Assumed Liabilities to Buyer.



     (b) Seller will use its commercially reasonable efforts, and Buyer will cooperate with Seller in its efforts, to preserve the Computer Telephony Business intact, and to preserve for Buyer the existing goodwill of the suppliers, customers, landlords, creditors, employees, agents and others having business relations with Seller in the conduct of the Computer Telephony Business, including without limitation taking and consenting to the actions with respect to the customers and distributors outlined in Schedule 6.05, which schedule shall be completed by Buyer and Seller within 30 days of the date of this Agreement.



6.06 Publicity.



     Neither party shall at any time during the consummation of the transactions contemplated hereby, make any public disclosure of the terms and conditions of any transaction or the fact that discussions for an acquisition are taking place, except to the extent that such disclosure is required by law or the rules and regulations of the Securities Exchange Commission and of the Nasdaq Stock Market and has been otherwise agreed to by the other party. In any event, the parties will work together to ensure that any disclosure is accurate and in the best interests of both parties.

6.07 Employees.



     (a) Buyer agrees to offer employment commencing as of the Closing Date to each active Employee of the Computer Telephony Business listed on Schedule 1.35 at substantially the same salary or hourly wage and at the same location as in effect for such active Employee immediately prior to the Closing Date provided that each active Employee passes Buyer's pre-employment drug tests. No later than 15 days after the date hereof, Buyer shall provide Seller with the details of such offers. Those Employees who accept the offered employment with Buyer (the 'Transferred Employees') and all other Employees of the Computer Telephony Business immediately prior to the Effective Time (the 'Severed Employees') shall terminate their employment with Seller as of the Effective Time. Buyer shall assume all of Seller's rights and obligations under all employment agreements that are Contracts in effect immediately prior to the Effective Time.



     (b) With respect to any Transferred Employee terminated by Buyer and any Severed Employee, Buyer and Seller agree that Buyer will be financially responsible to Seller for the entire cost of the severance benefits due to such Employee under Seller's severance plans for Employees, as in effect immediately prior to the Effective Time. Notwithstanding Section 6.07(d), Seller retains the right, prior to the Effective Time, to modify any severance arrangement to decrease or modify (but not increase) any severance pay obligations thereunder.



     (c) With respect to any Transferred Employee, Buyer shall be solely responsible for determining whether to terminate the employment of such Transferred Employee or offer employment in another capacity. As to any such Transferred Employee terminated by Buyer after the Effective Time, Buyer shall be solely responsible for satisfying any requirement to provide notice of termination under any Law, any requirement to provide benefits or coverage continuation under any employee benefit plan or program and any requirement with respect to unemployment compensation benefits. In addition, as to any such Transferred Employee, Buyer shall be solely responsible for any liability resulting from any termination and for defending against any claim that any such termination was wrongful or in violation of any Law.



     (d) With respect to any Severed Employee, Buyer shall indemnify and hold Seller harmless against any liability resulting from any termination and for defending against any claim that any such termination was wrongful or in violation of any Law. As to any Severed Employee, Buyer, at Buyer's option under either Buyer's or Seller's employee benefit plans as of the Closing Date, shall assume all obligations of Seller to offer health care continuation coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ('COBRA') to such employees, excluding the administrative costs of Seller with respect to its Employee Benefit Plans, and shall indemnify and hold Seller harmless against any liability relating to such health care continuation coverage obligations.



6.08 WARN Act.



     Buyer shall be responsible for any liabilities incurred by Seller in connection with the transactions contemplated by this Agreement under the Worker Adjustment and Retraining Notification Act ('WARN Act'), and Buyer shall indemnify Seller against any reasonable expenses incurred by Seller, including attorneys' fees, if applicable, in connection with the application of the WARN Act to Seller as a result of the transactions contemplated by this Agreement; provided that, prior to the Closing Date, Seller will not temporarily or permanently close or shut down any 'single site of employment' or any 'facility' or any 'operating unit,' 'department' or 'service' within a single site of employment, as such terms are used in the WARN Act, within or constituting part of the Computer Telephony Business. Seller represents that the Computer Telephony Business has not had, and will not have, any layoffs which would qualify as part of such closures or shutdowns within the period of ninety (90) days prior to the Closing Date. Any employee who is receiving retention payments or severance payments from Seller will not be eligible for severance payments from Buyer.



6.09 Benefit Obligations.



     (a) Buyer and Seller agree that, except as specifically set forth in this Agreement, Seller shall be solely responsible for all liabilities or obligations of any kind with respect to the employment by Seller of the Employees arising prior to the Effective Time, including, but not limited to, any claims by any

Employees related to their employment by Seller or to the termination of their employment by Seller prior to the Effective Time. Without limiting the generality of the foregoing sentence, Seller shall be solely responsible for the following matters related to Seller's employment of the Employees and the termination of such employment prior to (but not as of or after) the Effective
Time: (i) any required compliance with COBRA; and (ii) all alleged and actual obligations and claims arising from or relating to any employment agreement, collective bargaining agreement or Employee Benefit Plans, any grievances, arbitrations or unfair labor practice charges relating to compliance with any applicable state or federal labor or employment law (including, but not limited to, all laws pertaining to discrimination, workers' compensation, unemployment compensation, occupational safety and health, unfair labor practices, family and medical leave, and wages, hours or employee benefits). Notwithstanding the foregoing, Buyer shall assume all of Seller's obligations to provide the retiree medical and life insurance benefits described on Schedule 3.16, to the extent such obligations have been fully accrued for on the balance sheet as of the Effective Time.



     (b) Buyer and Seller further agree that, except as specifically set forth in this Agreement, Buyer shall be solely responsible for all liabilities or obligations of any kind with respect to the Transferred Employees and the Severed Employees arising as of or after the Effective Time, including, but not limited to, the termination of their employment by Seller as of the Effective Time, or by Buyer after the Effective Time. Without limiting the generality of the foregoing sentence, Buyer shall be solely responsible for the following matters related to the Transferred Employees' or Severed Employees' employment and the termination of such employment as of or after the Effective Time:
(i) any required compliance with COBRA for Transferred Employees; (ii) 50% of TRP Liabilities; and (iii) except as provided herein, all alleged and actual obligations and claims arising from or relating to any employment agreement, collective bargaining agreement or Employee Benefit Plans, any grievances, arbitrations or unfair labor practice charges and relating to compliance with any applicable state or federal labor or employment law (including, but not limited to, all laws pertaining to discrimination, workers' compensation, unemployment compensation, occupational safety and health, unfair labor practices, family and medical leave, and wages, hours or employee benefits) with respect to an event occurring after the Effective Date for the Transferred Employees.



     (c) Buyer shall assume liability as of the Closing Date for the accrued vacation entitlement and sick pay entitlement of each Transferred Employee to the extent such liabilities have been fully accrued on the Closing Balance Sheet in accordance with GAAP and shall pay each such Employee's wages or salary during their vacation or sick pay when taken. If an Employee with accrued vacation or sick pay terminates employment with Buyer on or before one year of the Closing Date with personal leave (i.e. vacation and sick pay) entitlements remaining, Buyer shall pay such Employee a lump sum in cash equal to such personal leave entitlement, less applicable deductions for taxes and other ordinary course payroll withholdings.



     (d) If Buyer maintains a Code Section 401(k) Plan, Buyer shall permit Transferred Employees to roll over into Buyer's Code Section 401(k) plan any accrued benefit which is an eligible rollover distribution as to such employees from any Employee Benefit Plan of Seller or any of its Affiliates ('Transferor Plan'), provided that the Transferor Plan satisfies applicable laws including being tax exempt under Section 401(a) of the Code so that any roll-overs will not affect the tax qualified status of Buyer's Code Section 401(k) Plan. Seller shall provide Buyer with all documents requested by Buyer in order to determine whether the Transferor Plan satisfies all applicable laws.



     (e) For all Transferred Employees, Buyer shall grant past service credit for eligibility to participate under Buyer's welfare plans, with the exception of Buyer's profit sharing plan, wherein Transferred Employees must satisfy applicable service periods for eligibility with Buyer, and seniority credit for Buyer's leave programs in which its or its affiliates' similarly situated employees are eligible to participate for all service since last day of hire with Seller or any of its Affiliates, shall waive any preexisting condition limitations or restrictions, evidence or requirement of insurability and any actively at work requirement for coverage (to the extent not applicable under the Employee Benefit Plans in which such Transferred Employees participate immediately prior to Closing) and shall permit entry into such plans and programs immediately after Closing (to the extent the eligibility requirements therefor are then satisfied). Notwithstanding the foregoing, the Employees shall not be eligible to participate in Buyer's profit sharing plan for the year ended December 31, 1999.



6.10 Services Agreement.



     For a period of three months after the Closing Date, Buyer will provide Seller certain transition services upon the terms and subject to the conditions contained in a Services Agreement to be negotiated in good faith and entered into by Buyer and Seller as of the Closing Date (the 'Services Agreement').



6.11 Headquarters Facility Sublease Agreement.



     Buyer agrees to grant a sublease or license to Seller to use, and Seller will agree to use and pay rent for during the term, certain space located at the Headquarters Facility for Seller's use in connection with the Healthcare Communications Business only pursuant to and subject to the conditions described in the Headquarters Sublease Agreement.



6.12 Manufacturing Agreement.



     On the Closing Date, Buyer and Seller will enter into a Manufacturing Agreement containing the terms set forth in Schedule 6.12 and such other terms to which Buyer and Seller may agree. Buyer and Seller shall within 30 days of the date of this Agreement agree upon a form of Manufacturing Agreement to be executed on the Closing Date. Pursuant to the Manufacturing Agreement, Buyer will agree to provide at the Poway, Facility and Seller will agree to pay for the following services as required by Seller:



          (a) manufacturing and assembly of Healthcare Communications Business products and parts and components thereof, at standard product cost, which includes standard material and standard labor and overhead;



          (b) product distribution services, including warranty, freight, duties, brokerage, royalties, insurance, software manufacturing, warehousing, material variances, labor and overhead variances, quality assurance, inventory variances, inventoriable costs, rework and other costs related to inventory; and



          (c) product repair services.



     Buyer will agree to provide all such services for three (3) years from the Closing Date.



6.13 Non Compete.



     Buyer agrees not to engage in all or any part of the Healthcare Communications Business, including, without limitation, the repair of the systems and products sold by the Healthcare Communications Business except as provided in the Manufacturing Agreement, for a period of five (5) years commencing with the Closing Date, provided, however, that in the event that Seller or its assignee terminates the Manufacturing Agreement, such period shall end two (2) years from the date of termination of the Manufacturing Agreement.



6.14 Trademark License Agreement.



     Effective on the Closing Date, Buyer agrees to grant Seller a non-exclusive, perpetual, royalty-free license to use the Licensed Trademarks subject to the terms and conditions of the Trademark License Agreement. Seller agrees that without Buyer's consent it will not, nor will it permit the Healthcare Communications Business after the Closing Date to, make any use of any trade name or service mark held by Buyer in any manner other than as specifically provided in this Agreement or the Trademark License Agreement.



6.15 Computer Assets License Agreement.



     On the Closing Date, Seller and Buyer will enter into the Computer Assets License Agreement pursuant to which Seller and Buyer will grant and be granted cross licenses, sublicenses, leases or subleases, as applicable, to utilize on the terms set forth in such agreement the Computer Assets utilized by Seller in the Healthcare Communications Business and certain Excluded Assets utilized by Buyer in the Computer Telephony Business.



6.16 Bulk Transfers Laws.



     Seller shall comply in all material respects, and provide Buyer all information required to comply, with the provisions of any applicable bulk transfers laws of U.S. jurisdictions in which there exists a material amount of Purchased Assets (including any similar laws relating to any Taxes). Seller shall promptly pay and discharge when due, or contest or litigate all claims of creditors that are asserted against Buyer by reason of Seller's non-compliance with such laws and agrees to indemnify and hold Buyer harmless from and against and shall on demand reimburse Buyer for any and all Losses suffered by Buyer by reason of Seller's failure to pay and discharge any such claims (or Taxes) provided that the foregoing shall not affect in any way Buyer's obligations with respect to the Assumed Liabilities.



6.17 Notice of Developments.



     Between the date of this Agreement and the Closing Date, Seller will promptly give written notice to Buyer of any adverse development or fact or condition that causes or constitutes a breach of any of its representations and warranties or covenants in this Agreement. No disclosure by Seller pursuant to this Section 6.17, however, shall be deemed to amend or supplement the Disclosure Schedules or to prevent or cure any misrepresentations, breach of warranty, or breach of covenant. During the same period, Seller will promptly give written notice to Buyer of the occurrence of any condition or event that could reasonably make the satisfaction of the conditions in Article IV impossible or impracticable.



6.18 Third Party Consents.



     (a) Seller shall, at Seller's cost and expense, obtain prior to the Closing any and all consents necessary for the valid and binding assignment of the Assumed Contracts and Leases to Buyer. All such consents will be in writing and in form and substance reasonably satisfactory to Buyer (including without limitation economic terms and conditions that are no less favorable to Buyer than currently exist for Seller), and executed counterparts thereof will be delivered to Buyer no later than the Closing.



     (b) Subject to the provisions of Section 6.18(a) above, to the extent that the assignment or sublease of any Assumed Contract or Lease requires the consent of a third party, this Agreement shall not constitute an agreement to assign or sublease the same if an attempted assignment or sublease thereof, without the consent of a third party thereto, would constitute a breach thereof, but Seller shall use its commercially reasonable best efforts to obtain the consent of such other parties to all such contracts to the assignment or sublease thereof to Buyer prior to the Closing Date; if such Consent is not obtained or is obtainable only upon payment by Seller of amounts not otherwise required to be paid under the terms of such contract, Buyer will cooperate with Seller in any reasonable arrangement which is designed to provide for Buyer the benefits under any such Assumed Contract or Lease including enforcement for the benefit of Buyer at the sole expense of Seller, of any and all rights of Seller against any third party thereto arising out of the failure or refusal of such third party to consent to such assignment or sublease.



6.19 Risk of Loss.



     From the date of this Agreement through the Closing Date, Seller shall bear all risks of loss to the Purchased Assets and the Premises (including, without limitation, the Headquarters Facility and Poway Facility). Without limiting the generality of the foregoing sentence, in the event that, prior to the Closing Date, any Premises shall be destroyed or materially damaged, or if condemnation proceedings are commenced against any Premises or any material part thereof, then Buyer shall receive at Closing any and all insurance and condemnation proceeds attributable to the casualty or condemnation.



6.20 Meeting of Seller's Shareholders.



     (a) Promptly after the date hereof, Seller will take all action necessary in accordance with Virginia Law and Seller's Articles of Incorporation and Bylaws to convene the shareholders' meeting to be held as promptly as practicable, and in any event (to the extent permissible under applicable law) within 90 days after the date hereof, for the purpose of voting upon this Agreement. Seller will use its commercially reasonable efforts to solicit from its shareholders proxies in favor of the adoption and approval of this Agreement and will take all other action necessary or advisable to secure the vote or consent of its shareholders required by the rules of Nasdaq or Virginia Law to obtain such approvals. Notwithstanding anything to the contrary contained in this Agreement, Seller may adjourn or postpone the shareholders' meeting to the extent necessary to ensure that any necessary supplement or amendment to the Proxy Statement is provided to Seller's shareholders in advance of a vote on this Agreement or, if as of the time for which the Seller's shareholders' meeting is originally scheduled (as set forth in the Proxy Statement) there are insufficient shares of Seller's common stock represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of the Seller's shareholders' meeting. Seller shall ensure that the Seller's shareholders' meeting is called, noticed, convened, held and conducted, and that all proxies solicited by Seller in connection with the Seller's shareholders' meeting are solicited, in compliance with the Virginia Law, its Articles of Incorporation and Bylaws, the rules of Nasdaq and all other applicable legal requirements.



     (b) (i) The Board of Directors of Seller shall unanimously recommend that Seller's shareholders vote in favor of and adopt and approve this Agreement at the Seller's shareholders' meeting; (ii) the Proxy Statement shall include a statement to the effect that the Board of Directors of the Seller has unanimously recommended that Seller's shareholders vote in favor of and adopt and approve this Agreement at the Seller's shareholders' meeting; and
(iii) neither the Board of Directors of Seller nor any committee thereof shall withdraw, amend or modify, or propose or resolve to withdraw, amend or modify in a manner adverse to Buyer, the unanimous recommendation of the Board of Directors of Seller that Seller's shareholders vote in favor of and adopt and approve this Agreement and the transaction contemplated hereby. For purposes of this Agreement, said recommendation of the Board of Directors shall be deemed to have been modified in a manner adverse to Buyer if said recommendation shall no longer be unanimous. Nothing herein shall be construed so as to require the Board of Directors to violate its fiduciary duty to Seller's shareholders.



6.21 Customer List.



     Seller shall deliver the Customer List to Buyer upon expiration of any applicable waiting period pursuant to the HSR Act and immediately following Seller's mailing of a definitive proxy statement to Seller's shareholders in connection with this Agreement.



6.22 Year 2000 Claims.



     In the event that Seller enters into a settlement agreement with respect to any claims, lawsuits or actions of current or former customers of the Computer Telephony Business related to the Year 2000 readiness of the Computer Telephony Products that obligates Seller to provide product upgrades to make such Computer Telephony Products Year 2000 Compliant, Buyer agrees to provide such product upgrades as required under any such settlement agreement, including all labor required to install the product upgrades, all at Buyer's cost.



6.23 Executone Name.



     Parent, Buyer and Seller agree that in the event this Agreement is terminated for any reason, Seller, notwithstanding the consent executed by Seller dated October 12, 1999, shall revoke its consent as to any use of the Executone name by Parent or Buyer. Buyer acknowledges and agrees that Seller may use, as all or part of its corporate name, trade name, or assumed name, the term 'EXECUTONE' together with the term 'HEALTHCARE' or some other similar term (e.g., without limitation, EXECUTONE HEALTHCARE, EXECUTONE HEALTHCARE COMMUNICATIONS), and that Seller may make all filings and registrations that Seller deems necessary or appropriate in connection with such corporate name, trade name, or assumed name, including but not limited to corporate name filings, assumed name filings and fictitious name filings.

6.24 Poway Facility Permits.



     Within 30 days of the date of this Agreement, Seller shall deliver
Schedule 6.24 to Buyer providing a list of each of the Permits required to operate the Poway Facility.



6.25 Schedules.



     Seller shall deliver Schedules 1.22, 1.24(a), 1.24(b) and 1.48 to Buyer no later than 20 days prior to the Closing. Seller shall consult with Buyer its preparation of such schedules and Buyer may assist in Seller's review and completion thereof.



                                  ARTICLE VII
                CONDITIONS PRECEDENT TO THE OBLIGATIONS OF BUYER



     Each and every obligation of Buyer to be performed on the Closing Date shall be subject to the satisfaction prior to or at the Closing of the following express conditions precedent:



7.01 Accuracy of Representations and Warranties.



     The representations and warranties of Seller set forth in this Agreement shall be true and correct in all material respects as of the Closing Date as if made as of such time, excepting those representations and warranties expressly made as of a particular date which shall be true and correct in all material respects as of such date.



7.02 HSR Act Waiting Period.



     Any waiting period applicable to the consummation of the transactions contemplated by this Agreement under the HSR Act shall have expired or terminated.



7.03 No Litigation.



     No temporary restraining order, preliminary or permanent injunction, judgment, decree or order shall have been issued by any court or quasi-jurisdictional or administrative agency of any federal, state, local or foreign jurisdiction, or statute, rule or regulation shall be in effect, that would (A) prevent consummation of the transaction contemplated by this Agreement or (B) adversely affect the right of Buyer to own the Purchased Assets, or to operate and control the Purchased Assets.



7.04 Seller's Performance.



     All obligations of Seller to be performed or complied with on or before the Closing Date, pursuant to the terms of this Agreement, shall have been duly performed or complied with in all material respects on or before the Closing Date.



7.05 Deliveries at Closing.



     Seller shall have delivered, or caused to have been delivered, to Buyer the following documents, each properly executed and dated as of the Closing Date and reasonably satisfactory in form and substance to Buyer:



          (a) the Bill of Sale;



          (b) the Assignment and Assumption Agreement;



          (c) Seller's Closing Certificate;



          (d) the Headquarters Sublease Agreement;



          (e) the Manufacturing Agreement;



          (f) the Trademark License Agreement;



          (g) the Computer Assets License Agreement;



          (h) the Services Agreement;

          (i) the opinion of Seller's counsel in a form reasonably acceptable to Buyer; and



          (j) the Required Consents.



7.06 No Material Adverse Change.



     Since August 31, 1999, there shall not have been a Material Adverse Change with respect to Seller's Computer Telephony Business.



                                  ARTICLE VIII
               CONDITIONS PRECEDENT TO THE OBLIGATIONS OF SELLER



     Each and every obligation of Seller to be performed on the Closing Date shall be subject to the satisfaction prior to or at the Closing of the following express conditions precedent:



8.01 Accuracy of Representations and Warranties.



     The representations and warranties of Buyer set forth in this Agreement shall be true and correct in all material respects as of the Closing Date as if made as of such time.



8.02 Shareholder Approval.



     Seller shall have obtained shareholder approval of the Agreement and the transaction contemplated hereby in accordance with the Virginia Stock Corporation Act and the Seller's Articles of Incorporation.



8.03 No Litigation.



     No temporary restraining order, preliminary or permanent injunction, judgment, decree or order shall have been issued by any court or quasi-jurisdictional or administrative agency of any federal, state, local or foreign jurisdiction, or statute, rule or regulation shall be in effect, that would prevent consummation of the transaction contemplated by this Agreement.



8.04 HSR Act Waiting Period.



     Any waiting period applicable to the consummation of the transactions contemplated by this Agreement under the HSR Act shall have expired or terminated.



8.05 Buyer's Performance.



     All obligations of Buyer to be performed or complied with on or before the Closing Date, pursuant to the terms of this Agreement, shall have been duly performed or complied with in all material respects on or before the Closing Date.



8.06 Deliveries at Closing.



     In addition to the payment of the Purchase Price, Buyer shall have delivered, or caused to have been delivered, to Seller the following documents, each properly executed and dated as of the Closing Date and reasonably satisfactory in form and substance to Seller:



          (a) the Assignment and Assumption Agreement;



          (b) Buyer's Closing Certificate;



          (c) the Headquarters Sublease Agreement;



          (d) the Manufacturing Agreement;



          (e) the Trademark License Agreement;



          (f) the Computer Assets License Agreement;



          (g) the Services Agreement; and



          (h) the opinion of Buyer's counsel in a form reasonably acceptable to Seller.


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


                                   ARTICLE IX
                 ACTIONS BY SELLER AND BUYER AFTER THE CLOSING



9.01 Seller's Indemnity.



     Upon closing of the transactions contemplated herein, Seller hereby agrees to indemnify and hold Buyer, its Affiliates, successors and assigns and their respective representatives ('Buyer's Indemnitees') harmless from and against, and agrees to defend promptly Buyer's Indemnitees from and reimburse Buyer's Indemnitees for, any and all losses, damages, costs, expenses, liabilities, obligations and claims of any kind, including, without limitation, reasonable attorneys' fees and other legal costs and expenses (collectively, the 'Losses'), that Buyer's Indemnitees may at any time suffer or incur, or become subject to, arising, directly or indirectly from, or in connection with: (i) any breach or inaccuracy of any of the representations and warranties made by Seller in or pursuant to this Agreement or any instrument or document executed by Seller in connection with or as a result of this Agreement; (ii) any breach by Seller of any covenant or obligation of Seller in this Agreement; (iii) any claim by any Person for brokerage or finder's fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by any such Person with Seller (or any Person acting on its behalf) in connection with any of the transactions contemplated by this Agreement; (iv) any liability of Seller which is not an Assumed Liability (including any liability of Seller that becomes a liability of Buyer by operation of law under any bulk transfer law of any jurisdiction, under any common law doctrine of de facto merger or successor liability, or otherwise); (v) any liability in respect of any Taxes relating to the Purchased Assets attributable to any period beginning before and ending on the Closing Date; and (vi) the Retained Liabilities (hereinafter referred to collectively as 'Claims'); provided, however, that Buyer's Indemnitees shall have the right to be indemnified, held harmless from, defended or reimbursed under Section 9.01(a) hereof only if Buyer has notified Seller of such Claims within one (1) year of the Closing Date, except the time limitation with respect to the representations set forth in Sections 3.07 and 3.09 shall be upon expiration of the applicable statute of limitations with respect to the tax or environmental matters giving rise to a claim thereunder.



9.02 Buyer's Indemnity.



     Upon closing of the transactions contemplated herein, Parent and Buyer, jointly and severally hereby agree to indemnify and hold Seller and its Affiliates, successors and assigns and their respective representatives (collectively, 'Seller's Indemnitees') harmless from and against, and agree to defend promptly Seller's Indemnitees from and reimburse Seller's Indemnitees for, any and all Losses that Seller's Indemnitees may at any time suffer or incur, or become subject to, as a result of or in connection with: (i) any breach or inaccuracy of any of the representations and warranties made by Parent or Buyer in or pursuant to this Agreement or any instrument or document executed by Parent or Buyer in connection with or as a result of this Agreement;
(ii) the Assumed Liabilities; (iii) any breach by Parent or Buyer of any covenant or obligation of Parent or Buyer in this Agreement; (iv) any claim by any Person for brokerage or finder's fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by any such Person with Parent or Buyer (or any Person acting on their behalf) in connection with any of the transactions contemplated by this Agreement; (v) any liability in respect of any Taxes relating to the Purchased Assets attributable to any period beginning on or after the Closing Date; and (vi) claims by third parties against Seller relating to operation, ownership and performance by, Buyer of the Purchased Assets, and the conduct of Parent or Buyer in connection with the Computer Telephony Business from and after the Closing Date, other than with respect to the Retained Liabilities; provided, however, that, except in the case of the Indemnified Litigation, Seller's Indemnitees shall have no right to be indemnified, held harmless from, defended or reimbursed under Section 9.02 hereof unless Seller has notified Parent or Buyer of such Claims within one
(1) year of the Closing Date.



9.03 Limitations on Indemnification.



     (a) Seller shall not have any obligation to indemnify Buyer's Indemnitees in respect of Losses incurred pursuant to Section 9.01, and Parent or Buyer shall not have any obligation to indemnify

Seller's Indemnitees in respect of Losses incurred pursuant to Section 9.02, in either case unless and until the aggregate amount of such Losses exceeds $375,000 (the 'Basket'), and then only to the extent such Losses in the aggregate exceed $187,500; provided, however, that the foregoing limitation and the Basket shall not apply to Losses in connection with the Indemnified Litigation or Taxes, and provided, further, that the maximum amount recoverable by either party and its Affiliates in respect of such Losses shall not exceed the Purchase Price, with Adjustments.



9.04 Procedure for Indemnification -- Third Party Claims.



     (a) Promptly after receipt by an indemnified party under Section 9.01 or
Section 9.02 of notice of the commencement of any Proceeding against it, such indemnified party will, if a claim is to be made against an indemnifying party under such Section, give notice to the indemnifying party of the commencement of such claim, but the failure to notify the indemnifying party will not relieve the indemnifying party of any liability that it may have to any indemnified party, except to the extent that the indemnifying party demonstrates that the defense of such action is prejudiced by the indemnified party's failure to give such notice.



     (b) If any Proceeding referred to in Section 9.04(a) is brought against an indemnified party and it gives notice to the indemnifying party of the commencement of such Proceeding, the indemnifying party will be entitled to participate in such Proceeding and, to the extent that it wishes (unless
(i) the indemnifying party is also a party to such Proceeding and the indemnified party determines in good faith that joint representation would be inappropriate, or (ii) the indemnifying party fails to provide reasonable assurance to the indemnified party of its financial capacity to defend such Proceeding and provide indemnification with respect to such Proceeding), to assume the defense of such Proceeding with counsel reasonably satisfactory to the indemnified party and, in the event that the indemnifying party provides appropriate notice to the indemnified party of its election to assume the defense of such Proceeding, the indemnifying party will not, as long as it diligently conducts such defense, be liable to the indemnified party under this
Section 9.04 for any fees of other counsel or any other expenses with respect to the defense of such Proceeding. No compromise or settlement of such claims may be effected by either the indemnified party or the indemnifying party without the other party's consent (which consent shall not be unreasonably withheld) unless (i) there is no finding or admission of any violation of Legal Requirements or any violation of the rights of any Person and no effect on any other claims that may be made against the other party, and (ii) the sole relief provided is monetary damages that are paid in full by the party effecting the settlement. If notice is given to an indemnifying party of the commencement of any Proceeding and the indemnifying party does not, within ten days after the indemnified party's notice is given, give notice to the indemnified party of its election to assume the defense of such Proceeding, the indemnifying party will be bound by any determination made in such Proceeding or any compromise or settlement effected by the indemnified party.



     (c) Notwithstanding the foregoing, if an indemnified party determines in good faith that there is a reasonable probability that a Proceeding may adversely affect it or its affiliates other than as a result of monetary damages for which it would be entitled to indemnification under this Agreement, the indemnified party may, by notice to the indemnifying party, assume the exclusive right to defend, compromise, or settle such Proceeding, but the indemnifying party will not be bound by any determination of a Proceeding so defended or any compromise or settlement effected without its consent (which may not be unreasonably withheld).



     (d) Parent, Buyer and Seller hereby consent to the non-exclusive jurisdiction of any court in which a Proceeding is brought against any Indemnified Person for purposes of any claim that an Indemnified Person may have under this Agreement with respect to such Proceeding or the matters alleged therein, and agree that process may be served on Parent, Buyer or Seller, respectively, with respect to such a claim anywhere in the world; provided that the indemnified party is subject to the personal jurisdiction of such court.



9.05 Procedure for Indemnification -- Third Party Claims.



     A claim for indemnification for any matter not involving a third-party claim may be asserted by notice to the party from whom indemnification is sought.

9.06 Computation of Indemnity Amounts.



     The amount of any indemnification payable under any of the provisions of this Article IX shall be reduced by any insurance recoveries offsetting the amount of the loss.



9.07 Litigation Support.



     In the event and for so long as Parent, Buyer or Seller actively is contesting or defending against any action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand in connection with (a) any transaction contemplated under this Agreement, or (b) the Computer Telephony Business, the other parties will cooperate with it and its counsel in the contest or defense, make available its personnel and provide such testimony and access to its books and records as shall be necessary in connection with the contest or defense, all at the sole cost and expense of the contesting or defending party.



9.08 Post-Closing Cooperation.



     Following the Closing Date, each party will cooperate in good faith with the other and will take all appropriate action and execute and deliver any document, instrument or conveyance of any kind which may be reasonably necessary or advisable to carry out any of the transactions contemplated hereby.



9.09 Escrow Arrangements.



     (a) Escrow Fund. On the Closing Date, Buyer and Seller jointly shall instruct an escrow agent selected by Buyer and reasonably acceptable to Seller (the 'Escrow Agent') to place $4,000,000 of the Purchase Price into an escrow account. At the Closing, Seller will be deemed to have deposited with the Escrow Agent the Escrow Amount (together with any interest earned thereon during the term of the escrow as set forth in Section 9.09(c), the 'Escrow Fund'). The Escrow Fund will be governed by the terms set forth herein. The Escrow Fund will be available as partial security for (i) Seller's obligations to effect any Adjustment to the Purchase Price made pursuant to Section 2.04 and
(ii) Seller's indemnification obligations under Section 9.01.



     (b) Escrow Period; Distribution upon Termination of Escrow Period. Subject to the following requirements, the Escrow Fund will be in existence immediately following the Closing Date and will terminate at 5:00 p.m., New York time, on the earlier of the date 12 months from the Closing Date or the date the full amount of the Escrow Fund has been disbursed pursuant to Section 9.09(d) below (the 'Escrow Period'); provided, that, the Escrow Period will not terminate with respect to such amount (or some portion thereof) if in the reasonable judgment of Parent or Buyer, subject to the objection of Seller and the subsequent arbitration of the matter as provided in Section 9.09(f), such amount (or some portion thereof) together with the aggregate amount remaining in the Escrow Fund is necessary to satisfy any and all Adjustment and/or Loss claims specified in any Officer's Certificate delivered to the Escrow Agent prior to termination of such Escrow Period, or if there exists an ongoing arbitration proceeding between Parent and Buyer and Seller with respect to which party is entitled to the funds in the Escrow Fund in the manner provided in Section 9.09(f) hereof. As soon as all such Adjustment and/or Loss claims have been resolved, the Escrow Agent will deliver to Seller the remaining portion of the Escrow Fund not required to satisfy such Adjustment and/or Loss claims.



     (c) Protection of Escrow Fund. The Escrow Agent will hold and safeguard the Escrow Fund during the Escrow Period, will treat such fund as a trust fund in accordance with the terms of this Agreement and not as the property of Parent, Buyer or Seller and will hold and dispose of the Escrow Fund only in accordance with the terms hereof. The Escrow Fund will be invested subject to the discretion of the Escrow Agent in demand and time deposits in banks or savings institutions, short term certificates of deposit or Treasury bills, or money market account instruments.



     (d) Payment of Adjustment and/or Loss Claims Upon Escrow Fund. Upon receipt by the Escrow Agent at any time on or before the last day of the Escrow Period of a certificate signed by any officer of Buyer (an 'Officer's Certificate') specifying in reasonable detail the individual items of any Adjustment and/or claim of Losses indemnifiable under Section 9.01 as limited by Section 9.03 ('Indemnifiable Loss'), the Escrow Agent will, subject to the provisions of
Section 9.09(e) and (f) hereof, deliver to

Buyer out of, and to the extent of, the Escrow Fund, by wire transfer (within three (3) business days) of immediately available funds to an account of Buyer at a bank specified by Buyer, as promptly as practicable, an amount equal to, as applicable, such Adjustment and/or Loss claim.



     (e) Objections to Adjustment and/or Indemnifiable Loss Claims. At the time of delivery of any Officer's Certificate to the Escrow Agent, a duplicate copy of such certificate will be delivered to Seller and for a period of five (5) days after such delivery, the Escrow Agent will make no delivery of any Escrow Funds pursuant to Section 9.09(d) hereof unless the Escrow Agent shall have received written authorization from Seller to make such delivery. After the expiration of such five (5) day period, the Escrow Agent will make delivery from the Escrow Fund in accordance with Section 9.09(d) hereof, provided, that, no such payment or delivery may be made if Seller shall object in a written statement to the Adjustment and/or Indemnifiable Loss claim made in the Officer's Certificate, and such statement shall have been delivered to the Escrow Agent prior to the expiration of such five (5) day period.



     (f) Resolution of Conflicts; Arbitration.



          (i) In case Seller shall object in a written statement to any Adjustment and/or Loss claims or other claims made in any Officer's Certificate, Buyer and Seller will attempt in good faith to agree upon the rights of the respective parties with respect to each of such claims. If Buyer and Seller should so agree, a memorandum setting forth such agreement will be prepared and signed by both parties and will be furnished to the Escrow Agent. The Escrow Agent will be entitled to rely on any such memorandum and distribute the funds from the Escrow Fund in accordance with the terms thereof.



          (ii) If no such agreement can be reached after good faith negotiation, either Buyer or Seller may demand arbitration of the matter unless the amount of damage or loss is at issue in pending litigation with a third party, in which event arbitration will not be commenced until such amount is ascertained or both parties agree to arbitration; and in either such event the matter will be settled by arbitration conducted by three arbitrators. Buyer and Seller will each select one arbitrator, and the two arbitrators so selected will select a third arbitrator. The arbitrators will set a limited time period and establish procedures designed to reduce the cost and time for discovery while allowing the parties an opportunity, adequate in the sole judgment of the arbitrators, to discover relevant information from the opposing parties about the subject matter of the dispute. The arbitrators will rule upon motions to compel or limit discovery and will have the authority to impose sanctions, including attorneys' fees and costs, to the extent of a court of competent law or equity, should the arbitrators determine that discovery was sought without substantial justification or that discovery was refused or objected to without substantial justification. The decision of a majority of the three arbitrators as to the validity and amount of any claim in such Officer's Certificate will be binding and conclusive upon the parties to this Agreement and, notwithstanding anything in Section 9.09(e) hereof, the Escrow Agent will be entitled to act in accordance with such decision and make or withhold payments out of the Escrow Fund in accordance therewith. Such decision will be written and will be supported by written findings of fact and conclusions that will set forth the award, judgment, decree or order awarded by the arbitrators.



          (iii) Judgment upon any award rendered by the arbitrators may be entered in any court having jurisdiction. Any such arbitration will be held in Chicago, Illinois, under the rules then in effect of the American Arbitration Association. For purposes of this Section 9.09(f), in any arbitration hereunder in respect of any Losses in which any claim or the amount thereof stated in the Officer's Certificate is at issue, Buyer will be deemed to be the 'Non-Prevailing Party' in the event that the arbitrators award Buyer less than the sum of seventy-five percent (75%) of the disputed amount; otherwise, Seller will be deemed to be the Non-Prevailing Party. The 'Non-Prevailing Party' to an arbitration will pay its own expenses, the fees of each arbitrator, the administrative fee of the American Arbitration Association, and the expenses, including without limitation, reasonable attorneys' fees and costs incurred by the other party to the arbitration (collectively, the 'Arbitration Fees'). In any arbitration hereunder in respect to any Adjustment in which any claim or the amount thereof stated in the Officer's Certificate is at issue, the Arbitration Fees will be borne by the parties in accordance with the allocation of fees and disbursements of PricewaterhouseCoopers LLP described in Section 2.04.

     (g) Reduction of Escrow Fund. After the expiration of six months after the Closing Date, the Escrow Agent shall distribute to Seller from the Escrow Fund an amount, if available, equal to half of the original Escrow Amount; provided, however, that the Escrow Fund shall not be reduced to an amount less than $2,000,000 plus the aggregate of any and all outstanding Adjustment and/or Loss claims specified in any Officer's Certificate delivered to the Escrow Agent prior to termination of such six-month period, or to an amount less than $2,000,000 plus the aggregate amount with respect to which there exists as of the end of such six-month period an ongoing arbitration proceeding between Buyer and Seller relating to the Escrow Fund in the manner provided in Section 9.09
(f) hereof.



     (h) Escrow Agent's Duties.



          (i) The Escrow Agent will be obligated only for the performance of such duties as are specifically set forth herein, and as set forth in any additional written escrow instructions which the Escrow Agent may receive after the date of this Agreement which are signed by an officer of Buyer and an officer of Seller, and may rely and will be protected in relying or refraining from acting on any instrument reasonably believed to be genuine and to have been signed or presented by the proper party or parties. The Escrow Agent will not be liable for any act done or omitted hereunder as Escrow Agent while acting in good faith and in the exercise of reasonable judgment, and any act done or omitted pursuant to the advice of counsel will be conclusive evidence of such good faith.



          (ii) The Escrow Agent is hereby expressly authorized to disregard any and all warnings given by any of the parties hereto or by any other person, excepting only orders or process of courts of law, and is hereby expressly authorized to comply with and obey orders, judgments or decrees of any court. In case the Escrow Agent obeys or complies with any such order, judgment or decree of any court, the Escrow Agent will not be liable to any of the parties hereto or to any other person by reason of such compliance, notwithstanding any such order, judgment or decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.



          (iii) The Escrow Agent will not be liable, in any respect on account of the identity, authority or rights of the parties executing or delivering or purporting to execute or deliver this Agreement or any documents or papers deposited or called for hereunder.



          (iv) The Escrow Agent will not be liable for the expiration of any rights under any statute of limitations with respect to this Agreement or any documents deposited with the Escrow Agent.



          (v) In performing any duties under this Agreement, the Escrow Agent will not be liable to any party for damages, losses or expenses, except for gross negligence or willful misconduct on the part of the Escrow Agent. The Escrow Agent will not incur any such liability for (A) any act or failure to act made or omitted in good faith or (B) any action taken or omitted in reliance upon any instrument, including any written statement or affidavit provided for in this Agreement that the Escrow Agent shall in good faith believe to be genuine, nor will the Escrow Agent be liable or responsible for forgeries, fraud, impersonations or in determining the scope of any representative authority. In addition, the Escrow Agent may consult with legal counsel in connection with the Escrow Agent's duties under this Agreement and shall be fully protected in any act taken, suffered or permitted by him/her in good faith in accordance with the advice of counsel. The Escrow Agent is not responsible for determining and verifying the authority of any person acting or purporting to act on behalf of any party to this Agreement.



          (vi) If any controversy arises between the parties to this Agreement, or with any party, concerning the subject matter of this Agreement, its terms or conditions, the Escrow Agent will not be required to determine the controversy or to take any action regarding it. The Escrow Agent may hold all documents and the Escrow Fund and may wait for settlement of any such controversy by final appropriate legal proceedings or other means as, in the Escrow Agent's discretion, the Escrow Agent may be required, despite what may be set forth elsewhere in this Agreement. In such event, the Escrow Agent will not be liable for damage.



          (vii) Furthermore, the Escrow Agent may at its option, file an action of interpleader requiring the parties to answer and litigate any claims and rights among themselves. The Escrow Agent is authorized to deposit with the clerk of the court all documents and funds held in escrow, except all costs, expenses, charges and reasonable attorney fees incurred by the Escrow Agent due to the interpleader action and which the parties jointly and severally agree to pay. Upon initiating such action, the Escrow Agent shall be fully released and discharged of and from all obligations and liability imposed by the terms of this Agreement.



     (i) Indemnification of Escrow Agent. The parties and their respective successors and assigns agree jointly and severally to indemnify and hold the Escrow Agent harmless against any and all losses, claims, damages, liabilities and expenses, including reasonable costs of investigation, counsel fees and disbursements that may be imposed on the Escrow Agent or incurred by the Escrow Agent in connection with the performance of his/her duties under this Agreement, including but not limited to any litigation arising from this Agreement or involving its subject matter.



     (j) Resignation of Escrow Agent. The Escrow Agent may resign at any time upon giving at least thirty (30) days' written notice to the parties; provided, however, that no such resignation will become effective until the appointment of a successor escrow agent which will be accomplished as follows: Buyer and Seller will use their reasonable best efforts to mutually agree upon a successor escrow agent within thirty (30) days after receiving such notice. If Buyer and Seller fail to agree upon a successor escrow agent within such time, the Escrow Agent will have the right to appoint a successor escrow agent authorized to do business in the State of New York. The successor escrow agent will execute and deliver an instrument accepting such appointment and it will, without further acts, be vested with all estates, properties, rights, powers and duties of the predecessor escrow agent as if originally named as escrow agent. The Escrow Agent will be discharged from any further duties and liability under this Agreement.



     (k) Fees Paid to Escrow Agent. Half of all fees of the Escrow Agent for performance of its duties hereunder will be paid by Seller and half of all such fees will be paid by Buyer. It is understood that the fees and usual charges agreed upon for services of Escrow Agent will be considered compensation for ordinary services as contemplated by this Agreement. In the event that the conditions of this Agreement are not promptly fulfilled, or if the Escrow Agent renders any service not provided for in this Agreement, or if the parties request a substantial modification of its terms, or if any controversy arises, or if the Escrow Agent is made a party to, or intervenes in, any litigation pertaining to this escrow or its subject matter, the Escrow Agent will be reasonably compensated for such extraordinary services and reimbursed for all costs, attorneys' fees and expenses occasioned by such default, delay controversy or litigation. Each of Buyer and Seller promises to pay one half of these sums on demand.



9.10 Taxes.



     To the extent relevant to the Purchased Assets and the Computer Telephony Business, the parties hereto agree, that, until a date that is six years from the Closing Date: (i) Seller shall provide Buyer and Buyer shall provide Seller with such assistance as may reasonably be required in connection with the preparation of any Tax Return and the conduct of any audit or other examination by any taxing authority or in connection with judicial or administrative proceedings relating to any liability for Taxes; (ii) Seller shall retain and provide Buyer and Buyer shall retain and provide Seller with all records or other information that may be relevant to the preparation of any Tax Returns, or the conduct of any audit examination or other tax proceeding; and (iii) Seller shall retain all relevant documents, including prior years' Tax Returns, supporting work schedules and other records or information that may be relevant to such Tax Returns and shall not destroy or otherwise dispose of any such records without at least 30 days prior written notice to Buyer.



9.11 Books and Records; Personnel.



     For a period of five years from the Closing Date:



          (a) Buyer shall not dispose of or destroy any of the Books and Records without first offering to turn over possession thereof to Seller by written notice to Seller at least 30 days prior to the proposed date of such disposition or destruction.



          (b) Buyer shall allow Seller and its agents reasonable access to all Books and Records upon five business days' advance written notice during normal working hours at Buyer's principal place of business or at any location where any Books and Records are stored; provided, however, that any such access shall be had or done in such a manner so as not to interfere with the normal conduct of Buyer's Computer Telephony Business.



          (c) Buyer shall make available to Seller upon written request
     (i) copies of any Books and Records, (ii) Buyer's personnel to assist Seller in locating and obtaining any Books and Records, and (iii) any of Buyer's personnel whose assistance or participation is reasonably required by Seller or any of its affiliates in anticipation of, or preparation for, existing or future litigation, tax returns or other matters in which Seller or any of its affiliates is involved. Seller shall reimburse Buyer for the reasonable salary and out-of-pocket expenses incurred in performing the services for Seller described in this Section 9.11.



          (d) Seller will (i) provide Buyer reasonable access to the Books and Records for the period prior to January 1, 1997 upon five business days' advance written notice during normal working hours at Seller's principal place of business or at any location where any such Books and Records are stored; provided, however, that any such access shall be had or done in such a manner so as not to interfere with the normal conduct of Seller's business and (ii) at least 30 days prior to the destruction of any Books and Records relating to the Computer Telephony Business, offer such Books and Records by written notice to Buyer. Buyer shall reimburse Seller for the reasonable salary and out-of-pocket expenses incurred in performing the services for Buyer contained in this Section 9.11.



                                   ARTICLE X
                                  TERMINATION



10.01 Termination.



     This Agreement may be terminated at any time prior to the Closing Date, whether before or after approval by the shareholders of Seller:



          (a) by mutual consent of Buyer and Seller duly authorized by the Board of Directors of Buyer and Seller;



          (b) by either Buyer or Seller if the Closing shall not have been consummated on or before January 31, 1999 (the 'End Date'), which date may be extended (i) by the mutual written consent of the parties hereto or
     (ii) provided that the Proxy Statement has been filed with the Commission by October 25, 1999, one day for each day after December 1, 1999 that the Commission fails to clear the Proxy Statement, up to a maximum of 30 days, in the event that, notwithstanding the good faith and diligent efforts of the parties, the Commission has not cleared the Proxy Statement for distribution to Seller's shareholders by December 1, 1999; provided, however, that the right to terminate this Agreement under this
     Section 10.01(b) shall not be available to any party whose action or failure to act has been a principal cause of or resulted in the failure of the Closing to occur on or before such date;



          (c) by either Buyer or Seller, if any court of competent jurisdiction in the United States or other governmental body in the United States shall have issued an order (other than a temporary restraining order), decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the Closing, and such order, decree, ruling or other action shall have become final and nonappealable; provided that the party seeking to terminate this Agreement shall have used all commercially reasonable efforts to avoid, remove or lift such order, decree, ruling or other action; or



          (d) by either Buyer or Seller, if the approval of the shareholders of Seller is not obtained at the meeting of shareholders duly called and held therefor; provided, however, that the right to terminate this Agreement under this Section 10.01(d) shall not be available to Seller where the failure to obtain shareholder approval of Seller shall have been caused by the action or failure to act of Seller and such action or failure to act constitutes a material breach by Seller of this Agreement.

10.02 Termination by Buyer.



     This Agreement may be terminated by Buyer, at any time prior to the Closing, before or after the approval by the shareholders of Seller, if
(a) Seller shall have failed to comply with any of its obligations such that the closing conditions set forth in Section 7.04 would not be satisfied; provided, however, that if such failure to comply is capable of being cured prior to the End Date, such failure shall not have been cured within 15 days of delivery to Seller of written notice of such failure, (b) there exists a breach or breaches of any representation or warranty of Seller contained in this Agreement such that the closing conditions set forth in Section 7.01 would not be satisfied; provided, however, that if such breach or breaches are capable of being cured prior to the End Date, such breaches shall not have been cured within 15 days of delivery to Seller of written notice of such breach or breaches, or (c) a Seller Triggering Event (as defined below) shall have occurred.



     For the purposes of this Agreement, a 'Seller Triggering Event' shall be deemed to have occurred if: (i) the Board of Directors of Seller or any committee thereof shall for any reason have withdrawn recommendation in favor of the approval of the Agreement; (ii) Seller shall have failed to include in the Proxy Statement the recommendations of the Board of Directors of Seller in favor of the approval of the Agreement and the transactions contemplated hereby;
(iii) the Board of Directors of Seller or any committee thereof shall have approved or recommended any Superior Proposal with respect to Seller; or (iv) a tender or exchange offer relating to securities of Seller shall have been commenced by a Person unaffiliated with Buyer and Seller shall not have sent to its securityholders pursuant to Rule 14e-2 promulgated under the Exchange Act, within ten (10) business days after such tender or exchange offer is first published, sent or given, a statement disclosing that Seller recommends rejection of such tender or exchange offer.



10.03 Termination by Seller.



     This Agreement may be terminated at any time prior to the Closing Date, before or after approval by the shareholders of Seller, by action of the Board of Directors of Seller, if (a) Buyer shall have failed to comply in any material respect with any of its obligations such that the closing conditions set forth in Section 8.05 would not be satisfied; provided, however, that if such failure to comply is capable of being cured prior to the End Date, such failure shall not have been cured within 15 days of delivery to Buyer of written notice of such failure, (b) there exists a breach or breaches of any representation or warranty of Buyer contained in this Agreement such that the closing condition set forth in Section 8.01 would not be satisfied; provided, however, that if such breach or breaches are capable of being cured prior to the End Date, such breaches shall not have been cured within 15 days of delivery to Buyer of written notice of such breach or breaches or (c) (i) the Board of Directors of Seller authorizes Seller, subject to complying with the terms of this Agreement, to enter into a binding written agreement concerning a transaction that constitutes a Superior Proposal and (ii) Seller upon such termination pursuant to this clause (c) pays to Buyer in immediately available funds the fees required to be paid pursuant to Section 10.05.



10.04 Procedure for Termination.



     In the event of termination by Buyer or Seller pursuant to this Article IX, written notice thereof shall forthwith be given to the other.



10.05 Effect of Termination.



     (a) In the event of termination of this Agreement pursuant to this Article X, the Agreement shall become void and of no further force or effect and no party hereto (or any of its directors or officers) shall have any liability or further obligation to any other party to this Agreement, except that
Section 10.05 and Section 11.02 shall survive such termination.



     (b) If



          (i) Seller shall terminate this Agreement pursuant to
     Section 10.03(c);



          (ii) Buyer shall terminate this Agreement pursuant to
     Section 10.02(c);



          or

          (iii) either Buyer or Seller shall terminate this Agreement pursuant to Section 10.01(d) in circumstances where the requisite approval of Seller's shareholders was not obtained at the shareholder meeting and prior to the meeting (A) Seller received a Superior Proposal that was publicly disclosed or (B) a Seller Acquisition proposal was publicly proposed and, within 12 months of such proposal, Seller consummates a Seller Acquisition;



then in any case as described in clause (i), (ii) or (iii) Seller shall pay to Buyer (by wire transfer of immediately available funds not later than the date of termination of this Agreement (or, in the cause of clause (iii), the date of such definitive agreement) an amount equal to $2,000,000. For purposes of this Agreement, the term 'Seller Acquisition' shall mean (i) a merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving Seller pursuant to which the shareholders of Seller immediately preceding such transaction hold less than fifty percent (50%) of the aggregate equity interests in the surviving or resulting entity of such transaction, (ii) the sale or other disposition by Seller of the Purchased Assets or (iii) the acquisition by any person or group (including by way of a tender offer or an exchange offer or issuance by Seller), directly or indirectly, of beneficial ownership or a right to acquire beneficial ownership of shares, directly or indirectly, of beneficial ownership or a right to acquire beneficial ownership of shares representing in excess of fifty percent (50%) of the voting power of the then outstanding shares of capital stock of Seller.



     (c) Payment of the fees provided for in Section 10.05 shall not be in lieu of damages incurred in the event of a willful or intentional breach of this Agreement by Seller and nothing herein shall relieve Buyer, Seller or Parent from liability for any willful material breach hereof.



                                   ARTICLE XI
                                 MISCELLANEOUS



11.01 Entire Agreement; Amendment.



     This Agreement, the Confidentiality Agreement and the documents to be delivered pursuant hereto constitute the entire agreement between the parties pertaining to the subject matter hereof, and supersede all prior and contemporaneous agreements, understandings, negotiations and discussions of the parties, whether oral or written, and there are no warranties, representations or other agreements between the parties in connection with the subject matter hereof. No amendment, supplement, modification, waiver or termination of this Agreement shall be binding unless executed in writing by the party to be bound thereby. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision of this Agreement, whether or not similar, nor shall such waiver constitute a continuing waiver unless otherwise expressly provided. The representations and warranties of each party hereto contained in this Agreement and the documents delivered pursuant hereto shall constitute all representations and warranties of each party hereto and shall be deemed to be material and to have been relied upon by the other party notwithstanding any investigation heretofore or hereafter made by the other party.



11.02 Expenses.



     Each of the parties hereto shall pay the fees and expenses of their respective counsel, accountants, representatives and other experts and the other expenses incident to the negotiation and preparation of this Agreement and consummation of the transactions contemplated hereby. Seller will pay one-half and Buyer will pay one-half of the filing fee required to make the HSR Act filing. Seller will pay all amounts payable to any finder or investment banker engaged by Seller in connection with this Agreement and the transactions contemplated hereby.



11.03 Governing Law; Consent to Jurisdiction.



     This Agreement shall be construed and interpreted according to the laws of the State of New York, without regard to the conflict of law principles or rules thereof. Each of the parties hereto, in respect of itself and its properties, agrees to be subject to (and hereby irrevocably submits to) the nonexclusive jurisdiction of any United States federal or Illinois state court sitting in Chicago, Illinois, in respect of any suit, action or proceeding arising out of or relating to this Agreement or the transactions contemplated herein, and irrevocably agrees that all claims in respect of any such suit, action or proceeding may be heard and determined in any such court. Each of the parties hereto irrevocably waives, to the fullest extent it may effectively do so under applicable Law, any objection to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Either party hereto may make service on the other party by sending or delivering a copy of the process to the party to be served at the address and in the manner provided for the giving of notices in Section 11.06 hereof. Nothing in this Section 11.03, however, shall affect the right of any party to bring any action or proceeding arising out of or relating to this Agreement in any other court or to serve legal process in any other manner permitted by Law or in equity.



11.04 Assignment.



     This Agreement and each party's respective rights and obligations hereunder may not be assigned by either party without the prior written consent of the other party, except for the assignment by Buyer of its rights and obligations hereunder to a wholly-owned subsidiary of Buyer. All agreements entered into pursuant to this Agreement shall be assignable in accordance with their respective terms.



11.05 Agreement Not to Compete.



     (a) Seller understands that Buyer shall be entitled to protect and preserve the going concern value of the business related to the Purchased Assets, including the Computer Telephony Business, to the extent permitted by law and that Buyer would not have entered into this Agreement absent the provisions of this Section 11.05, and therefore agrees that Seller will not (i) after the Closing Date and prior to the third anniversary of the Closing Date, directly or indirectly engage in, represent in any way, or be connected with, any business that competes with the Computer Telephony Business, (ii) after the Closing Date and prior to the second anniversary of the Closing Date, hire any Employee or directly or indirectly induce any Employee to leave the employ of Buyer, or to accept any other position or employment, (iii) after the second and prior to the third anniversary of the Closing Date, directly or indirectly include any Employee to leave the employ of Buyer, or to accept any other position or employment and (iv) at any time communicate or divulge any confidential information, knowledge or data related to the Purchased Assets or the Computer Telephony Business, all of which it agrees to hold in a fiduciary capacity for the benefit of Buyer, to any Person other than Buyer. Notwithstanding the foregoing, (i) Buyer acknowledges and agrees that the Healthcare Communications Business will continue to develop, market, license and sell in the acute care healthcare market and all other markets in which the Healthcare Communications Business currently sells products certain products and services substantially similar to the products and services sold by the Computer Telephony Business, and (ii) any confidential information, knowledge or data related to the Computer Telephony Business represented by the Purchased Assets shall not be subject to the restrictions of this Section 11.05 if: (A) at the time of disclosure or thereafter such information is generally available to and known by the public (other than as a result of its disclosure by Seller or its representatives) or is available to Buyer on a non-confidential basis from a source other than Seller; (B) Buyer or its representatives or assigns become legally compelled (by deposition, interrogatory, request for documents, subpoena, civil investigative demand or similar process) to disclose such information; or (C) such information was in Buyer's possession prior to disclosure by the Seller.



     (b) For purposes of this Section 11.05, the phrase 'directly or indirectly engage in' shall include having a direct or indirect ownership interest (other than ownership of an equity interest in DCC or ownership of less than five percent of the outstanding voting securities of a Person who is registered under
Section 12 of the Exchange Act) in any Person that engages in the business in question.



11.06 Notices.



     All communications, notices and disclosures required or permitted by this Agreement shall be in writing and shall be deemed to have been given when received (a) personally or by messenger, (b) by overnight delivery service to an officer of the other party, or (c) by United States mail, certified or registered mail, postage prepaid, return receipt requested, in all cases addressed to the Person for whom it is intended at his address set forth below, unless and until either of such parties notifies the other in writing of a change of address:



        If to Seller:     EXECUTONE Information Systems, Inc.
                          478 Wheelers Farms Road
                          Milford, Connecticut 06460
                          Attention: Barbara C. Anderson, Esquire
                          Telecopy No.: (203) 882-6607
        With a copy to:   Hunton & Williams
                          Riverfront Plaza, East Tower
                          951 East Byrd Street
                          Richmond, Virginia 23219-4074
                          Attention: Thurston R. Moore, Esquire
                          Telecopy No.: (804) 788-8218
        If to Buyer:      Inter-Tel, Incorporated
                          120 North 44th Street, Suite 200
                          Phoenix, Arizona 85034-1822
                          Attention: John Gardner, Esquire
                          Telecopy No.: (602) 302-8900
        With a copy to:   Wilson Sonsini Goodrich & Rosati, P.C.
                          640 Page Mill Road
                          Palo Alto, California 94304-1050
                          Attention: Jeffrey D. Saper, Esquire
                                      Robert G. Day, Esquire
                          Telecopy No: (650) 493-6811



11.07 Counterparts; Headings.



     This Agreement may be executed in several counterparts, each of which shall be deemed an original, but such counterparts shall together constitute but one and the same Agreement. The Table of Contents and Article and Section headings in this Agreement are inserted for convenience of reference only and shall not constitute a part hereof.



11.08 Severability.



     If any provision, clause or part of this Agreement, or the application thereof under certain circumstances, is held invalid, the remainder of this Agreement, or the application of such provision, clause or part under other circumstances, shall not be affected thereby.



11.09 No Reliance.



     No third party is entitled to rely on any of the representations, warranties and agreements contained in this Agreement. Buyer and Seller assume no liability to any third party because of any reliance on the representations, warranties and agreements of Buyer and Seller contained in this Agreement.



11.10 Interpretation.



     Unless the context requires otherwise, all words used in this Agreement in the singular number shall extend to and include the plural, all words in the plural number shall extend to and include the singular and all words in any gender shall extend to and include all genders. All references to contracts, agreements, leases or other understandings or arrangements shall refer to oral as well as written matters. The specificity of any representation or warranty contained herein shall not be deemed to limit the generality of any other representation or warranty contained herein.

11.11 Specific Performance.



     Buyer and Seller hereby agree that irreparable damage would occur in the event any of the provisions of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.



11.12 Employee Tax Reporting.



     Seller shall furnish to Buyer the most current on file Forms W-4 and W-5 of each Transferred Employee as of the Closing Date. Seller shall send to the appropriate Social Security Administration Office a duly completed Form W-3 and accompanying copies of the duly completed Form W-2. It is the intent of the parties that the obligations of Buyer and Seller under this Section 11.12 shall be carried out in accordance with Section 5 of the Internal Revenue Service's Revenue Procedure 96-60.



11.13 Further Assurances.



     The parties agree (a) to furnish upon request to each other such further information, (b) to execute and deliver to each other such other documents, and
(c) to do such other things and acts, all as the other party may reasonably request for the purposes of carrying out the intent of this Agreement and the transactions contemplated hereby.



11.14 Disclosure Schedule.



     The disclosures in the Disclosure Schedule, and those in any supplement thereto, must relate only to the representations and warranties in the Section of the Agreement to which they expressly relate and not to any other representation or warranty herein.



                              [SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, each party has caused this Purchase Agreement to be duly executed in its name by its duly authorized officer as of the day and year first above written.



SELLER:                               EXECUTONE INFORMATION SYSTEMS, INC.

                                      By:
                                           .......................................................
                                          Name:
                                          Title:

BUYER:                                EXECUTONE INTER-TEL BUSINESS
                                      INFORMATION SYSTEMS, INC.

                                      By:
                                           .......................................................
                                          Name:
                                          Title:

PARENT:                               INTER-TEL, INCORPORATED

                                      By:
                                           .......................................................
                                          Name:
                                          Title:



                        [Exhibits and Schedules Omitted]

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                                                         ANNEX B

                   OPINION OF WASSERSTEIN PERELLA & CO., INC.
                              FOR THE SALE OF THE
                          COMPUTER TELEPHONY BUSINESS

                                                                    [Letterhead]

WASSERSTEIN PERELLA & CO., INC.

                                                                October 15, 1999


Board of Directors
Executone Information Systems, Inc.
478 Wheelers Farms Road
Milford, CT 06460


Members of the Board:

     You have asked us to advise you with respect to the fairness, from a financial point of view, to Executone Information Systems, Inc. (the 'Company') of the consideration to be received by the Company pursuant to the terms of the Computer Telephony Asset Purchase Agreement (the 'Purchase Agreement') by and among the Company, Inter-Tel, Inc. ('Inter-Tel') and Executone Inter-Tel Business Information Systems, Inc., a wholly-owned subsidiary of Inter-Tel. The Purchase Agreement provides for, among other things, the purchase and sale of the Purchased Assets, as such term is defined in the Purchase Agreement, at a cash price of $44,300,000. The terms and conditions of the sale of the Purchased Assets (the 'Sale') are set forth in more detail in the Purchase Agreement.

     In connection with rendering our opinion, we have reviewed a draft of the Purchase Agreement, and for purposes hereof, we have assumed that the final form thereof will not differ in any material respect from the draft, dated October 15, 1999 provided to us. We have also reviewed and analyzed certain publicly available business and financial information relating to the Company for recent years and interim periods to date, as well as certain internal financial and operating information, including financial forecasts, analyses and projections prepared by or on behalf of the Company and provided to us for purposes of our analysis, and we have met with management of the Company to review and discuss such information and, among other matters, the Purchased Assets' business, operations, assets, financial condition and future prospects.

     We have reviewed and considered certain financial data relating to the Purchased Assets, and we have compared that data with data for certain other companies, the securities of which are publicly traded, that we believe may be relevant or comparable in certain respects to the Purchased Assets, and we have reviewed and considered the financial terms of certain recent acquisitions and business combination transactions in the computer telephony industry specifically, and in other industries generally, that we believe to be reasonably comparable to the Sale or otherwise relevant to our inquiry. We have also performed such other financial studies, analyses, and investigations and reviewed such other information as we considered appropriate for purposes of this opinion. In formulating our opinion, we have placed significant reliance on the fact that the Company's decision to enter into the Purchase Agreement was preceded by a six-month process during which proposals to purchase the Purchased Assets were solicited by or on behalf of the Company from potential parties which included all of the parties that the Company believed were the logical parties that would be interested in purchasing the Purchased Assets.

     In our review and analysis and in formulating our opinion, we have assumed and relied upon the accuracy and completeness of all of the financial and other information provided to or discussed with us or publicly available, and we have not assumed any responsibility for independent verification of any of such information. We have also assumed and relied upon the reasonableness and accuracy of the financial projections, forecasts and analyses provided to us, and we have assumed that such projections, forecasts and analyses were reasonably prepared in good faith and on bases reflecting the best available judgments and estimates of the Company's management at the time of the preparation thereof. We express no opinion with respect to such projections, forecasts and analyses or the assumptions upon which they are based. In addition, we have not reviewed any of the books and records of the Company, or assumed any responsibility for conducting a physical inspection of the properties or facilities of the Company, or for making or obtaining an independent valuation or appraisal of any of the assets or liabilities of the Company, and no such independent valuation or appraisal was provided to us. We have also assumed that the Net Assets (as defined in the Purchase Agreement) will not be less than $15,070,000 in any material respect. We also have assumed that the transactions described in the Purchase Agreement will be consummated without waiver or modification of any of the material terms or conditions contained therein by any party thereto. Our opinion is necessarily based on economic and market conditions and other circumstances as they exist and can be evaluated by us as of the date hereof.

     In the ordinary course of our business, we may actively trade the debt and equity securities of the Company and Inter-Tel for our own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities.

     We are acting as financial advisor to the Company in connection with the proposed Sale and will receive a fee for our services, a significant portion of which is contingent upon the consummation of the Sale. In addition, we will receive a fee for rendering this opinion. We previously acted as financial advisor to the Special Committee of the Board of Directors (the 'Special Committee') with respect to its evaluation of a proposal for a Sale from a related party of the Company. We understand that such proposal has expired and the Special Committee has been disbanded.

     Our opinion addresses only the fairness from a financial point of view to the Company of the $44,300,000 cash consideration to be received by the Company pursuant to the Sale and we do not express any views on any other terms of the Sale. Specifically, our opinion does not address the Company's underlying business decision to effect the transactions contemplated by the Purchase Agreement or the merits of the Sale relative to any alternative transaction or other business strategy that may be available to the Company. In addition, our opinion does not address any federal, state or local tax consequences of the Sale. Our opinion also does not address the solvency of the Company following consummation of the Sale or at any time, the Company's use of the proceeds from the Sale or the Company's business strategy following consummation of the Sale.

     It is understood that this letter is for the benefit and use of the Board of Directors of the Company in its consideration of the Sale, and except for inclusion in its entirety in any proxy statement required to be circulated to shareholders of the Company relating to the Sale, may not be quoted, referred to or reproduced at any time or in any manner without our prior written consent. This opinion does not constitute a recommendation to any shareholder with respect to how such shareholder should vote with respect to the Sale, and should not be relied upon by any shareholder as such.

     Based upon and subject to the foregoing, including the various assumptions and limitations set forth herein, it is our opinion that as of the date hereof, the $44,300,000 cash consideration to be received by the Company pursuant to the Sale is fair to the Company from a financial point of view.

                                          Very truly yours,
                                          WASSERSTEIN PERELLA & CO., INC.

                                                                         ANNEX C

                         PROPOSED ARTICLES OF AMENDMENT
                             ARTICLES OF AMENDMENT
                                     OF THE
                           ARTICLES OF INCORPORATION
                                       OF
                      EXECUTONE INFORMATION SYSTEMS, INC.

     These Articles of Amendment are filed in accordance with Section 13.1-710 of the Virginia Stock Corporation Act:

          A. The name of the corporation (which is hereinafter referred to as the 'Corporation') is EXECUTONE Information Systems, Inc.

          B. The two (2) amendments to the Corporation's Articles of
     Incorporation adopted on             , 1999 at the Corporation's Annual
     Meeting of Shareholders are as follows:

             1. ARTICLE I of said Articles of Incorporation is deleted and is replaced by the following to change the name of the Corporation to eLOT,
        Inc.:

                                   'ARTICLE I

     The name of the Corporation is eLOT, Inc.'

             2. The first sentence of ARTICLE III is deleted and is replaced by the following sentence to increase the number of authorized shares from 80,000,000 to 130,000,000:

                'The Corporation shall have the authority to issue 130,000,000 shares of Common Stock, par value $.01 per share, and 1,000,000 shares of Preferred Stock, par value $.01 per share.'

          C. The amendments were proposed by the Board of Directors and submitted to the shareholders in accordance with Chapter 13.1-710 of the
     Virginia Stock Corporation Act. There were a total of       shares of the
     Company's common stock issued and outstanding and entitled to vote at the
     meeting. There were             of those shares represented at the meeting,
     constituting a majority and therefore a quorum for the transaction of
     business. For Amendment 1, a total of             shares were voted for the
     proposal, shares against and       shares abstaining. For Amendment 2, a
     total of             shares were voted for the proposal,             shares
     against and             shares abstaining. The number of votes cast in
     favor of the amendments were sufficient for approval.

                                          EXECUTONE INFORMATION SYSTEMS, INC.

                                          By:  .................................
                                              Barbara C. Anderson
                                                 Vice President, Law and
                                                 Administration and Secretary

Dated:             , 1999

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                                                         ANNEX D



                      EXECUTONE INFORMATION SYSTEMS, INC.
                           1999 STOCK INCENTIVE PLAN

                      EXECUTONE INFORMATION SYSTEMS, INC.
                           1999 STOCK INCENTIVE PLAN



ARTICLE I DEFINITIONS.                                          4
      1.01. Acquiring Person................................    4
      1.02. Administrator...................................    4
      1.03. Affiliate.......................................    4
      1.04. Agreement.......................................    4
      1.05. Associate.......................................    4
      1.06. Board...........................................    4
      1.07. Change in Control...............................    4
      1.08. Code............................................    5
      1.09. Committee.......................................    5
      1.10. Common Stock....................................    5
      1.11. Company.........................................    5
      1.12. Continuing Director.............................    5
      1.13. Control Affiliate...............................    5
      1.14. Control Change Date.............................    5
      1.15. Corresponding SAR...............................    5
      1.16. Exchange Act....................................    5
      1.17. Fair Market Value...............................    5
      1.18. Initial Value...................................    5
      1.19. Option..........................................    6
      1.20. Participant.....................................    6
      1.21. Person..........................................    6
      1.22. Plan............................................    6
      1.23. Related Entity..................................    6
      1.24. SAR.............................................    6
      1.25. Stock Award.....................................    6

ARTICLE II PURPOSES.........................................    6

ARTICLE III ADMINISTRATION..................................    7

ARTICLE IV ELIGIBILITY......................................    7

ARTICLE V COMMON STOCK SUBJECT TO PLAN......................    7
      5.01. Common Stock Issued.............................    7
      5.02. Aggregate Limit.................................    7
      5.03. Reallocation of Shares..........................    8
      5.04. Individual Annual Aggregate Limit...............    8

ARTICLE VI OPTIONS..........................................    8
      6.01. Award...........................................    8
      6.02. Option Price....................................    8
      6.03. Maximum Option Period...........................    8
      6.04. Nontransferability..............................    9
      6.05. Transferable Options............................    9
      6.06. Status as Employee or Service Provider..........    9
      6.07. Exercise........................................    9
      6.08. Payment.........................................    9
      6.09. Change in Control...............................    9
      6.10. Shareholder Rights..............................   10
      6.11. Disposition of Shares...........................   10
      6.12. Deferred Stock Benefits.........................   10

ARTICLE VII SARS............................................   10
      7.01. Award...........................................   10
      7.02. Maximum SAR Period..............................   10

      7.03. Nontransferability..............................   10
      7.04. Transferable SARs...............................   10
      7.05. Exercise........................................   11
      7.06. Change in Control...............................   11
      7.07. Status as Employee or Service Provider..........   11
      7.08. Settlement......................................   11
      7.09. Shareholder Rights..............................   11

ARTICLE VIII STOCK AWARDS...................................   11
      8.01. Award...........................................   11
      8.02. Vesting.........................................   11
      8.03. Performance Objectives..........................   12
      8.04. Status as Employee or Service Provider..........   12
      8.05. Change in Control...............................   12
      8.06. Shareholder Rights..............................   12
      8.07. Deferred Stock Benefits.........................   12

ARTICLE IX ADJUSTMENT UPON CHANGE IN COMMON STOCK...........   12

ARTICLE X COMPLIANCE WITH LAW AND APPROVAL OF REGULATORY
  BODIES....................................................   13

ARTICLE XI GENERAL PROVISIONS...............................   13
     11.01. Effect on Employment and Service................   13
     11.02. Unfunded Plan...................................   13
     11.03. Rules of Construction...........................   14

ARTICLE XII AMENDMENT.......................................   14

ARTICLE XIII DURATION OF PLAN...............................   14

ARTICLE XIV EFFECTIVE DATE OF PLAN..........................   14

                                   ARTICLE I
                                  DEFINITIONS



1.01. Acquiring Person



     Acquiring Person means a Person who, considered alone or together with all Control Affiliates and Associates of that Person, is or becomes directly or indirectly the beneficial owner (as defined in Rule 13d-3 under the Exchange
Act) of securities representing at least fifty percent (50%) of the Company's then outstanding securities entitled to vote generally in the election of the Board.



1.02. Administrator



     Administrator means the Board, the Committee, or any delegate of the Committee that is appointed in accordance with Article III.



1.03. Affiliate



     Affiliate means any 'subsidiary' or 'parent' corporation (within the meaning of Section 424 of the Code) of the Company, including a corporation that becomes an Affiliate after the adoption of this Plan.



1.04. Agreement



     Agreement means a written agreement (including any amendment or supplement thereto) between the Company and a Participant specifying the terms and conditions of a Stock Award or an Option or SAR granted to such Participant.



1.05. Associate



     Associate, with respect to any Person, is defined in Rule 12b-2 of the General Rules and Regulations under the Exchange Act. An Associate does not include the Company or a majority-owned subsidiary of the Company.



1.06. Board



     Board means the Board of Directors of the Company.



1.07. Change in Control



     Change in Control means (i) a Person is or becomes an Acquiring Person;
(ii) holders of the securities of the Company entitled to vote thereon approve any agreement with a Person (or, if such approval is not required by applicable law and is not solicited by the Company, the closing of such an agreement) that involves the transfer of all or substantially all of the Company's total assets on a consolidated basis, as last reported in the Company's consolidated financial statements filed with the Securities and Exchange Commission; (iii) holders of the securities of the Company entitled to vote thereon approve a transaction (or, if such approval is not required by applicable law and is not solicited by the Company, the closing of such a transaction) pursuant to which the Company will undergo a merger, consolidation, or statutory share exchange with a Person, regardless of whether the Company is intended to be the surviving or resulting entity after the merger, consolidation, or statutory share exchange, other than a transaction that results in the voting securities of the Company carrying the right to vote in elections of persons to the Board outstanding immediately prior to the closing of the transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least fifty percent (50%) of the Company's voting securities carrying the right to vote in elections of persons to the Company's Board, or such securities of such surviving entity, outstanding immediately after the closing of such transaction; (iv) the Continuing Directors cease for any reason to constitute a majority of the Board; or (v) holders of the securities of the Company entitled to vote thereon approve a plan of complete liquidation of the Company or an agreement for the sale or liquidation by the Company of substantially all of the Company's assets (or, if such approval is not required by applicable law and is not solicited by the Company, the commencement of actions constituting such a plan or the closing of such an agreement).



1.08. Code



     Code means the Internal Revenue Code of 1986, and any amendments thereto.



1.09. Committee



     Committee means the Compensation Committee of the Board.



1.10. Common Stock



     Common Stock means the common stock of the Company.



1.11. Company



     Company means Executone Information Systems, Inc.



1.12. Continuing Director



     Continuing Director means any member of the Board, while a member of the Board and (i) who was a member of the Board immediately following the 1999 Annual Meeting of Shareholders, or (ii) whose nomination for or election to the Board was recommended or approved by a majority of the Continuing Directors.



1.13. Control Affiliate



     Control Affiliate with respect to any Person, means an affiliate as defined in Rule 12b-2 of the General Rules and Regulations under the Exchange Act.



1.14. Control Change Date



     Control Change Date means the date on which a Change in Control occurs. If a Change in Control occurs on account of a series of transactions, the 'Control Change Date' is the date of the last of such transactions.



1.15. Corresponding SAR



     Corresponding SAR means an SAR that is granted in relation to a particular Option and that can be exercised only upon the surrender to the Company, unexercised, of that portion of the Option to which the SAR relates.



1.16. Exchange Act



     Exchange Act means the Securities Exchange Act of 1934, as amended.



1.17. Fair Market Value



     Fair Market Value means, on any given date, the reported 'closing' price of a share of Common Stock in the Nasdaq Stock Market. The preceding sentence to the contrary notwithstanding, if the Common Stock is listed upon another stock exchange or exchanges, the Fair Market Value on any given date shall be the highest closing price of the Common Stock on such exchange or exchanges. If, on any given date, no share of Common Stock is traded on the Nasdaq Stock Market or on an established stock exchange, then Fair Market Value shall be determined with reference to the next preceding day that the Common Stock was so traded.



1.18. Initial Value



     Initial Value means, with respect to a Corresponding SAR, the option price per share of the related Option and, with respect to a SAR granted independently of an Option, the Fair Market Value of one share of Common Stock on the date of grant.

1.19. Option



     Option means a stock option that entitles the holder to purchase from the Company a stated number of shares of Common Stock at the price set forth in an Agreement.



1.20. Participant



     Participant means an employee of the Company or an Affiliate, a member of the Board (whether or not such Board member is employed by the Company or an Affiliate), or any other Person who provides services to the Company or an Affiliate, who satisfies the requirements of Article IV and is selected by the Administrator to receive a Stock Award, an Option, an SAR, or a combination thereof.



1.21. Person



     Person means any human being, firm, corporation, partnership, or other entity. 'Person' also includes any human being, firm, corporation, partnership, or other entity as defined in sections 13(d)(3) and 14(d)(2) of the Exchange Act. The term 'Person' does not include the Company or any Related Entity, and the term Person does not include any employee-benefit plan maintained by the Company or any Related Entity, and any person or entity organized, appointed, or established by the Company or any Related Entity for or pursuant to the terms of any such employee-benefit plan, unless the Board determines that such an employee-benefit plan or such person or entity is a 'Person'.



1.22. Plan



     Plan means the Executone Information Systems, Inc. 1999 Stock Incentive Plan. The name of the Plan shall be changed automatically to reflect any change of name of the Company that is approved by the shareholders of the Company.



1.23. Related Entity



     Related Entity means any entity that is part of a controlled group of corporations or is under common control with the Company within the meaning of Sections 1563(a), 414(b) or 414(c) of the Code.



1.24. SAR



     SAR means a stock appreciation right that in accordance with the terms of an Agreement entitles the holder to receive, with respect to each share of Common Stock encompassed by the exercise of such SAR, the amount determined by the Administrator and specified in an Agreement. In the absence of such a determination, the holder shall be entitled to receive, with respect to each share of Common Stock encompassed by the exercise of such SAR, the excess of the Fair Market Value on the date of exercise over the Initial Value. References to 'SARs' include both Corresponding SARs and SARs granted independently of Options, unless the context requires otherwise.



1.25. Stock Award



     Stock Award means shares of Common Stock awarded to a Participant under
Article VIII.



                                   ARTICLE II
                                    PURPOSES



     The Plan is intended to assist the Company and its Affiliates in recruiting and retaining individuals or entities with ability and initiative by enabling such persons to participate in the future success of the Company and its Affiliates and to associate their interests with those of the Company and its shareholders. The Plan is intended to permit the grant of both Options qualifying under Section 422 of the Code ('incentive stock options') and Options not so qualifying, and the grant of SARs, Stock Awards, and the deferral of income with respect to Options and Stock Awards in accordance with the Plan and procedures that may be established by the Administrator. No Option that is intended to be an incentive stock option shall be invalid for failure to qualify as an incentive stock option. The proceeds received by the Company from the sale of shares of Common Stock pursuant to this Plan shall be used for general corporate purposes.



                                  ARTICLE III
                                 ADMINISTRATION



     The Plan shall be administered by the Administrator. The Administrator shall have authority to grant Stock Awards, Options and SARs upon such terms (not inconsistent with the provisions of this Plan), as the Administrator may consider appropriate. Such terms may include conditions (in addition to those contained in this Plan), on the exercisability of all or any part of an Option or SAR or on the transferability or forfeitability of a Stock Award. Notwithstanding any such conditions, the Administrator may, in its discretion,
(i) accelerate the time at which any Option or SAR may be exercised, or the time at which a Stock Award may become transferable or nonforfeitable, or (ii) suspend the forfeiture of any award made under this Plan. In addition, the Administrator shall have complete authority to interpret all provisions of this Plan; to prescribe the form of Agreements and documents relating to the deferral of income with respect to Options and Stock Awards; to adopt, amend, and rescind rules and regulations pertaining to the administration of the Plan; and to make all other determinations necessary or advisable for the administration of this Plan. The express grant in the Plan of any specific power to the Administrator shall not be construed as limiting any power or authority of the Administrator. Any decision made, or action taken, by the Administrator or in connection with the administration of this Plan shall be final and conclusive. Neither the Administrator nor any member of the Committee shall be liable for any act done in good faith with respect to this Plan or any Agreement, Option, SAR or Stock Award. All expenses of administering this Plan shall be borne by the Company.



     The Committee, in its discretion, may delegate to one or more officers of the Company all or part of the Committee's authority and duties with respect to grants and awards to individuals who are not subject to the reporting and other provisions of Section 16 of the Exchange Act. The Committee may revoke or amend the terms of a delegation at any time but such action shall not invalidate any prior actions of the Committee's delegate or delegates that were consistent with the terms of the Plan.



                                   ARTICLE IV
                                  ELIGIBILITY



     Any employee of the Company or an Affiliate, any member of the Board (whether or not such Board member is employed by the Company or an Affiliate), and any other Person who provides services to the Company or an Affiliate is eligible to participate in this Plan if the Administrator, in its sole discretion, determines that such Person has contributed significantly or can be expected to contribute significantly to the profits or growth of the Company or an Affiliate.



                                   ARTICLE V
                          COMMON STOCK SUBJECT TO PLAN



5.01. Common Stock Issued



     Upon the award of Common Stock pursuant to a Stock Award, the Company may issue Common Stock from its authorized but unissued Common Stock. Upon the exercise of any Option or SAR, the Company may deliver to the Participant (or the Participant's broker if the Participant so directs), shares of Common Stock from its authorized but unissued Common Stock. On the distribution of deferred stock benefits in respect of a Stock Award or an Option that is not an incentive stock option, the Company may issue shares of Common Stock from its authorized but unissued Common Stock.



5.02. Aggregate Limit



     The maximum aggregate number of shares of Common Stock that may be issued under this Plan is 13,000,000 shares. The maximum aggregate number of shares of Common Stock that may be issued under this Plan as Stock Awards (or as the portion of a deferred stock benefit that represents forfeited shares of Common Stock subject to such awards) is 1.3 million shares. The maximum aggregate number of shares of Common Stock that may be issued under this Plan and the maximum number of shares of Common Stock that may be issued as Stock Awards (and Deferred Stock Benefits that represent forfeited shares of Common Stock subject to such awards) shall be subject to adjustment as provided in Article IX. Shares of Common Stock issued in settlement of a deferred stock benefit, and the shares of Common Stock subject to the Option or Stock Award or portion thereof with respect to which such deferred stock benefit was elected, shall be counted toward the foregoing limits only once (even in the case of shares subject to a Stock Award that are canceled in connection with a deferred stock benefit election).



5.03. Reallocation of Shares



     If an Option is terminated, in whole or in part, for any reason other than its exercise (including an exercise that results in a deferred stock benefit) or the exercise of a Corresponding SAR that is settled with shares of Common Stock, the number of shares allocated to the Option or portion thereof may be reallocated to other Options, SARs, and Stock Awards to be granted, and to deferred stock benefits to be distributed, under this Plan. If an SAR is terminated, in whole or in part, for any reason other than its exercise that is settled with shares of Common Stock or the exercise of a related Option, the number of shares of Common Stock allocated to the SAR or portion thereof may be reallocated to other Options, SARs, and Stock Awards to be granted, and deferred stock benefits to be distributed, under this Plan. If a Stock Award is forfeited, in whole or in part, for any reason (other than a cancellation that results in a deferred stock benefit), the number of shares of Common Stock allocated to the Stock Award or portion thereof may be reallocated to other Options, SARs, and Stock Awards to be granted, and deferred stock benefits to be distributed, under this Plan. If a deferred stock benefit is forfeited, in whole or in part, the number of shares of Common Stock allocated to the deferred stock benefit or portion thereof may be reallocated to other Options, SARs, and Stock Awards to be granted, and to the other deferred stock benefits to be distributed, under the Plan.



5.04. Individual Annual Aggregate Limit



     No Participant may be granted any combination of Options, SARs and Stock Awards in any calendar year covering more than an aggregate of 1,000,000 shares.



                                   ARTICLE VI
                                    OPTIONS



6.01. Award



     In accordance with the provisions of Article IV, the Administrator will designate each individual to whom an Option is to be granted and will specify the number of shares of Common Stock covered by such awards; provided, however, that no Participant may be granted Options in any calendar year covering more than 500,000 shares.



6.02. Option Price



     The price per share for shares of Common Stock purchased on the exercise of an Option shall be determined by the Administrator on the date of grant, but shall not be less than the Fair Market Value on the date the Option is granted in the case of an Option intended to qualify as an incentive stock option.



6.03. Maximum Option Period



     The maximum period in which an Option may be exercised shall be determined by the Administrator on the date of grant, except that no Option that is an incentive stock option shall be exercisable after the expiration of ten years from the date such Option was granted. The terms of any Option that is an incentive stock option may provide that it is exercisable for a period less than such maximum period.

6.04. Nontransferability



     Except as provided in Section 6.05, each Option granted under this Plan shall be nontransferable except by will or by the laws of descent and distribution. In the event of any transfer of an Option (by the Participant or his transferee), the Option and any Corresponding SAR that relates to such Option must be transferred to the same person or persons or entity or entities. Except as provided in Section 6.05, during the lifetime of the Participant to whom the Option is granted, the Option may be exercised only by the Participant. No right or interest of a Participant in any Option shall be liable for, or subject to, any lien, obligation, or liability of such Participant.



6.05. Transferable Options



     Section 6.04 to the contrary notwithstanding, if the Agreement provides, an Option that is not an incentive stock option may be transferred by a Participant to such persons or entities permitted under Securities Exchange Commission
Rule 16b-3 (Rule 16b-3) as in effect from time to time on such terms and conditions as may be permitted under Rule 16b-3 as in effect from time to time. The holder of an Option transferred pursuant to this Section shall be bound by the same terms and conditions that governed the Option during the period that it was held by the Participant; provided, however, that such transferee may not transfer the Option except by will or the laws of descent and distribution. In the event of any transfer of an Option (by the Participant or his transferee), the Option and any Corresponding SAR that relates to such Option must be transferred to the same person or persons or entity or entities.



6.06. Status as Employee or Service Provider



     For purposes of determining the applicability of Section 422 of the Code (relating to incentive stock options), or in the event that the terms of any Option provide that it may be exercised only during employment or service or within a specified period of time after termination of employment or service, the Administrator may decide to what extent leaves of absence for governmental or military service, illness, temporary disability, or other reasons shall not be deemed interruptions of continuous employment or service.



6.07. Exercise



     Subject to the provisions of this Plan and the applicable Agreement, an Option may be exercised in whole at any time or in part from time to time at such times and in compliance with such requirements as the Administrator shall determine; provided, however, that incentive stock options (granted under the Plan and all plans of the Company and its Affiliates) may not be first exercisable in a calendar year for shares of Common Stock having a Fair Market Value (determined as of the date an Option is granted) exceeding $100,000. An Option granted under this Plan may be exercised with respect to any number of whole shares less than the full number for which the Option could be exercised. A partial exercise of an Option shall not affect the right to exercise the Option from time to time in accordance with this Plan and the applicable Agreement with respect to the remaining shares subject to the Option. The exercise of an Option shall result in the termination of any Corresponding SAR to the extent of the number of shares with respect to which the Option is exercised.



6.08. Payment



     Subject to rules established by the Administrator and unless otherwise provided in an Agreement, payment of all or part of the Option price may be made in cash, a cash equivalent acceptable to the Administrator, or with shares of Common Stock. If shares of Common Stock are used to pay all or part of the Option price, the sum of the cash and cash equivalent and the Fair Market Value (determined as of the day preceding the date of exercise) of the shares surrendered must not be less than the Option price of the shares for which the Option is being exercised.



6.09. Change in Control



     Section 6.07 to the contrary notwithstanding, each outstanding Option shall be fully exercisable (in whole or in part at the discretion of the holder) on and after a Control Change Date.

6.10. Shareholder Rights



     No Participant shall have any rights as a shareholder with respect to shares subject to his Option until the date of exercise of such Option.



6.11. Disposition of Shares



     A Participant shall notify the Company of any sale or other disposition of shares acquired pursuant to an Option that was an incentive stock option if such sale or disposition occurs (i) within two years of the grant of an Option or
(ii) within one year of the issuance of shares to the Participant. Such notice shall be in writing and directed to the Secretary of the Company.



6.12. Deferred Stock Benefits



     If permitted by the Administrator, and in accordance with any procedures so established, a Participant may elect to defer all or part of the gain attributable to the exercise of an Option that is not an incentive stock option and thereby elect a deferred stock benefit, which shall be payable in shares of Common Stock, on the terms specified by the Administrator. The terms and conditions of such an election and the deferred stock benefit shall be determined by the Administrator.



                                  ARTICLE VII
                                      SARS



7.01. Award



     In accordance with the provisions of Article IV, the Administrator will designate each individual to whom SARs are to be granted and will specify the number of shares of Common Stock covered by such awards; provided, however, that no Participant may be granted SARs in any calendar year covering more than 500,000 shares of Common Stock. For purposes of the foregoing limits, an Option and Corresponding SAR shall be treated as a single award. In addition no Participant may be granted Corresponding SARs (under all incentive stock option plans of the Company and its Affiliates) that are related to incentive stock options which are first exercisable in any calendar year for shares of Common Stock having an aggregate Fair Market Value (determined as of the date the related Option is granted) that exceeds $100,000.



7.02. Maximum SAR Period



     The term of each SAR shall be determined by the Administrator on the date of grant, except that no Corresponding SAR that is related to an incentive stock option shall have a term of more than ten years from the date such related Option was granted. The terms of any Corresponding SAR that is related to an incentive stock option may provide that it has a term that is less than such maximum period.



7.03. Nontransferability



     Except as provided in Section 7.04, each SAR granted under this Plan shall be nontransferable except by will or by the laws of descent and distribution. In the event of any such transfer, a Corresponding SAR and the related Option must be transferred to the same person or persons or entity or entities. During the lifetime of the Participant to whom the SAR is granted, the SAR may be exercised only by the Participant. No right or interest of a Participant in any SAR shall be liable for, or subject to, any lien, obligation, or liability of such Participant.



7.04. Transferable SARs



     Section 7.03 to the contrary notwithstanding, if the Agreement provides, an SAR, other than a Corresponding SAR that is related to an incentive stock option, may be transferred by a Participant to any person or entity permitted under Rule 16b-3 as in effect from time to time on such terms and conditions as may be permitted under Rule 16b-3 as in effect from time to time. The holder of an SAR transferred pursuant to this Section shall be bound by the same terms and conditions that governed the

SAR during the period that it was held by the Participant; provided, however, that such transferee may not transfer the SAR except by will or the laws of descent and distribution. In the event of any transfer of a Corresponding SAR (by the Participant or his transferee), the Corresponding SAR and the related Option must be transferred to the same person or person or entity or entities.



7.05. Exercise



     Subject to the provisions of this Plan and the applicable Agreement, an SAR may be exercised in whole at any time or in part from time to time at such times and in compliance with such requirements as the Administrator shall determine; provided, however, that a Corresponding SAR that is related to an incentive stock option may be exercised only to the extent that the related Option is exercisable and only when the Fair Market Value exceeds the option price of the related Option. An SAR granted under this Plan may be exercised with respect to any number of whole shares less than the full number for which the SAR could be exercised. A partial exercise of an SAR shall not affect the right to exercise the SAR from time to time in accordance with this Plan and the applicable Agreement with respect to the remaining shares subject to the SAR. The exercise of a Corresponding SAR shall result in the termination of the related Option to the extent of the number of shares with respect to which the SAR is exercised.



7.06. Change in Control



     Section 7.05 to the contrary notwithstanding, each outstanding SAR shall be fully exercisable (in whole or in part at the discretion of the holder) on and after a Control Change Date.



7.07. Status as Employee or Service Provider



     If the terms of any SAR provide that it may be exercised only during employment or service or within a specified period of time after termination of employment or service, the Administrator may decide to what extent leaves of absence for governmental or military service, illness, temporary disability or other reasons shall not be deemed interruptions of continuous employment or service.



7.08. Settlement



     At the Administrator's discretion, the amount payable as a result of the exercise of an SAR may be settled in cash, shares of Common Stock, or a combination of cash and Common Stock. No fractional share will be deliverable upon the exercise of an SAR but a cash payment will be made in lieu thereof.



7.09. Shareholder Rights



     No Participant shall, as a result of receiving an SAR, have any rights as a shareholder of the Company or any Affiliate until the date that the SAR is exercised and then only to the extent that the SAR is settled by the issuance of Common Stock.



                                  ARTICLE VIII
                                  STOCK AWARDS



8.01. Award



     In accordance with the provisions of Article IV, the Administrator will designate each individual to whom a Stock Award is to be made and will specify the number of shares covered by such awards; provided, however, that no Participant may receive Stock Awards in any calendar year for more than 200,000 shares.



8.02. Vesting



     The Administrator, on the date of the award, may prescribe that a Participant's rights in a Stock Award shall be forfeitable or otherwise restricted for a period of time or subject to such conditions as may be set forth in the Agreement.

8.03. Performance Objectives



     In accordance with Section 8.02, the Administrator may prescribe that Stock Awards will become vested or transferable or both based on objectives stated with respect to the Company's return on equity, earnings per share, total earnings, earnings growth, return on capital, Fair Market Value, Common Stock price appreciation, or such other measures as may be selected by the Administrator. If the Administrator, on the date of award, prescribes that a Stock Award shall become nonforfeitable and transferable only upon the attainment of performance objectives, the shares subject to such Stock Award shall become nonforfeitable and transferable only to the extent that the Administrator certifies that such objectives have been achieved.



8.04. Status as Employee or Service Provider



     In the event that the terms of any Stock Award provide that shares may become transferable and nonforfeitable thereunder only after completion of a specified period of employment or service, the Administrator may decide in each case to what extent leaves of absence for governmental or military service, illness, temporary disability, or other reasons shall not be deemed interruptions of continuous employment or service.



8.05. Change in Control



     Sections 8.02, 8.03 and 8.04 to the contrary notwithstanding, each outstanding Stock Award shall be transferable and nonforfeitable on and after a Control Change Date.



8.06. Shareholder Rights



     Prior to their forfeiture (in accordance with the applicable Agreement and while the shares of Common Stock granted pursuant to the Stock Award may be forfeited or are nontransferable), a Participant will have all rights of a shareholder with respect to a Stock Award, including the right to receive dividends and vote the shares; provided, however, that during such period (i) a Participant may not sell, transfer, pledge, exchange, hypothecate, or otherwise dispose of shares granted pursuant to a Stock Award, (ii) the Company shall retain custody of the certificates evidencing shares granted pursuant to a Stock Award, and (iii) the Participant will deliver to the Company a stock power, endorsed in blank, with respect to each Stock Award. The limitations set forth in the preceding sentence shall not apply after the shares granted under the Stock Award are transferable and are no longer forfeitable.



8.07. Deferred Stock Benefits



     If permitted by the Administrator, and in accordance with any procedures so established, a Participant may elect to forfeit all or a portion of a Stock Award and thereby elect to receive a deferred stock benefit which shall be payable in shares of Common Stock, on the terms specified by the Administrator, in lieu of such forfeited Stock Award or portion thereof. The terms and conditions of such an election and the deferred stock benefit shall be determined by the Administrator.



                                   ARTICLE IX
                     ADJUSTMENT UPON CHANGE IN COMMON STOCK



     The maximum number of shares as to which Options, SARs, and Stock Awards may be granted and the maximum number of shares that may be distributed as deferred stock benefits pursuant to this Plan; the terms of outstanding Stock Awards, Options, and SARs and undistributed deferred stock benefits; and the per individual limitations on the number of shares of Common Stock for which Options, SARs, and Stock Awards may be granted shall be adjusted as the Committee shall determine to be equitably required in the event that (i) the Company (a) effects one or more stock dividends, stock split-ups, subdivisions or consolidations of shares or (b) engages in a transaction to which
Section 424 of the Code applies or, (ii) there occurs any other event which, in the judgment of the Committee necessitates such action. Any determination made under this Article IX by the Committee shall be final and conclusive.

     The issuance by the Company of stock of any class, or securities convertible into stock of any class, for cash or property, or for labor or services, either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of stock or obligations of the Company convertible into such stock or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the maximum number of shares as to which Options, SARs, and Stock Awards may be granted or the maximum number of shares that may be distributed as deferred stock benefits; the per individual limitations on the number of shares for which Options, SARs, and Stock Awards may be granted; or the terms of outstanding Stock Awards, Options, or SARs or undistributed deferred stock benefits.



     The Committee may make Stock Awards and may grant Options and SARs in substitution for performance shares, phantom shares, stock awards, stock options, stock appreciation rights, or similar awards held by an individual who becomes an employee of the Company or an Affiliate in connection with a transaction described in the first paragraph of this Article IX. Notwithstanding any provision of the Plan (other than the limitation of Section 5.02), the terms of such substituted Stock Awards, Option or SAR grants shall be as the Committee, in its discretion, determines is appropriate.



                                   ARTICLE X
             COMPLIANCE WITH LAW AND APPROVAL OF REGULATORY BODIES



     No Option or SAR shall be exercisable, no shares of Common Stock shall be issued, no certificates for shares of Common Stock shall be delivered, and no payment shall be made under this Plan except in compliance with all applicable federal and state laws and regulations (including, without limitation, withholding tax requirements), any listing agreement to which the Company is a party, and the rules of all domestic stock exchanges on which the Company's shares may be listed. The Company shall have the right to rely on an opinion of its counsel as to such compliance. Any stock certificate issued to evidence shares of Common Stock when a Stock Award is granted, a deferred stock benefit is distributed or for which an Option or SAR is exercised may bear such legends and statements as the Administrator may deem advisable to assure compliance with federal and state laws and regulations. No Option or SAR shall be exercisable, no Stock Award shall be granted, no shares of Common Stock shall be issued, no certificate for shares of Common Stock shall be delivered, and no payment shall be made under this Plan until the Company has obtained such consent or approval as the Administrator may deem advisable from regulatory bodies having jurisdiction over such matters.



                                   ARTICLE XI
                               GENERAL PROVISIONS



11.01. Effect on Employment and Service



     Neither the adoption of this Plan, its operation, nor any documents describing or referring to this Plan (or any part thereof), shall confer upon any individual any right to continue in the employ or service of the Company or an Affiliate or in any way affect any right and power of the Company or an Affiliate to terminate the employment or service of any individual at any time with or without assigning a reason therefor.



11.02. Unfunded Plan



     The Plan, insofar as it provides for grants, shall be unfunded, and the Company shall not be required to segregate any assets that may at any time be represented by grants under this Plan. Any liability of the Company to any person with respect to any grant under this Plan shall be based solely upon any contractual obligations that may be created pursuant to this Plan. No such obligation of the Company shall be deemed to be secured by any pledge of, or other encumbrance on, any property of the Company.

11.03. Rules of Construction



     Headings are given to the articles and sections of this Plan solely as a convenience to facilitate reference. The reference to any statute, regulation, or other provision of law shall be construed to refer to any amendment to or successor of such provision of law.



                                  ARTICLE XII
                                   AMENDMENT



     The Board may amend or terminate this Plan from time to time; provided, however, that no amendment may become effective until shareholder approval is obtained if the amendment increases the aggregate number of shares of Common Stock that may be issued under the Plan. No amendment shall, without a Participant's consent, adversely affect any rights of such Participant under any Stock Award, Option, or SAR, outstanding, or deferred stock benefit that is undistributed, at the time such amendment is made.



                                  ARTICLE XIII
                                DURATION OF PLAN



     No Stock Award, Option or SAR, may be granted under this Plan after October 1, 2009. Stock Awards, Options, and SARs granted before that date, and deferred stock benefits elected by a Participant before that date, shall remain valid in accordance with their terms.



                                  ARTICLE XIV
                             EFFECTIVE DATE OF PLAN



     Options, SARs, and Stock Awards may be granted under this Plan upon its adoption by the Board; provided that, unless this Plan is approved by a majority of the votes cast by the Company's shareholders, voting either in person or by proxy, at a duly held shareholders' meeting at which a quorum is present, no Option or SAR shall be exercisable and no Stock Award shall be effective.

                                  APPENDIX 1

                                     PROXY

                      EXECUTONE INFORMATION SYSTEMS, INC.
              478 WHEELERS FARMS ROAD, MILFORD, CONNECTICUT 06460
     THIS PROXY IS SOLICITED ON BEHALF OF THE EXECUTONE BOARD OF DIRECTORS


     The undersigned hereby appoints Stanley J. Kabala, Edward W. Stone, Jr. and Barbara C. Anderson, or any of them, with full power of substitution in each, Proxies, to vote all the shares of common stock of EXECUTONE Information Systems, Inc. held of record by the undersigned at the close of business on November 16, 1999, at the Annual Meeting of Shareholders to be held at the Holiday Inn Select, 700 Main Street, Stamford, Connecticut 06901, on December 14, 1999, at 10:00 a.m., or at any adjournment or postponement of the meeting.


                  (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

                     PLEASE MARK, DATE, SIGN AND MAIL YOUR
                      PROXY CARD BACK AS SOON AS POSSIBLE.


                         ANNUAL MEETING OF SHAREHOLDERS
                      EXECUTONE INFORMATION SYSTEMS, INC.


                               DECEMBER 14, 1999

--------------------------------------------------------------------------------
[x]  Please mark your votes as in this example


--------------------------------------------------------------------------------

                                                FOR       AGAINST     ABSTAIN
                                               -----      -------     --------
1. The proposal to authorize, approve and
   adopt an asset purchase agreement, dated
   October 17, 1999, among Executone,
   Inter-Tel, Incorporated and Executone
   Inter-Tel Business Information Systems,       [  ]        [   ]        [   ]
   Inc. Under this agreement, Executone will
   sell all of the assets of its computer
   telephony business to Inter-Tel under the
   terms set forth in the agreement.

2. The proposal to authorize, approve and
   adopt an amendment to Executone's
   Articles of Incorporation, as amended, to
   change the company's name from EXECUTONE      [  ]        [   ]        [   ]
   Information Systems, Inc. to eLOT, Inc.,
   subject to the closing of the sale of the
   computer telephony business.

3. The proposal to authorize, approve and
   adopt an amendment to Executone's
   Articles of Incorporation, as amended, to
   increase the number of shares of              [  ]        [   ]        [   ]
   Executone common stock that Executone is
   authorized to issue from 80,000,000
   shares to 130,000,000 shares.

4. To elect Stanley J. Kabala, Robert A.
   Berman, Philip Gunn, Jerry M. Seslowe and
   John P. Hectus as directors of Executone      [  ]        [   ]        [   ]
   to serve until the next annual meeting of
   shareholders.

   INSTRUCTION: To withhold authority to
   vote for any such nominee(s), write the
   name(s) of the nominee(s) in the space        [  ]        [   ]        [   ]
   provided below:

   -------------------------------------------------

5. The proposal to adopt the EXECUTONE
   Information Systems, Inc. 1999 Stock          [  ]        [   ]        [   ]
   Incentive Plan.


6. In their discretion, the Proxies are
   authorized to vote upon such other            [  ]        [   ]        [   ]
   business as may properly come before the
   meeting.

   PLEASE MARK, SIGN, DATE AND RETURN THIS
   PROXY CARD PROMPTLY USING THE ENCLOSED
   ENVELOPE.

   THE PROXY, WHEN PROPERLY EXECUTED, WILL
   BE VOTED IN THE MANNER DIRECTED HEREIN BY
   THE UNDERSIGNED SHAREHOLDER.

   IF NO DIRECTION IS MADE, THIS PROXY WILL
   BE VOTED FOR PROPOSALS 1, 2, 3, 4 AND 5.



SIGNATURE ________________ DATE________  SIGNATURE ________________    DATE________
                                                   SIGNATURE IF HELD JOINTLY

NOTE: Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in the full corporate name by the President or other authorized officer. If a partnership, please sign in partnership name by authorized person.